UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
UNITIL CORPORATION
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Unitil Corporation

2025 Proxy Statement

Notice of Annual Meeting of Shareholders

Wednesday, April 30, 2025

11:30 a.m. EDT

Hampton, New Hampshire

March 28, 2025

Dear Fellow Shareholder,

I am pleased to invite you to the Unitil Corporation Annual Meeting of Shareholders to be held on Wednesday, April 30, 2025, at 11:30 a.m. EDT, at our corporate headquarters, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

This year, we are asking shareholders to vote on the election of four directors and on the ratification of the selection of independent registered public accountants for fiscal year 2025. Also, this year, shareholders will be presented with an advisory vote on executive compensation.

Your vote is very important. We encourage you to vote to ensure that your voice is represented at the meeting, and to play a part in our future. The enclosed proxy materials provide important information to assist you with your voting decisions and instructions to submit your vote.

I would like to thank you for choosing to invest in Unitil Corporation. Throughout 2024, we honored our commitments to our shareholders, customers, employees, local communities and partners by investing in people, technology, and assets, delivering exceptional customer service, and producing strong financial results. Looking forward, our disciplined approach to operating excellence, financial integrity, and strategy execution will continue to support those commitments.

On behalf of the Board of Directors and management of Unitil Corporation, thank you for your continued support and confidence in 2025.

Sincerely,

Thomas P. Meissner, Jr.

Chairman of the Board and

Chief Executive Officer

Hampton, New Hampshire March 28, 2025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Unitil Corporation (the “Company”) 2025 Annual Meeting of Shareholders will be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720, on Wednesday, April 30, 2025, at 11:30 a.m. EDT for the following purposes:

1.	Election of four Directors of the Company in Class I, nominated by the Board of Directors, each to serve a term of three years;

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;

3.	Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

4.	Transaction of any other business as may properly be brought before the meeting.

The Board of Directors set February 21, 2025, as the date for determining holders of record of common stock who are entitled to notice of and to vote at the meeting or at any adjournments or postponements of the meeting. The Board of Directors has directed the Company to prepare this notice, the accompanying proxy statement, and the accompanying annual report, and to send them to you.

By Order of the Board of Directors,

Sandra L. Whitney

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, APRIL 30, 2025

This notice, the accompanying proxy statement and the accompanying annual report to shareholders are available for shareholders to view at www.proxydocs.com/UTL.

YOUR VOTE IS IMPORTANT

Your vote is important. To ensure a quorum is present at the Annual Meeting of Shareholders, please be sure your shares are represented at the meeting.

You may vote in one of the following ways:

Shareholders of Record		Beneficial Holders

By Mail	Sign, date and return the enclosed proxy card (a self-addressed envelope is enclosed for your convenience)	By Mail	Direct your bank, broker or other nominee on how to vote your shares in accordance with the instructions provided to you.
Via the Internet (in advance of the meeting)	Submit your proxy at www.investorvote.com/UTL	Via the Internet (in advance of the meeting)

In Person at the Meeting	A meeting ballot will be provided for voting at the meeting.	In Person at the Meeting	A LEGAL PROXY IS REQUIRED, which can be obtained from your bank broker or other nominee; a meeting ballot will be provided for voting at the meeting.
If for any reason you desire to revoke or change your proxy, you may do so at any time prior to the meeting by following the procedures described in the accompanying proxy statement or at the meeting.

If for any reason you desire to revoke or change your voting instructions, you must contact your bank, broker or other nominee and follow its procedures for revoking or changing your voting instructions.

ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS

All shareholders are invited to attend the Annual Meeting of Shareholders. However, to ensure that the meeting remains orderly and secure, you must follow certain procedures for admittance.

Attending in Person

Shareholders of record will need to provide their name and government-issued picture identification. Beneficial owners will need to provide a copy of an account statement from the bank, broker or nominee holding the shares as proof of ownership as of the Record Date, as well as government-issued picture identification. The safety of our employees and all invited guests and visitors is of primary importance. If you should elect to attend the Annual Meeting in person, you will be expected to follow all directions from Company personnel while inside our corporate office.

PROXY STATEMENT

FORWARD LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding our financial position, business strategy and other plans and objectives for our future operations These statements include declarations regarding our beliefs and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2024.

  Unitil Corporation

  6 Liberty Lane West

  Hampton, NH 03842-1720

March 28, 2025

PROXY STATEMENT

Unitil Corporation (“Unitil” or the “Company”) is providing this proxy statement and the accompanying annual report (which includes the Company’s Annual Report on Form 10-K for fiscal year 2024) to shareholders in connection with our 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Board of Directors (the “Board”) is soliciting your designation of a proxy to vote your shares at the Annual Meeting. As a shareholder of Unitil, you are invited to the Annual Meeting, as well as entitled and requested to vote (if you are a shareholder of record) or to provide voting instructions (if you beneficially own your shares in street name) on the proposals described in this proxy statement. This proxy statement provides information to assist you in voting your shares or providing voting instructions with respect to your shares.

Unitil has the following subsidiaries, which are referred to throughout this proxy statement: Bangor Natural Gas Company (“Bangor”); Fitchburg Gas and Electric Light Company (“Fitchburg”); Granite State Gas Transmission, Inc. (“Granite”); Northern Utilities, Inc. (“Northern”); Unitil Energy Systems, Inc. (“Unitil Energy”); Unitil Power Corp.; Unitil Realty Corp.; Unitil Resources, Inc.; and Unitil Service Corp.

We may also refer to Unitil as “we” or “our” or “us” throughout this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on Wednesday, April 30, 2025, at 11:30 a.m. EDT, at our corporate office, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

Anticipated Mailing Date

We anticipate first mailing definitive copies of this proxy statement, the accompanying proxy card, and the accompanying annual report to shareholders on or about March 28, 2025.

2025 ANNUAL MEETING SUMMARY

This year, we are seeking your vote on the following proposals:

1)

Election of four Directors of the Company in Class I. The Board has nominated Anne L. Alonzo, Katherine Kountze, Jane Lewis-Raymond, and David A. Whiteley for election to the Board, each to serve a term of three years. The Board recommends a vote FOR these nominees. Information on Proposal No. 1 is included in the section entitled Proposal 1: Election of Directors.

2)

Ratification of the selection of Unitil’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2025. The Board recommends a vote FOR this proposal. Information on Proposal No. 2 is included in the section entitled Proposal 2: Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2025.

3)

Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The Board recommends a vote FOR this proposal. Information on Proposal No. 3 is included in the section entitled Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

4)	Transaction of any other business that may properly be brought before the Annual Meeting.

RECORD DATE & NUMBER OF SHARES OUTSTANDING
You are entitled to receive notice of and to vote at the Annual Meeting if you owned shares of Unitil common stock as of the close of business on February 21, 2025 (the “Record Date”). As of the Record Date, there were 16,246,135 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.	Record Date: February 21, 2025 Shares Outstanding: 16,246,135

QUORUM & REQUIRED VOTE

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to conduct the Annual Meeting. This is referred to as a quorum.

If a quorum is present, the nominees standing for election as a Director will be elected by a plurality of the votes cast by the shareholders. Votes withheld and broker non-votes will not be counted toward the achievement of a plurality. Additional information concerning the election of directors appears in the sections entitled Corporate Governance – Resignation Policy and Proposal 1 – Election of Directors. With respect to all other matters that may come before the Annual Meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action. Therefore, abstentions and broker non-votes will have no effect on the other matters. Representatives of our transfer agent will count the votes and certify the results.

VOTING RIGHTS & PROCEDURES

As an owner of Unitil common stock, it is your legal right to vote (or to provide voting instructions) on all matters to be considered at a shareholder meeting. We hope you will exercise your legal right and fully participate as a shareholder in the Annual Meeting. You may cast one vote for each share of common stock that you own on all matters presented at the Annual Meeting.

The Board has selected and approved Robert B. Hevert, Daniel J. Hurstak, and Thomas P. Meissner, Jr. as proxies for the Annual Meeting to vote your shares in the manner that you specify on the proxy card or via the Internet, or if you do not give any specification on your proxy card or submitted proxy with respect to a matter, FOR such matter. Your designation of a proxy will not affect your right to attend the Annual Meeting and vote at the meeting.

Record Holders

If your shares of common stock were registered directly in your name with our transfer agent as of the Record Date, then you are considered a shareholder of record of the shares (a “Record Holder”) and we have sent the proxy materials and the accompanying proxy card directly to you.

Beneficial Holders

If your shares of common stock were registered in the name of a bank, broker or other nominee as of the Record Date, then you are considered a beneficial owner (“Beneficial Holder”) of the shares that are registered in street name, and your bank, broker or other nominee has sent this proxy statement and voting instructions to you. As a Beneficial Holder, your shares may be voted even if voting instructions are not provided.

Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of the selection of our independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2025 is considered a routine matter. When a proposal is not routine and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please note that, under NYSE rules, this means that brokers may not vote your shares on Proposals 1 and 3 at the 2025 Annual Meeting if you have not given specific instructions as to how to vote to the broker. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

ENERGY FOR LIFE

A MESSAGE FROM TOM MEISSNER, CHAIRMAN & CHIEF EXECUTIVE OFFICER

This is a dynamic and exciting time for our industry, and the last 10 years have been truly transformational for both our Company and the industry as a whole. For our Company, 2024 was a year of remarkable achievement. We delivered record-setting financial and operational performance while advancing our strategic priorities and accelerating investments to modernize our energy systems. We believe these accomplishments, combined with our acquisition of Bangor Natural Gas Company (“Bangor”) and strong growth in our existing operating companies, positions our Company for long-term sustainable growth in the years ahead.

Operationally, we once again achieved outstanding results in electric reliability and gas emergency response, and maintained our exceptional track record in gas pipeline safety. Customer satisfaction continues to be first-rate as we were again the top ranked utility company in the northeast. These accomplishments reflect strong leadership, commitment to financial integrity and operational excellence, informed management of risk and strategic planning, and our persistent drive to advance new technologies as we work towards the greater goal of a clean energy future. I am very proud of our collective accomplishments in a challenging, yet exciting, year.

As I reflect on 2024, it is inspiring to witness the remarkable ability of our Company and our employees to adapt, innovate, and thrive in an evolving and complex energy landscape. There were both significant opportunities and unique challenges in 2024, from accelerating the clean energy transition to navigating ongoing economic uncertainty and completing the acquisition of Bangor. In spite of it all, we remained focused on the core elements of our business—outstanding operational and financial results, exceptional service to our customers, and strategic innovation for long-term, sustainable growth. Our industry is evolving, and as we continue to focus on these initiatives, we believe our Company will be ideally positioned to succeed today and thrive for years to come.

Over the last decade, our Company has grown and prospered. As we move forward, I am confident that the initiatives and actions we are taking now will shape the successes of tomorrow. It is truly an exciting time to be a part of the energy industry, and I am so pleased you have chosen to share in our journey.

On behalf of the Board of Directors and management, thank you for your continued trust and support. If the last decade is any indicator, the future is indeed bright.

-	Thomas P. Meissner, Jr.

March 28, 2025

VISION, MISSION & VALUES

VISION Our vision is to transform the way people meet their evolving energy needs to create a clean and sustainable future.	MISSION Our mission is to safely and reliably deliver energy for life and provide our customers with affordable and sustainable energy solutions.

VALUES

Our values are grouped into four important components: Respect, Integrity, Stewardship and Excellence, otherwise known as “RISE”. Together, these value categories are key to our corporate responsibilities to our employees, our customers and communities, the environment, and society as a whole.

ACTING ON OUR VALUES

Our RISE values represent the principles that guide our actions, but they are only as effective as they are meaningful and measurable. Continued focus on the importance of these values will drive our commitment to deliver ‘energy for life’ and the achievement of a clean and sustainable energy future for all of our stakeholders.

DESCRIPTION OF MANAGEMENT

The table below shows Executive Officers’ biographical information as of the date of this proxy statement, including the Named Executive Officers.

MANAGEMENT INFORMATION TABLE

Name and Principal Position	Age	Description

Thomas P. Meissner, Jr. Chairman of the Board & Chief Executive Officer	62

Mr. Meissner has been Unitil’s chairman of the Board and chief executive officer since April 2018. Mr. Meissner also held the position of president of the Company from April 2018 until May 2023. Mr. Meissner served as Unitil’s senior vice president and chief operating officer from June 2005 until April 2018, and as senior vice president, operations, from February 2003 through June 2005. Mr. Meissner joined Unitil in 1994 and served as director of engineering from 1998 to 2003.

Robert B. Hevert President & Chief Administrative Officer	64

Mr. Hevert has been Unitil’s president and chief administrative officer since May 2023. Mr. Hevert previously served as senior vice president, chief financial officer and treasurer from July 2020 until May 2023. Prior to joining Unitil, Mr. Hevert most recently served as partner and practice area leader of rates, regulation and planning at ScottMadden, Inc. (“ScottMadden”) where he practiced since June 2016. Prior to ScottMadden, Mr. Hevert was founder and managing partner of Sussex Economic Advisors, LLC from 2012 until it was acquired by ScottMadden in June 2016, and also president of Concentric Energy Advisors, Inc. from 2002 until 2012. Mr. Hevert also served in several senior consulting and management positions prior to 2002. Mr. Hevert is a CFA® Charterholder.

Daniel J. Hurstak Senior Vice President, Chief Financial Officer & Treasurer	44

Mr. Hurstak has been Unitil’s senior vice president, chief financial officer and treasurer since May 2023. Mr. Hurstak previously served as chief accounting officer and controller from March 2020 until May 2023. Prior to joining Unitil, Mr. Hurstak served as vice president, corporate accounting, at Fidelity Investments (“Fidelity”) from June 2016 until February 2020. Prior to Fidelity, Mr. Hurstak was a senior manager at PricewaterhouseCoopers LLP (“PwC”) from September 2009 until May 2016, and also began his career at PwC in September 2001. Mr. Hurstak is a Certified Public Accountant in the Commonwealth of Massachusetts.

Todd R. Diggins Chief Accounting Officer & Controller	50

Mr. Diggins has been Unitil’s chief accounting officer and controller since May 2023. Mr. Diggins also served as director of finance from July 2018 until May 2023, and treasurer of Unitil’s subsidiary companies from April 2020 through May 2023. Mr. Diggins also held the positions of corporate accounting manager, senior accountant, and several other positions within the accounting group since joining Unitil in May of 1998. Mr. Diggins is a Certified Public Accountant in the State of New Hampshire.

Name and Principal Position	Age	Description

Justin Eisfeller Vice President & Chief Technology Officer	58

Mr. Eisfeller has been Unitil’s chief technology officer since May 2021, and vice president of information technology since January 2017. Mr. Eisfeller joined Unitil in 2002 and served as director of engineering from 2003 through 2008, and as director of energy measurement and control from 2009 through 2016. Prior to joining Unitil, Mr. Eisfeller had 15 years’ experience as an engineer and manager. Mr. Eisfeller is a registered professional engineer in New Hampshire.

Christopher J. LeBlanc Senior Vice President, Gas Operations	58

Mr. LeBlanc has been Unitil’s senior vice president of gas operations since July 2024, and also served as vice president from January 2017 until July 2024. Mr. LeBlanc joined Unitil in 2000 and served as director of gas operations from 2008 until January 2017, and in several other gas operations management positions from 2000 until 2008.

Sandra L. Whitney Corporate Secretary	61

Ms. Whitney has been Unitil’s corporate secretary and secretary of the Board since February 2003. Ms. Whitney joined Unitil in 1990 and has also served as the corporate secretary of Unitil’s subsidiary companies since 1994.

SHARE OWNERSHIP

The following table sets forth information on the beneficial ownership of our common stock as of the Record Date, by (i) each person known to us to be the beneficial owner of more than five percent of our common stock, (ii) each Director and nominee for Director, (iii) each executive officer named in the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers (the “Named Executive Officers”) and (iv) all Directors and executive officers of Unitil as a group. Except as otherwise indicated, to our knowledge, the beneficial owners listed have sole voting and sole dispositive power with respect to the shares beneficially owned by them. The address of each of Unitil’s Directors and executive officers is c/o Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

BENEFICIAL OWNERSHIP

Name of Beneficial Owner	Common Stock	Restricted Stock Units	Percent of Class

5% Owners:

BlackRock, Inc. (1)
50 Hudson Yards, New York, NY 10001	2,932,304	—	18.2%

The Vanguard Group (2)
100 Vanguard Boulevard, Malvern, PA 19355	1,273,199	—	7.9%

Directors and Nominees: (3) (4)

Anne L. Alonzo	1,276	1,593	*

Neveen F. Awad	3,779	—	*

Winfield S. Brown	5,288	3,619	*

Mark H. Collin	56,402	—	*

Suzanne Foster	9,699	—	*

Edward F. Godfrey (5)	13,289	12,082	*

Michael B. Green	5,530	22,959	*

Katherine Kountze (6)	—	—	*

Jane Lewis-Raymond	281	—	*

Justine Vogel	9,699	—	*

David A. Whiteley	8,598	12,082	*

Named Executive Officers: (3)

Thomas P. Meissner, Jr. (7)	132,150	—	*

Robert B. Hevert (8)	26,951	—	*

Name of Beneficial Owner	Common Stock	Restricted Stock Units	Percent of Class

Daniel J. Hurstak (9)	14,677	—	*

Justin Eisfeller (10)	17,444	—	*

Christopher J. LeBlanc (11)	19,977	—	*

All Directors and Executive Officers as a Group (18 Persons) (3) (12)	330,106	50,743	2.03%

*	Represents less than 1% of the Company’s outstanding common stock.

NOTES:

(1)

Information obtained from the most recent Schedule 13G/A filed by BlackRock, Inc. on behalf of itself, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors [1], BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management, LLC, and BlackRock Fund Managers Ltd with the Securities and Exchange Commission on January 19, 2024. BlackRock, Inc. is the beneficial owner of 2,932,304 shares of common stock, of which it has sole voting power with respect to 2,898,482 shares and sole dispositive power with respect to 2,932,304 shares.

(2)

Information obtained from the most recent Schedule 13G/A filed by The Vanguard Group with the Securities and Exchange Commission on February 13, 2024. The Vanguard Group is the beneficial owner of 1,273,199 shares of common stock, of which it has shared voting power with respect to 16,122 shares, shared dispositive power with respect to 31,281 shares, and sole dispositive power with respect to 1,241,918 shares. The Vanguard Group filed Schedule 13F with the Securities and Exchange Commission on February 14, 2025. As of December 31, 2024, The Vanguard Group is the beneficial owner of 1,257,604 shares, or 7.7%, of common stock. Voting and dispositive power is not disclosed on Schedule 13F.

(3)	Based on information furnished to Unitil by its Directors, executive officers, and by Ms. Kountze, a Director nominee standing for election at the Annual Meeting.

(4)

Restricted Stock Units (“RSUs”) are granted to the Directors who have elected to receive RSUs in lieu of common stock as the equity portion of the annual retainer for Board service for the particular year. RSUs will settle as 70% stock and 30% cash upon retirement or other separation from the Board. RSUs were granted annually from October 2012 through and including October 2024 and include cumulative dividend equivalents earned as of December 31, 2024. If a Director is subject to the specified employee payment provision in Section 409A of the Internal Revenue Code, payment of the RSUs may be delayed for six months and the RSUs would not be paid within 60 days of the Record Date.

(5)	Mr. Godfrey will be retiring from the Board on April 30, 2025. He will not stand for re-election at the Annual Meeting as he has reached the required age for retirement.

(6)

Ms. Kountze is a Director nominee for election to the Board who has not yet served as member of the Board. Additional information about Ms. Kountze can be found in this proxy statement in the section entitled Proposal 1: Election of Directors.

(7)

Included are 2,645 shares that are held in trust for Mr. Meissner under the terms of Unitil’s Tax Deferred Savings and Investment Plan (the “401(k)”). Mr. Meissner has sole voting and dispositive power only with respect to the shares credited to his account. Also included are 40,309 shares of unvested restricted stock granted under the terms and conditions of the Company’s Third Amended and Restated 2003 Stock Plan (the “Third Amended Stock Plan”).

[1]

BlackRock Fund Advisors filed Schedule 13F with the Securities and Exchange Commission on February 14, 2025. As of December 31, 2024, BlackRock Fund Advisors is the beneficial owner of 2,752,662 shares, or 17.0%, of common stock. Voting and dispositive power is not disclosed on Schedule 13F.

(8)	Included are 16,024 shares of unvested restricted stock granted under the terms and conditions of the Third Amended Stock Plan.

(9)	Included are 9,833 shares of unvested restricted stock granted under the terms and conditions of the Third Amended Stock Plan.

(10)

Included are 1,250 shares that are held in trust for Mr. Eisfeller under the terms of the 401(k). Mr. Eisfeller has sole voting and dispositive power only with respect to the shares credited to his account. Also included are 5,566 shares of unvested restricted stock granted under the terms and conditions of the Third Amended Stock Plan.

(11)	Included are 5,566 shares of unvested restricted stock granted under the terms and conditions of the Third Amended Stock Plan.

(12)

Included are 3,929 shares that are held in trust for the executive officers under the terms of the 401(k) and 82,690 shares of unvested restricted stock granted under the terms and conditions of the Company’s Third Amended Stock Plan. No shares held by any Director or executive officer have been pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our executive officers, Directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file certain reports of ownership and changes in share ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Based upon our review of such forms that were filed in 2024, and written representations from certain reporting persons that such forms were not required to be filed by those persons for the reporting year 2024, we believe that all filing requirements applicable to our officers and Directors during 2024 and through March 2025, were met.

CORPORATE GOVERNANCE

We are committed to comprehensive and effective corporate governance practices. The Board of Directors (the “Board”) and the management team firmly believe that solid corporate governance is key to the transparent and ethical operation of our Company and have set a high standard for this important element in our long-term sustainability and growth goals.

The ethical character, integrity and principles of the Board, senior management, and employees remain the most important safeguards of good corporate governance. These attributes are inherent to engaged leadership, effective management structure, and a committed, carefully-trained workforce.

The Corporate Governance Guidelines and Policies of the Board (the “Governance Guidelines”) inform the pursuit of superior Board function, management accountability, effective and transparent disclosure, and financial integrity. Together with the Bylaws and the Code of Ethics Policy, the Governance Guidelines provide a meaningful governance framework upon which we operate.

The Governance Guidelines represent the current view of the Board on governance and should not be viewed as rigid constraints. We will continue to monitor new developments and requirements, as well as emerging issues concerning corporate governance best practices and financial disclosure, and will adopt changes and new policies as appropriate. The Governance Guidelines are reviewed regularly and are subject to modification from time to time by the Board. The Governance Guidelines are available for review on the Corporate Governance page of the Investor Relations section of our website at unitil.com/investors, and are available in print to any shareholder or other interested party free of charge upon request to the Corporate Secretary at 1-800-999-6501 or at the address listed in the section entitled Information about the Annual Meeting.

ROLE OF THE BOARD

The Board is elected by our shareholders to oversee the long-term health and overall success of our business and to ensure our ongoing financial strength. The Board serves as the ultimate decision-making body on all matters, except for those reserved for or shared with our shareholders or committees of the Board.

BOARD CHARTER

On October 31, 2024, the Board approved its charter, (the “Board Charter”). The purpose of the Board Charter is to provide a high-level overview of the organizational governance framework and the Board’s role, responsibilities and oversight authority. The Board elected to adopt a charter primarily to define and codify the Board’s functional oversight responsibilities[2] and alleviate any confusion with regard to the separation of duties of the committees of the Board and the full Board, for both internal and external stakeholders. A copy of the Board Charter can be found on our website at unitil.com/investors.

Board Charter:

Oversight Responsibilities

◾  Strategic Planning and Implementation

◾  Enterprise Risk Management

◾  Corporate Sustainability / ESG

◾  Cybersecurity

◾  Key Financial Matters and Financial Planning

◾  CEO and Executive Management Succession Planning

◾  Mergers and Acquisitions and Other Corporate Actions

Board Member

Responsibilities & Expectations

Fiduciary Duty

Exercise fiduciary duties with proper oversight of the development of Company policy and strategy, and assessment of the Company’s operational effectiveness and financial strength

Superior Business Judgment and Leadership

Apply superior business judgment and leadership, and effectively exercise the duties of loyalty and care for the benefit of all stakeholders

No Conflict of Interest

Avoid any conflict or perceived conflict of interest

Personal Integrity

Promote a high standard of personal integrity and adhere to the letter and spirit of the Code of Ethics

Challenge Management

Hold management accountable for its commitment to achieve the highest attainable goals

DIRECTOR INDEPENDENCE

Our Governance Guidelines specify that a majority of the
members of the Board, and all members of the Audit,
Compensation, and Nominating and Governance Committees,
must be independent (as defined in Section 303A.02 of the
NYSE Listed Company Manual—Corporate Governance
Standards). As a listed company on the NYSE, we adhere to
the independence standards set forth by the NYSE. The Board
has formally adopted independence criteria which
corresponds to the NYSE rules for director independence. The
NYSE Listed Company Manual includes additional
independence requirements for Audit Committee and
Compensation Committee members. In addition, Rule 10A-3
of the Exchange Act includes further independence
requirements for Audit Committee members.

Our Governance Guidelines, as well as the NYSE independence standards, require that the Board annually affirm the independence status of non-employee or “outside” Directors. The Board performs this review and affirmation annually in January, and based on its last comprehensive review on January 29, 2025, the Board determined at that time, with the exception of Mr. Meissner, all of the current Board members are independent. The Board also confirmed that Ms. Kountze, if elected, would be independent.

[2]	The list of oversight responsibilities of the Board is not exhaustive and may be revised or amended at any time at the discretion of the Board.

Affirmed as Independent

January 29, 2025

✔ Anne L. Alonzo

✔ Neveen F. Awad

✔ Winfield S. Brown

✔ Mark H. Collin

✔ Suzanne Foster

✔ Edward F. Godfrey

✔ Michael B. Green

✔ Jane Lewis-Raymond

✔ Justine Vogel

✔ David A. Whiteley

During its annual independence review and affirmation, the Board applies the independence standards set forth in our Governance Guidelines and by the NYSE. Under these requirements, the members of the Board who qualify as independent must be free from any material relationship that would interfere with the exercise of independent judgment as a member of the Board. An independent Director is one for whom the Board has affirmatively determined that he or she, individually or through a member of his or her immediate family, does not have or has not had management responsibility with the Company or otherwise been affiliated with Unitil for the past three years and who has no material relationship, either directly or as a partner, shareholder or officer of an organization with such a relationship with Unitil. This definition generally leaves the Board with discretion to determine, on a case-by-case basis, what constitutes a “material relationship” with us, subject to certain “bright line” independence standards set forth by Section 303.A of the NYSE Listed Company Manual. The Board exercises this discretion in a manner that is consistent with applicable NYSE and SEC regulations and standards. In addition, members of the Board are obligated to notify the full Board of any material changes in their relationships that may affect their independence status as determined by the Board. The obligation encompasses all relationships between Directors and Unitil and its subsidiaries and/or members of senior management.

LEADERSHIP STRUCTURE

The current leadership structure of the Board consists of a combined chairman and chief executive officer (“CEO”) position, which has been held by Mr. Meissner since April 2018.

At this time, the Board believes that as a domestic investor-owned public utility company, the combination of these two positions is the optimal structure to guide our Company and maintain the focus required to achieve our long-term strategic goals. The CEO is the direct link between senior management and the Board. As a utility professional with over 40 years of industry experience, Mr. Meissner provides both critical insight and perception to the Board as well as valuable feedback to senior management through his comprehensive understanding of the issues at hand.

In July 2024, the Board re-appointed Mr. Green to serve as the lead independent director (the “Lead Director”) for 2025. In his role as Lead Director, Mr. Green, who also serves as chair of the Executive Committee, presides at all meetings of the Board in executive session. The Lead Director Charter outlines the responsibilities and expectations of the Lead Director.

The existence and activities of the Lead Director do not alter the traditional roles and responsibilities of the Board as a whole, or our management team.

Lead Director

Responsibilities & Expectations

Leadership:

Provide leadership and guidance to the Board on the fulfillment of its fiduciary duties, as well as the organization’s mission, vision, corporate governance and strategic direction.

Meeting Management:

Chair all meetings of the Board in executive session, as well as Board meetings at which the Chairman is not present; encourage meeting participation, information sharing, and candid discussion with the goal of prudent decision-making and efficient and effective meetings.

Relationship Management:

Provide independent advice and counsel to the Chairman and CEO with particular emphasis on Board relations and matters of strategic importance; provide a communication conduit between the Board and the Chairman and CEO, as needed or requested.

Corporate Governance:

Facilitate, with the assistance of the Nominating and Governance Committee and the Corporate Secretary, the annual board evaluation on key Board and committee-related matters.

Board Culture and Conduct:

Promote the continuation of a collegial and mutually respectful Board culture. Intervene, when necessary, in instances involving conflict of interest, confidentially, director performance, and other Board policies.

RISK OVERSIGHT

As defined in the Board Charter, the Board is responsible for the oversight of management, the development of Company policy and strategy, and the ongoing assessment of our Company’s operational effectiveness and financial strength, which includes the oversight of risk. The Board’s ultimate goals are to ensure that we continue as a successful and sustainable business, to optimize financial returns in light of the business risks, to increase shareholder value over time, and to protect the interests of all stakeholders.

Our Enterprise Risk Management (“ERM”) program has been in place since 2014. The Board has definitive oversight responsibility for the ERM program in accordance with its fiduciary duty, as well as the Board Charter. The ERM program is a foundation for risk management that is relevant, sustainable and scalable. The ERM program is designed to identify existing and potential risks, and to manage risks within our risk appetite in order to sustain operations and achieve business and strategic objectives. Our ERM program includes regular review of new or emerging risks, the assessment of such risks and their potential effects on our Company, the velocity of potential incidents resulting from such risks, and risk mitigation strategies. In building the ERM program, the potential risks relating to our business were originally defined using a comprehensive set of risk disclosures which are described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K filed with the SEC. The potential risks relating to our Company that inform our ERM program are reviewed regularly, and most recently described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year-ended 2024 filed with the SEC on February 10, 2025, (the “2024 Form 10-K”).

In its oversight role, the Board is supported by the Risk and Compliance Committee (the “RCC”), a multi-function management committee that is responsible for the ongoing development and implementation of the ERM program and associated risk management standards. The ERM program is integrated with other assurance and strategy-related functions throughout our Company to ensure appropriate coverage of risks that could impact us. In addition to known risks, the ERM provides for the identification of emerging risks, through participation in industry groups, scenario planning and gap analysis, discussions with designated internal subject matter experts, and in consultation with outside advisers. Management and the RCC then analyze the emerging risks to determine materiality, likelihood, impact, velocity, and appropriate mitigation strategies. A quarterly ERM report, outlining both emerging and ongoing risks as well as management’s mitigation efforts, is provided to the Board at each Board meeting.

Our statements of risk appetite and risk tolerance were developed as a joint effort between management and the Board. The importance of the integration of clear statements of risk appetite and risk tolerance to strategy development and implementation were the primary factors considered during this exercise. The Board was guided through the process with management’s input and information from the RCC’s work with regard to known risks, emerging risks, and opportunities created by well-managed risk. At the conclusion of the exercise, the Board determined our risk appetite and risk tolerance as noted below.

Risk Appetite

Our Strategic Plan rests on three pillars: Transformative Customer Solutions, Advanced Energy Systems, and Clean Energy Pathways. We recognize the inherent uncertainties surrounding the plan, and will pursue long-term initiatives to produce sustainable earnings growth at or above the higher end of our peer group range, with moderate appetite for near-term earnings and cash flow variability. We will make strategic decisions based on a balanced assessment of expected risks and rewards, with a view toward managing risk to the degree it is economically beneficial to do so. We have no appetite for risk related to safety, reliability, customer affordability, regulatory compliance, reputational harm, or our RISE values, and therefore will not accept risk arising from decisions that put financial results ahead of these principles.

Risk Tolerance

We understand that our key stakeholders (investors, customers, employees, and regulators) tend to be risk averse, preferring opportunities with more predictable outcomes to those with less predictable outcomes, even if the expected value is lower. Our willingness to assume risk reflects our stakeholders’ risk tolerance, but will not needlessly impede our ability to achieve our strategic objectives.

Like all companies, we face a variety of risks, both internal and external, and many factors work simultaneously to affect our overall business risk. The Board recognizes that our business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board works within a climate of respect and candor, fostering a culture of open dialogue between Board members and senior management, which includes comprehensive knowledge of our many elements of risk. Overall, the Board believes that a systematic and proactive approach to properly oversee risk management has been defined and enhanced by the ERM program, which will continue to evolve through ongoing review and assessment of the existing and emerging risks that we face.

CYBERSECURITY OVERSIGHT

As described in the Board Charter, the Board is responsible for oversight of cybersecurity, which is and will continue to be a primary focus. The Board recognizes the protection of our data, customer information and

Cybersecurity Plan

       Annual Assessments

Annual Assessment Standards:

◾  Department of Energy Cybersecurity Capability
Maturity Model

◾  National Institute of Standards and Technology
Cybersecurity Framework

◾  Center for Internet Security Controls

infrastructure are critical to the ongoing success and prosperity of our Company, and the Board’s decision to elevate oversight of cybersecurity to the full Board is appropriate and a matter of good governance.

We maintain a robust Cybersecurity Plan for assessing, identifying, and managing material risks from cybersecurity threats. The intent of the Cybersecurity Plan is to provide a proactive and systemic approach to meet the evolving requirements for cybersecurity and related compliance in the utility industry. The

Cybersecurity Plan is part of our ERM program, described above, and the Board receives regular cybersecurity updates as part of the ERM report. The Cybersecurity Plan includes annual assessments, the results of which are used to benchmark our cybersecurity posture, to identify risks from cybersecurity threats, to prioritize any such risks that may have potential material effects on our Company, and to establish effective controls to manage, mitigate and remediate such risks.

Cybersecurity awareness and training is a Company-wide initiative, established in 2013, in which all employees participate. The results of our internal, external, and regulatory assessments have routinely demonstrated a high-degree of integrity in our risk, security, and governance practices because of targeted focus, direct investment, and prioritization across our cybersecurity program to protect our assets, customer data, and critical utility services.

To date, there have been no risks from cybersecurity threats (including as a result of previous cybersecurity incidents) that have materially affected or are reasonably likely to materially affect our business strategy, results of operations, or financial condition.

BOARD SUCCESSION PLAN

The Board is engaged in ongoing succession planning (the “Board Succession Plan”), which is led by the Nominating and Governance Committee. The Board Succession Plan addresses upcoming retirements, committee membership and rotation, class balancing, skill set requirements and gaps, and planning for unforeseen events. The Board Succession Plan is also directly linked to both new director recruitment actions and diversity goals.

RETIREMENT POLICY

In general, no Director may be nominated as a candidate for re-election as part of the slate of Directors that we propose, nor may any person be nominated as a candidate for election, after he or she has reached age 75. Directors are not subject to specific term limits. Due to the complexity of the utility industry, we value the insight that a Director is able to develop over a period of time. The Board believes that tenure provides an enhanced contribution to the Board, including the benefits of valuable experience and familiarity. However, the Board seeks to balance tenure on the Board in the context of overall diversity, as well as to protect against an entrenched Board.

DIRECTORS’ STOCK OWNERSHIP AND RETENTION POLICY

The Board believes that its members should make the financial commitment to own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All non-employee Directors must own shares of common stock in the equivalent value of three times the current annual cash retainer for Board service. Shares of restricted stock and restricted stock units (“RSUs”) are counted towards this total. The ownership requirement is calculated annually on January 1, and as of

January 1, 2025, the current ownership requirement is $240,000 in value. Mr. Brown, Mr. Collin, Ms. Foster, Mr. Godfrey, Mr. Green, Ms. Vogel and Mr. Whiteley meet the stock ownership requirement. Any new Director who joins the Board has four years from the date of first election to the Board by shareholders to accumulate the required number of shares of common stock, which currently applies to Ms. Alonzo and Ms. Awad, who were first elected in 2023, as well as to Ms. Lewis-Raymond, who was appointed to the Board in October 2024, and Ms. Kountze, if elected at the Annual Meeting. All members of the Board are required to hold all forms of equity received from the Company until retirement or other separation from our Company. For Board members, this includes all forms of equity received as part of the annual retainer for Board service. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

INSIDER TRADING POLICY
The Board adopted a new formal Insider Trading Policy (the “Trading Policy”), which became effective on November 1, 2024. The purpose of the Trading Policy is to communicate to our Directors, officer, employees and each of their immediate family members (collectively, the “Insiders”) the restrictions and reporting responsibilities for transactions involving our common stock. The Trading Policy has been reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards applicable to the Company. We do not currently have a written policy in place governing transactions involving our common stock by the Company.
The Trading Policy is administered by the Board, and the Board is authorized to interpret, construe and/or to make all determinations necessary, appropriate, or advisable for the administration of the Trading Policy. The Board may amend or terminate the Trading Policy from time to time in its discretion to the extent permitted under any rules or standards adopted by the SEC and the NYSE. You are encouraged to review the full text of the Trading Policy, which is included as an exhibit to the 2024 Form
10-K.
RESIGNATION POLICY
A Director is required to tender his or her resignation if he or she receives a “withhold” vote greater than 50% of the shares voted at any annual meeting of shareholders in an uncontested election. If an incumbent Director fails to receive the required vote for re-election,
the Nominating and Governance Committee will act on an expedited basis to determine whether to recommend the acceptance of the Director’s resignation and will submit such recommendation for prompt consideration by the Board. The Director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.
The Board nominates for election or
re-election
to the Board only candidates who agree to tender, promptly following the annual meeting at which they face election or re-election
as Director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the annual meeting at which they face re-election
and (ii) Board acceptance of such resignation. In addition, the Board fills board seat vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this policy. All candidates proposed for election or re-election
at the Annual Meeting have agreed in writing to abide by this policy.

MEETING ATTENDANCE

Directors are expected to make a determined effort to attend all meetings of the Board and applicable committees upon which they serve. In 2024, the Board held four meetings, and its committees held a total of 15 meetings, collectively. No Director attended less than 75% of the aggregate number of meetings of the Board and applicable committees. In 2024, Board meeting attendance was 99%, with only one director missing one meeting. Directors are encouraged to attend the Annual
2024 Meeting Attendance 99%
Meeting, although there is no formal requirement to attend. In 2024, ten members of the Board attended the Annual Meeting.

EXECUTIVE SESSIONS
Non-employee
members of the Board have the opportunity to meet in executive session, without members of management present, either prior to the start or following the adjournment of each Board and committee meeting. During 2024, the Board met in executive session on four occasions. Mr. Green, the Lead Director, presided at all four meetings.
ANNUAL EVALUATION
We seek guidance and insight from all Board members on key Board, Company, and industry-related issues annually. This exercise has proven to be a beneficial communication tool, a measurement of Board philosophy, and a commitment to excellence in corporate governance. In 2024, all Board members participated in the evaluation process, which consisted of three parts – the evaluation questionnaire, the skills and demographics declaration, and the self-assessment.
Evaluation Questionnaire
The evaluation questionnaire (the “Questionnaire”) provides a platform for expression of thoughts and opinions regarding various issues facing the Company, the Board as a whole, as well as any committee(s) upon which individual Board members may serve. Its intended use is as a communication tool to enhance the Board’s overall effectiveness in a changing business environment. Board effectiveness contributes to the sustainability of our Company over the long term, and therefore is of vital importance to shareholders and all stakeholders. The Questionnaire is presented as a series of questions requiring qualitative responses to reflect individual opinions and viewpoints.
Skills and Demographics Declaration
The skills and demographics declaration is included in the annual evaluation process to provide a means for each Board member to identify their strongest skill sets and to self-identify demographics, including gender and race/ethnicity. This information is used to inform ongoing accuracy of the Skills Matrix for Board succession planning needs, and to ensure accurate disclosure of these items in our public documents. See the section entitled
Qualifications and Skills of Directors
for additional information on the Skills Matrix.
Self-Assessment
The individual Board member self-assessment is a voluntary confidential personal improvement tool intended to encourage honest reflection on personal characteristics, behavior, and aspirations with regard to service on the Board.

CODE OF ETHICS
Our Code of Ethics (the “Code of Ethics”) is a robust statement of our high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all of our Directors, officers and employees. The Board unanimously approved the Code of Ethics in 2004, and along with all officers and employees, annually affirms understanding of, and agreement and compliance with, the Code of Ethics. The Nominating and Governance Committee reviews the Code of Ethics annually for any required or desirable revisions. Should the Board adopt any changes to, or waivers of, the Code of Ethics, those changes or waivers will be promptly disclosed and posted on our website as noted below. To date, there have been no changes to or waivers requested or granted with regard to the Code of Ethics. The Nominating and Governance Committee last reviewed the Code of Ethics on January 29, 2025. A copy of the Code of Ethics can be found on our website at
unitil.com/investors
.
MANAGEMENT SUCCESSION PLANNING
Effective executive leadership is critical to our success. The Board oversees the senior management succession planning process to ensure that effective plans are in place for succession of the CEO, as well as other key senior management positions. The management succession plan addresses contingencies for retirement, resignation, death, disability, or other untimely departure of the CEO and/or other members of senior management for a smooth transition on both an interim and long-term basis. In 2019, the management succession plan was evaluated for gaps and other risk factors. As a result of that evaluation, in 2020, the management succession plan was expanded and developed further to include middle management and other key positions, including long-serving employees nearing retirement. To date, nine key internal candidates have been identified as potential future leaders of our Company. Senior management continues to mentor this group on executive leadership development, strategy development, corporate decision-making, and outlook for long-term growth. The management succession plan is an ongoing and fluid process that is reviewed and updated regularly to address both immediate needs and long-term goals. We also have a comprehensive Crisis Succession Plan for key officers to establish clear succession protocol in the event of an emergency or other unplanned event. The Crisis Succession Plan is a stand-alone plan and does not replace or reduce our ongoing management succession planning efforts.
EXECUTIVE COMPENSATION RECOVERY POLICY
In October 2022, the SEC adopted final new rules related to the recovery of erroneously awarded performance-based compensation. Following that adoption, the NYSE proposed final rules which were adopted in June 2023 in accordance with the NYSE’s mandate pursuant to the SEC’s final rules. The Board of Directors approved our revised Executive Compensation Recovery Policy (the “Policy”), described below, on November 1, 2023.
The purpose of the Policy is to provide for the recovery of certain executive compensation in the event of an accounting restatement resulting from material non-compliance
with financial reporting requirements under the securities laws. In the event we are required to prepare an accounting restatement of our financial statements due to material
non-compliance
with any financial reporting requirement, we generally will be entitled to recover any excess performance-based compensation received by any current or former Covered Executive
3
during the three-year period immediately preceding the date on which we are required to prepare an accounting restatement. “Performance-based compensation
4
” is defined as all annual incentives and long-term incentives (whether in cash, in equity, or otherwise) granted, earned, vested or unvested with performance features based wholly or in part on our Company’s or a specified group’s attainment of a financial reporting measure. “Financial reporting measure” is defined as a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measure(s) that are derived wholly or in part from such measure. We shall recover any erroneously awarded performance-based compensation in accordance with the Policy, with the exception that if the conditions of Rule
10D-1
of the Exchange Act and the listing standards of the NYSE are met, and the Compensation Committee determines that recovery would be impractical or cost prohibitive.
All actions taken under this policy will comply with Section 10D of the Exchange Act and the listing standards of the NYSE.

EXECUTIVE STOCK OWNERSHIP POLICY

All Named Executive Officers are required to own shares of our common stock in the equivalent value of a multiple of base salary. All shares of our common stock that are owned directly or beneficially, shares of restricted stock that are awarded, whether vested or unvested, as well any shares of Unitil common stock held in the Tax Deferred Savings and Investment Plan are counted towards the required total. Any newly appointed Named Executive Officer will have four years from the date of appointment to obtain the required shares of stock. As of the date of this proxy statement, all current Named Executive Officers

Chairman and CEO	4X	have met the stock ownership requirement, with the exception of Mr. Hurstak. Mr. Hurstak was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in May 2023, and he will have until May 2027 to meet the ownership requirement.
Chief Financial Officer	3X
All Other Named Executive Officers	2X

3
The term “Covered Executive” includes the Company’s:
◾
Chief executive officer; president; chief financial officer; chief accounting officer or controller; any vice president in charge of a principal business unit, division or function; any other officer who performs a policy-making function

4
For the purposes of the Executive Compensation Recovery Policy, performance-based compensation is defined as all annual incentives and long-term incentives, whether in cash, in equity, or otherwise, with performance features based on our collective or a group’s performance.

EXECUTIVE STOCK RETENTION POLICY

The Board believes that our executive officers should own a significant number of shares of our common stock to properly align their interests with those of the shareholders. All Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

PROHIBITION ON HEDGING AND/OR PLEDGING COMPANY STOCK POLICY

All members of our Board and our executive officers are prohibited from engaging in short sales or engaging in any hedging transaction with respect to our common stock, as well as engaging in any transactions that result in pledging, or using as collateral, shares of our common stock in order to secure personal loans or other obligations, including any shares that may be held in a margin account. For more information, see the section entitled Insider Trading Policy, above.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee is responsible for reviewing and approving, as appropriate, all Related Person Transactions (as defined below), in accordance with its charter (the “Audit Committee Charter”) and as prescribed in the NYSE Listed Company Manual, Section 314, Related Person Transactions. As a result, the Committee has adopted procedures for such review and approval and included such procedures in our Governance Guidelines. We had no Related Person Transactions requiring disclosure in 2024, and there are no Related Person Transactions requiring disclosure currently proposed for 2025. “Related Person” and “Related Person Transaction” are defined in Item 404(a) of Regulation S-K (“Regulation S-K”), as prescribed under the Securities Act of 1933, as amended (the “Securities Act”).

Transactions between us or one or more of our subsidiaries and one or more Related Person may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics generally requires all employees, officers and Directors to avoid engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to us than could be obtained from an unrelated person.

Related Person Transactions

Review & Approval Procedure

Requirements

◾  All Related Person Transactions and all material terms of the transactions shall be communicated to the Audit Committee for evaluation, including, but not limited to the approximate dollar value of the amount involved in the transaction, and all material facts as to the Related Person’s direct or indirect interest in, or relationship to, the Related Person Transaction.

◾  Each Related Person Transaction, and any material amendment or modification to any Related Person Transaction, must be reviewed and approved by the Audit Committee.

  Related Person Transactions

  Basis for Audit Committee

  Evaluation of Transactions

◾  Information provided by members of the Board during the required annual affirmation of independence, at which the members of the Audit Committee will be present

◾  Applicable responses on Directors’ and Officers’ Questionnaires submitted by Directors and officers and provided to the Audit Committee by the Corporate Secretary or Internal Auditor

◾  Background information on nominees for Director provided by the Nominating and Governance Committee

◾  Any other applicable information provided by any Director or officer of the Company

In connection with the review and approval, if appropriate, of any Related Person Transaction, the Audit Committee will consider whether the transaction will compromise our professional standards included in our Code of Ethics. In the case of any Related Person Transaction involving an outside Director or nominee for Director, the Committee will also consider whether the transaction will compromise the Director’s status as an independent Director as prescribed in the NYSE Listed Company Manual, Section 303A, Independent Directors. The procedures followed by the Committee to evaluate transactions with Related Persons are also available on the Corporate Governance page of the Investor Relations section of our website at unitil.com/investors.

COMMUNICATION WITH THE BOARD

Shareholders and other interested parties who desire to communicate with the Board, a committee of the Board, the non-management or independent Directors as a group, or an individual member of the Board may do so in writing by sending a letter c/o Corporate Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720 or via email to whitney@unitil.com. The Corporate Secretary will screen all correspondence for security purposes, and will also determine whether the communication relates to business matters that are relevant to us. If the correspondence meets these standards, it will be promptly forwarded to the appropriate Director(s).

NOMINATIONS

The Nominating and Governance Committee is responsible for recommending to the Board the slate of Director nominees for election by our shareholders. The Board reviews and, as appropriate, approves all Director nominees to be presented to our shareholders for election. As provided in Article III of our Bylaws, any vacancy occurring in the Board, whether due to the death, resignation or other inability to serve of any Director previously elected may be filled by the affirmative vote of a majority of the remaining Directors.

General Nomination Process

The Nominating and Governance Committee determines the required selection criteria and qualifications for Director nominees based upon the needs of the Company at the time nominees are considered. See also the section entitled Qualifications and Skills of Directors below. Director candidates will be selected based on input from Directors, executive officers, and if the Committee deems appropriate, a third-party search firm. Minimum criteria for Director nominees are set forth below, as well as in the Corporate Governance Guidelines. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates with potential conflicts of interest will be identified and disqualified, as appropriate. The Committee shall ensure there is a robust and diverse initial pool of director candidates. In addition, the Committee will consider criteria including independence, proven leadership capabilities, business experience, areas of expertise, and factors relating to the composition of the Board, including diversity (gender, race/ethnicity, and age), size and structure. The Committee will consider these criteria for nominees identified by the Committee, by other Directors, by shareholders, or through another source. When current Board members are considered for nomination for re-election, the Committee also considers prior Board contributions, performance, meeting preparedness and attendance records.

The Committee makes a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, an indication of his or her willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as our specific needs at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used for further evaluation. On the basis of information collected during this process, the Committee determines which nominee(s) to recommend to the Board for approval to submit for election at the next annual meeting of shareholders, or to fill vacancies on the Board that occur between shareholder meetings. The Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Board may elect, at its discretion, to participate in an additional round(s) of interviews with one or all candidate(s) recommended by the Committee.

The Committee’s diligent actions and thorough recruitment process resulted in the addition of six outstanding and highly qualified Board members from 2019 through 2024, all of whom have varied and extensive experience in numerous important areas that have proven to enhance the Board’s strong skill set and diversity goals.

Director Candidate Identification and Selection Process in 2024

In anticipation of Mr. Godfrey’s retirement from the Board in April 2025, and following the Board’s defined succession planning process, the Nominating and Governance Committee began a comprehensive search for a new Board member in early 2024. The Committee consulted the Skills Matrix (described further in the

Qualifications and Skills of Directors section below) to determine the primary directives to use to identify qualified candidates. The Committee decided to seek candidates with specialized skills and expertise in some or all of the following areas:

◾	Current or former chief executive officer of a public company;

◾	Experience serving on other public company board(s) with proven success in enhancing shareholder value for an organization of scale;

◾

Expertise in the energy and utilities industry, particularly with regard to strategic planning, growth opportunities, decarbonization pathways, advanced energy technologies, mergers and acquisitions, and response to disruptive technologies; and/or

◾	Familiarity with the New England region including the policies and business environment in the states where we operate.

In addition, our diversity policy requires that the initial list of candidates from which Board nominees are chosen includes one or more qualified candidates with diversity of gender and race and/or ethnicity.

The Committee engaged Preng & Associates (“Preng”), an executive search firm dedicated to the energy industry, to produce a comprehensive preliminary list of candidates meeting some or all of the primary directives identified by the Committee. The Committee then selected four of the most qualified candidates from Preng’s preliminary list, all of whom met at least two of the skills and experience requirements, and three of whom had diversity of gender, and race and/or ethnicity. Virtual interviews were conducted with each candidate, and based on feedback regarding those interviews, two final candidates were selected. The Committee determined that both candidates were highly qualified by way of their own professional accomplishments. The Committee acknowledged that both candidates would complement the Board’s strong culture of respect and collegiality. The Committee and Mr. Meissner conducted formal in-person interviews with both candidates in late July of 2024. Based on the interviews and further evaluation of each candidate, the Committee decided that both final candidates were extremely well qualified, possessed the desired skills and attributes defined as primary directives, met or exceeded the general selection criteria, and would enhance the positive and productive Board culture. The Committee considered the Board’s succession planning needs for both 2025 and 2026, and decided to extend an invitation to join the Board of Directors to both candidates, and to recommend both candidates to stand for election by shareholders at the Annual Meeting.

In October 2024, the Board approved the Committee’s recommendation and appointed Jane Lewis-Raymond to the Board. She will serve as an appointed member of the Board until the Annual Meeting, at which time she will stand for election by shareholders at the Annual Meeting. Expanded biographical information for Ms. Lewis-Raymond is included in the section entitled Proposal 1: Election of Directors of this proxy statement.

In January 2025, the Board acted upon the Committee’s recommendation and approved Katherine Kountze to be included on the slate of director nominees to stand for election to the Board by shareholders at the Annual Meeting. Expanded biographical information for Ms. Kountze is included in the section entitled Proposal 1: Election of Directors of this proxy statement.

The Board believes the Committee’s well-planned and comprehensive process once again produced an outstanding result with the identification and recommendation of Ms. Lewis-Raymond and Ms. Kountze, two highly-qualified candidates with varied and extensive experience and expertise who will enhance and preserve the Board’s existing strong skill set for long-term sustainability and ongoing value creation for our shareholders.

Shareholder Nominations

Shareholders who wish to recommend a nominee for consideration by the Committee may do so by sending the following information to the Committee c/o the Corporate Secretary at the address listed in the section entitled Corporate Governance – Governance Policies of the Board—Communication with the Board: (1) the name of the candidate with brief biographical information and his or her resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a Director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and proof of ownership of the number of shares currently held.

Additionally, nominations of persons for election to the Board made by any of our shareholders must comply with all procedures set forth in Article IV – Nomination of Directors of our Bylaws.

No candidates for Director nominees were submitted to the Committee by any shareholder in connection with the Annual Meeting.

SHAREHOLDER RIGHTS Our shareholders are entitled to certain rights granted in our Bylaws and Articles of Incorporation, as well as those prescribed by the New Hampshire Business Corporation Act.

Shareholder Rights

◾  We do not have classes of stock with unequal voting rights.

◾  All shareholders are entitled to vote for all current director nominees.

◾  We do not have a poison pill in effect.

◾  No shareholder has a preemptive right.

◾  The Board is authorized to issue only shares of common stock, no  par value; no preferred stock is authorized.

◾  Our Articles of Incorporation and our Bylaws may be amended by  shareholders with a simple majority vote.

◾  Shareholder approval is required to materially modify our capital  structure.

QUALIFICATIONS & SKILLS OF DIRECTORS

The Board believes there are general qualifications that all Directors must exhibit, and other qualifications, attributes, skills and experience that should be represented on the Board as a whole, but not necessarily by each Director.

Qualifications Required of All Directors

The Board requires that each Director be a person of high integrity and superior ethical character with a proven record of leadership and accomplishment in his or her chosen field. Each Director must demonstrate innovative and independent thinking, understand complex principles of business, finance, and utility regulation, and demonstrate familiarity with and respect for corporate governance requirements and practices. Directors must also comply unequivocally with the Code of Ethics, and be free of conflicts or potential conflicts of interest, and a sufficient number of Directors must meet the requirements of independence as set forth by the NYSE, as appropriate. Directors must be willing and able to dedicate the proper amount of time and effort to service on the Board as necessary to fulfill his or her responsibilities as a Director. Independent members of the Board may not serve on more than four boards of for-profit companies in addition to the Unitil Board. Non-independent members of the Board may not serve on more than two boards of for-profit companies in addition to the Unitil Board. Service on boards of non-profit organizations, other industry associations, and community or civic groups is not limited.

Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified certain qualifications, skills, experience and backgrounds that it believes are important to be represented on the Board. The Nominating and Governance Committee is charged with the responsibility of tracking the Directors’ professional experience and skill sets with a board inventory matrix (the “Skills Matrix”). The Skills Matrix is composed of 13 categories of skills and attributes considered by the Board and the Committee to be advantageous to the regulated utility business, as well as for a company of our size and complexity. The Committee uses this information to assess overall Board composition and to identify existing and potential gaps. This information is also used for recruiting and evaluation purposes when there is a vacancy, or an expected vacancy, on the Board. The Skills Matrix has proven to be a valuable tool in this assessment exercise. The Board strives to represent a meaningful cross-section of business and industry experience, education, and specialized skill sets with individuals who add quality to our corporate governance framework, and who fairly and without compromise execute their fiduciary duty to serve the best interests of our shareholders and all of our stakeholders.

The Skill Sets Summary provides a snapshot of key qualifications and experience that the Board believes should be represented for optimal oversight of our business and the effective exercise of its fiduciary

2025 Skill Sets Summary

Accounting 4
CEO/C-Suite (current or former) 11
ESG/Sustainability 2
Finance 5
Governance 9
IT/Cybersecurity 3
Investor Relations 3
Labor/HCM 5
Legal/Public Policy 2
Marketing/Customer Relations 4
Risk Oversight 7
Strategic Planning 10
Utility Operations/Regulation 5
0 2 4 6 8 10 12
Board Members

duty to shareholders. The information provided in the Skill Sets Summary was determined using the skills and demographics declaration where each Board member self-identifies their strongest skill sets. Directors standing for re-election are also evaluated by the Committee for recommendation to the Board using a set procedure based on the expectations of Board members, which is reviewed annually. The evaluation includes contribution to the Board and committees served upon; unique skills, expertise and attributes; attendance and preparedness; and willingness to continue serving. Overall continuity and chemistry of the Board are also considerations, as well as factors relating to the composition of the Board, such as size and structure, the diversity profile, and the backgrounds, perspectives, experience and skills among its members. The evaluation also includes a discussion with Mr. Meissner to address any concerns, desire to continue serving, or any other matters. Tenure on the Board is considered to be a uniquely valuable qualification in the highly regulated utility industry, although the Board recognizes that a range of tenure is beneficial to avoid complacency and/or Board entrenchment.

In January 2024, the Nominating and Governance Committee reviewed the Skills Matrix to ensure it continues to reflect the most relevant and essential skill sets and identify any gaps in advance of the recruitment of new Board members in 2024. The Committee elected to make no changes to the Skills Matrix at that time.

BOARD DIVERSITY

The Board’s policy is to ensure the composition of the Board reflects gender, racial and ethnic diversity. To advance the Board’s policy, the Nominating and Governance Committee ensures that the initial list of candidates from which Board nominees are chosen includes one or more qualified candidates with diversity of gender and race and/or ethnicity. Also, any external search firm retained must also include in its initial list of candidates one or more qualified candidates with diversity of gender and race and/or ethnicity.

All aspects of diversity are considered in the goal to maintain a well-functioning board, for the creation of shareholder value, and ultimately, for the sustainability of our Company over the long term. The Board seeks to maintain an optimal diversity mix through an appropriate balance of diversity, including gender, age, race, ethnicity, competencies, background, perspectives, and life and professional experience, amongst other things, as a whole in the evaluation of all candidates for Board membership. The Board also considers how the experience and skill set of any new Director nominee complements those of existing Directors and fellow Director nominees to create a balanced and effective Board with diverse viewpoints and deep expertise. The Board feels strongly that a variety of points of view and both professional and life experiences contribute to a more effective decision-making process. Following the Annual Meeting, the Board’s diversity profile is expected to be as illustrated below.

Skills and Demographics Declaration

The skills and demographics declaration was added to the Board’s general evaluation process to provide a means for each Board member to declare their strongest skill sets and to self-identify demographics, including gender and race/ethnicity. This information is used to inform ongoing accuracy of the Skills Matrix for Board succession planning needs, and to ensure accuracy in our disclosure of these items in our public documents. The skills and demographics declaration was completed by all Board members as part of the 2024 annual evaluation process. Ms. Kountze, who has not yet served as a member of the Board, completed the skills and diversity declaration in conjunction with the pre-onboarding process for new Board members, and her responses are included in the skill sets summary in the prior section of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The subsection entitled Section 16(a) Beneficial Ownership Reporting Compliance within the Share Ownership section of this proxy statement is incorporated herein by reference.

SUSTAINABILITY

Our Commitment

Sustainability is a defining characteristic of our future success.

We have embraced the rapidly changing landscape of the utility industry as we prepare to meet the ever-changing energy needs of tomorrow and beyond. We are committed to sustainable practices and our corporate responsibilities as we work to expand clean energy choices for our customers and ensure a reliable and affordable energy supply. Carbon reduction; clean energy; environmental stewardship; the development and safety of our employee workforce; the advancement of diversity, equity, and inclusion within our organization; and transformative energy solutions and tools for our customers are and will remain top-of-mind. Sustainability is fully embedded in our key initiatives and strategies, our leadership development and workforce planning, our RISE values (Respect, Integrity, Stewardship and Excellence) and the tone at the top. Further, as defined in the Board Charter, the Board maintains oversight responsibility of our Company’s sustainability commitment, objective, and strategic initiatives.

Commitment to our Environment

We are committed to reduce Company-wide direct greenhouse gas emissions from 2019 levels by at least 50 percent by 2030, and to achieve net-zero emissions by 2050. These goals are part of our overall commitment to environmental stewardship, sustainability and corporate responsibility, and are consistent with goals established under the Paris Climate Agreement. We continue to make good progress toward meeting our goals in 2030 and 2050.

Commitment to our Culture and our Employees

Our long-term success is dependent on both what we do and how we do it. Our employees are our greatest asset and human capital management is paramount to our long-term success. Our employees reflect a long-standing culture of dedication to inspired teamwork, constant collaboration, loyalty, and the insistence on the highest possible standards for ethical business practices. Our RISE values set the tone for our actions with all stakeholders, both internal and external. These values are shared by all employees in our organization, and are a source of pride and inspiration. We believe that, collectively, employees with individual differences, life experiences, and self-expression will lead not only to a better culture, but also to our long-term success and to greater achievements along the way. We are committed to a diverse and inclusive workplace in which employees feel valued and respected, and embrace the genuine benefits that focused and effective human capital management brings to our organization.

Our Approach

Tying Sustainability to Strategic Planning

Effective and informed strategic planning is essential to achieving our long-term operational and financial goals within a changing environmental and social landscape. Sustainability is embedded as a core element in our decision-making process to assist in guiding our strategic direction. Continuous focus on our strategic objectives and management of the critical success factors outlined in our strategic plan will ensure sustainable and beneficial growth for our shareholders, customers, employees, and all other stakeholders.

Aligning Sustainability and Risk Management

As climate-related risks evolve, so does the need to align sustainability and the assessment of risk. Our goal is to continuously enhance our understanding of enterprise-wide risk and uncertainty with comprehensive evaluation of current risks, scenario planning, and quantitative analysis. These tools strengthen our ability to successfully integrate sustainability into our strategic decision-making processes. By doing so, we are better able to assess operational, environmental, and social uncertainties and weigh their potential implications for our strategic priorities.

Our Practices and Priorities

Our values state clearly that sustainability initiatives are fundamental to and firmly rooted in our culture. This top-to-bottom emphasis on the very nature of sustainability helps ensure long-term benefits and value creation, and reflects our commitment to our corporate responsibilities to our shareholders, employees, customers, and society at large.

There are four key areas we believe are central to our Company and to the utility industry as the transition to a sustainable future continues. By looking closely at each area, we have identified practices and priorities that demonstrate our commitment to sustainability in support of our stakeholders while simultaneously illustrating our corporate culture in action.

ENERGY & THE ENVIRONMENT

Proactive energy resource planning with a strong emphasis toward lowering greenhouse gas emissions is a central philosophy and a critical element in a sustainable future.

PRIORITIES IN THIS AREA

◾  reduction of greenhouse gas emissions

◾  facilitation of distributed energy resources and storage alternatives

◾  support of utility-scale renewables and lower emissions

◾  end use efficiency and demand response

◾  overall environmental stewardship

PEOPLE

The people who make up our workforce are what makes us special. Recruiting, valuing, and retaining quality, highly motivated employees assures that our culture continues to thrive and our Mission is successful.

PRIORITIES IN THIS AREA

◾  workplace safety and sustainability

◾  employee development and engagement

◾  employee equity and belonging

SAFETY AND RELIABILITY

Safety and reliability are paramount to the effective delivery of electricity and natural gas to our customers. Electric reliability and gas emergency response time are also each tied directly to a metric we measure for our short-term Incentive Plan.

PRIORITIES IN THIS AREA

◾  system reliability and resiliency

◾  integrity of gas delivery infrastructure

◾  emergency preparedness

◾  data privacy and cyber security

CUSTOMER ENGAGEMENT AND COMMUNITIES

We have a responsibility to put the customer first and to be a vital part of the communities in which we operate. Superior customer service is also tied directly to one of the metrics we measure for our short-term Incentive Plan.

PRIORITIES IN THIS AREA

◾  superior customer service

◾  community relations and charitable giving

◾  energy affordability for our customers

◾  economic development in the communities we serve

Our Objective

As we transform our business to meet the needs of future generations, we are fully committed to the environmental, social and governance priorities that matter most to our shareholders and other stakeholders.

While change creates uncertainty for some, those who arrive prepared at these critical moments find great opportunity for growth and long-term benefits for all. With thoughtful planning, informed decision-making, and an inspired, dedicated workforce, we are well-positioned to capitalize on multiple growth opportunities as our industry continues to evolve and embrace the clean energy transition.

Corporate Sustainability and Responsibility Report

To learn more about the actions, projects and initiatives that enhance the sustainability of our Company, our communities, and our planet, our 2024 Corporate Sustainability and Responsibility Report can be viewed in its entirety on our website, unitil.com.

We anticipate issuing our 2025 Corporate Sustainability and Responsibility Report in October 2025, which will provide information about our accomplishments in 2024 and our progress in 2025 in support of our sustainability initiatives and priorities.

Corporate Sustainability & Responsibility Report

2024

Unitil
energy for life

COMMITTEES OF THE BOARD

The Board has the following standing committees: Audit Committee; Compensation Committee; Executive Committee; and Nominating and Governance Committee. The tables below provide a summary of each committee with respect to membership and primary responsibilities.

Audit Committee

Committee Members	Anne L. Alonzo	Mark H. Collin	Edward F. Godfrey	Michael B. Green	Justine Vogel
Independent:	✔	✔	✔	✔	✔
Financial Expert:		✔	✔	✔	✔
Meetings in 2024:	4	4	4	4	4
Latest Charter Review:	October 29, 2024
Primary Charter Directives:	◾ To provide independent and objective oversight of the Company’s accounting functions, internal controls and financial reporting

Committee Chair

The Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Each member of the Committee is financially literate, knowledgeable and qualified to review financial statements. The Committee operates under a written charter, which it reviews annually, and adopts amendments, if necessary, to reflect changes governing financial reporting and accounting requirements or its responsibilities. The Audit Committee Report, which appears in the section entitled Audit Matters, more fully describes the activities and responsibilities of the Committee.

Compensation Committee

Committee Members	Anne L. Alonzo	Neveen F. Awad	Winfield S. Brown	Suzanne Foster	Jane Lewis- Raymond	David A. Whiteley
Independent:	✔	✔	✔	✔	✔	✔
Meetings in 2024:	3	6	6	6	2	6
Latest Charter Review:	October 29, 2024
Primary Charter Directives:	◾ To establish objectives and interpret the terms of the Company’s compensation policies with regard to base salary, incentive compensation, equity compensation, and benefits programs
◾ Approval of executive-level base salaries and approval and recommendation to the Board of base salaries for Named Executive Officers
◾ Review and approval of annual performance measures and approval of annual incentive compensation plan awards

Committee Chair

NOTES:

Ms. Alonzo joined the Committee on July 31, 2024, and therefore did not attend the meetings held on January 30, April 30, and July 30, 2024. Ms. Lewis-Raymond joined the Committee on October 30, 2024, and therefore did not attend the meetings held on January 30, April 30, July 30, and October 29, 2024.

The Compensation Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities. The specific activities and responsibilities of the Committee are described in greater detail in the section entitled Compensation Committee Operations.

Executive Committee

Committee Members	Winfield S. Brown	Michael B. Green	Thomas P. Meissner, Jr.	Justine Vogel	David A. Whiteley
Independent:	✔	✔		✔	✔
Meetings in 2024:	1	1	1	1	1
Latest Charter Review:	January 29, 2025
Primary Charter Directives:	◾ To act on behalf of the Board when necessary between scheduled Board meetings
◾ Annual Review of CEO performance (jointly with the Compensation Committee)

Committee Chair

The Executive Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities. Committee membership includes the Chairman of the Board, the lead director, and the chairs of the Audit, Compensation, and Nominating and Governance Committees of the Board, as well as any additional Board members appointed at the discretion of the Board.

Nominating & Governance Committee

Committee Members	Neveen F. Awad	Winfield S. Brown	Suzanne Foster	Michael B. Green	David A. Whiteley
Independent:	✔	✔	✔	✔	✔
Meetings in 2024:	1	4	4	4	4
Latest Charter Review:	October 29, 2024
Primary Charter Directives:	◾ The review and oversight of corporate governance standards

◾  To coordinate searches for potential nominees for Board members, review and evaluate qualifications of potential Board members, and recommend to the Board nominees for vacancies occurring from time to time on the Board

◾ To review Board member performance prior to recommendation for nomination to stand for election to an additional term
◾ The annual review and evaluation of Directors’ compensation and recommendation of any changes to the Board

Committee Chair

NOTES:

Ms. Awad joined the Committee on July 31, 2024, and therefore did not attend the meetings held on January 30, April 30, and July 30, 2024.

The Nominating and Governance Committee operates under a written charter, which it reviews annually and, as appropriate, amends to reflect changes in its responsibilities.

All Committees

The existence and activities of all committees of the Board do not alter the traditional roles and responsibilities of Unitil’s management. All committees may delegate authority to individuals or subcommittees when they deem appropriate, subject to applicable laws, rules or regulations. However, in delegating authority, a committee shall not be absolved from the responsibilities designated under the terms of its respective charter. All committees shall undertake any other action or exercise such other powers, authority, duties and responsibilities as necessary or appropriate to the discharge of the duties and responsibilities set forth in their respective charters or our Bylaws, or otherwise required by the listing standards of the NYSE or other applicable laws, rules or regulations, or as shall otherwise be determined by or assigned by the Board.

The charters for each of the standing committees are available in the Corporate Governance section of the Investor Relations section of our website at unitil.com/investors, or in print to any shareholder or other interested party, free of charge, upon request to the Office of the Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720; or to InvestorRelations@unitil.com; or by calling toll free 800-999-6501.

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The following report is submitted by the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2024. In discharging its oversight responsibility regarding the audit process, the Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), our Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by AS 1301, as adopted by the Public Company Accounting Oversight Board. In addition, the Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte the firm’s independence with respect to our Company.

During 2024, the Audit Committee members received quarterly financial information for review and comment prior to the filing of each of our Forms 10-Q with the SEC. In fulfilling its responsibilities relating to the financial statements, the Committee also reviewed and discussed our significant accounting policies and the audited financial statements for the fiscal year ended December 31, 2024, with management and Deloitte. Based on the review and discussions with management and Deloitte, the Committee recommended to the Board that the audited financial statements be included in the 2024 Form 10-K for filing with the SEC.

Audit Committee Members

Anne L. Alonzo, Mark H. Collin, Edward F. Godfrey, Michael B. Green, and Justine Vogel (chair)

PRINCIPAL ACCOUNTANT FEES & SERVICES

The following table presents fees for professional services rendered by Deloitte, Unitil’s independent registered public accounting firm, for the fiscal years ended December 31, 2024, and December 31, 2023.

	Fiscal 2024	Fiscal 2023

Audit Fees	$1,324,388	$1,135,000

Audit-Related Fees	$30,000	$22,500

Tax Fees	$0	$0

All Other Fees	$3,790	$3,790

Total Fees	$1,358,178	$1,161,290

Audit Fees

In 2024 and 2023, this category includes fees incurred for professional services rendered by Deloitte for reviewing the quarterly financial statements included in our Quarterly Reports on Form 10-Q, auditing our annual financial statements included in our Annual Report on Form 10-K, and auditing our internal control over financial reporting. In addition, in 2024, this category also includes fees incurred of approximately $60,000 for audit services rendered by Deloitte related to the Company’s customer information system upgrade in the first quarter of 2024.

Audit-Related Fees

In 2024 and 2023, this category includes fees of $30,000 and $22,500, respectively, incurred for professional services rendered by Deloitte in connection with our filing of registration statements with the SEC.

Tax Fees

In 2024 and 2023, Deloitte did not perform any tax services.

All Other Fees

In 2024 and 2023, this category includes fees of $3,790 for cost-based non-audit services consisting of subscriptions to DART (the “Deloitte Accounting Research Tool”).

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s formal policy is that all services to be provided by the independent registered public accounting firm engaged to audit our consolidated financial statements, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Committee. The Committee pre-approved all audit, audit-related, tax and all other services provided by Deloitte during fiscal 2024 and 2023.

COMPENSATION

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee is appointed annually by the Board and is responsible for, among other things, oversight of the executive compensation program. The Committee has overall authority to establish goals and objectives and to interpret the terms of our compensation policies, including base salary, incentive compensation, equity compensation, and all benefits programs. The Committee discharges its oversight responsibilities by carrying out the specific functions and exercising the authority provided in its charter (the “Compensation Committee Charter”). See the section entitled Compensation - Compensation of Named Executive Officers - Compensation of Directors for information on the Nominating and Governance Committee’s work regarding Directors’ compensation.

The Committee has the authority to delegate some of its responsibilities to individuals or subcommittees of the Committee’s choice, subject to applicable laws, rules or regulations. However, such delegation does not absolve the Committee from the responsibilities that it bears under the terms of the Compensation Committee Charter.

The Committee has the authority to invite executive officers, members of management or other guests to attend meetings, to perform research, or to provide relevant information or recommendations. In 2024, at the Committee’s request, Mr. Meissner, Mr. Hevert, Mr. Hurstak, and the vice president of people, shared services and organizational effectiveness, John Closson, served the Committee in a consultative capacity, providing data and analytical support, as well as management perspective and recommendations relative to employee compensation and benefits, including executive compensation.

The Committee also has the authority to retain or obtain the advice of outside counsel, compensation consultants or other advisors to advise the Committee as it deems necessary. The Committee is directly responsible for the appointment, retention terms (including compensation), and oversight of the work of any adviser it retains. Prior to retaining or obtaining advice from an adviser, the Committee will consider factors relevant to the adviser’s independence from management to the extent required by the NYSE listing standards.

The Committee has periodically engaged a compensation consultant, Willis Towers Watson (“Willis Towers”), to provide compensation study data, including data from selected peer companies and compensation marketplace survey analysis, as well as to provide various recommendations based on study findings and industry trends for the Committee’s consideration. Willis Towers is engaged by and reports directly to the Compensation Committee. Willis Towers receives compensation only for services related to executive compensation, employee benefits and general compensation matters, and neither it nor any affiliated company provides any other services to us or our subsidiaries.

The Compensation Committee engaged Willis Towers in 2024 to conduct a comprehensive review and assessment of senior management compensation, including the CEO, president, and CFO compensation, non-union employee compensation, employee benefits, and directors’ compensation, (the “2024 Compensation Analysis”). The Committee requested Willis Towers to provide an assessment of current levels of competitive compensation and broad-based benefit programs to assist the Committee with its decisions concerning 2025 compensation. See the section entitled Compensation - Compensation Discussion and Analysis for additional information on the 2024 Compensation Analysis and the Committee’s work in 2024 regarding compensation-related matters for the 2025 compensation year. See also the section entitled Compensation - Compensation Discussion and Analysis for additional information on the comprehensive compensation analysis prepared by Willis Towers in 2019 and the Committee’s work regarding compensation-related matters for compensation years 2020-2024.

In 2024, we incurred total expenses of $205,298 for services rendered by Willis Towers. The services were approved by the Compensation Committee as part of the Willis Towers 2024 engagement.

In addition, we requested and received information from Willis Towers to assist the Committee in determining whether its work raised any conflict of interest. Based on the responses provided by Willis Towers in its completed Conflict of Interest Questionnaire, there were no conflicts of interest in 2024.

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION

The current members of the Compensation Committee are not current or former officers or employees of Unitil. No member of the Committee has any relationship requiring disclosure under Item 404 of Regulation S-K, Transactions with Related Persons. In addition, none of our executive officers serve on the board of directors or compensation committee of another company where an executive officer of the other company also serves on the Board or Compensation Committee.

RISK & BROAD-BASED COMPENSATION PROGRAMS

We believe the risks that may arise from our compensation policies and practices, which include the annual short-term incentive award performance metrics, long-term incentive award performance metrics, variable and non-variable pay mix, and limited non-performance payouts, are not likely to have a material adverse effect on us because of multiple factors that work together, as summarized below.

COMPENSATION DISCUSSION & ANALYSIS

2024 PERFORMANCE REVIEW

As a Company, 2024 presented both unique opportunities and challenges, but it was a year of outstanding progress for the Company, marked by record financial performance, operational excellence, and advancement of our strategic priorities. At year end, we achieved record earnings of $2.93 per share, a 3.9% increase over 2023, and a Net Income increase to $47.1 million, despite the second warmest winter on record. Further, and equally important, we continued to build a strong foundation for sustained growth in the years ahead. In particular, we were able to capitalize on a uniquely attractive M&A opportunity to acquire Bangor Natural Gas Company, which expanded our regulated utility operations within our existing Maine jurisdiction, and extended our outlook for sustainable long-term growth.

Our strong financial results in 2024 were supported by a multitude of noteworthy accomplishments in the past year. These accomplishments are a testament to our resiliency and commitment to continued execution of the fundamentals of our business for continued success in the years ahead. A summary of some of these successes is below.

Unitil

Unitil
energy for life

Annual Report

2024

Operations and Safety

◾

We achieved top quartile electric service reliability with a SAIDI (System Average Interruption Duration Index), the total length of time the average customer is without electric service during the year measured in minutes, of 85 minutes, marking three consecutive years of top-quartile reliability performance.

◾

We ranked as one of the top companies in the nation for gas emergency response, responding to 91% of gas emergency calls in 30 minutes or less, and over 99% of calls in 45 minutes or less. We once again placed in the top 10 (out of approximately 90 companies) in the American Gas Association’s Best Practices Program in all emergency response categories including average response time, and response within 30, 45 and 60 minutes.

◾	We received the Northeast Gas Association’s 2024 PSMS Excellence in Safety Award for our implementation of a Pipeline Safety Management System (PSMS) based on a framework of operational excellence.

◾

We completed replacement of 126 miles of cast iron, bare steel and other aging infrastructure in Maine, concluding a 14-year program that began in 2011. The modernized system is much safer, with fewer leaks and fugitive methane emissions and greatly expanded capacity.

Customer Service

◾

We delivered exceptional service to customers, achieving a customer satisfaction rating of 90% compared to the national benchmark of 84%, despite comparatively high energy costs in the New England region. We once again ranked as the #1 utility in the northeast in customer satisfaction (for the fifth consecutive year), and for the first time ranked #1 in the eastern United States.

Employee Satisfaction and Culture

◾	We continued to sustain exceptionally high levels of employee pride and engagement. Our 2024 employee survey results indicated that 91% of employees are proud to work for us.

◾	We were named one of the “Best Companies to Work For” in New Hampshire by Business NH Magazine for the third consecutive year, solidifying our position as a sought-after employer in the region.

Infrastructure Investments

◾

We secured all permits and began construction on the Kingston Solar Project, our 5MW utility-scale solar project in Kingston, New Hampshire, as part of our commitment to develop and invest in renewable energy projects. When completed in the first quarter of 2025, we expect this project will generate approximately 9.7 million kilowatt hours annually, and will be the largest solar energy project of its kind in the state of New Hampshire.

◾

We completed a multi-year upgrade of our Customer Information System to create a new Customer Experience Management system. The new system provides customers with advanced digital tools to manage their energy use more effectively and offers expanded payment offerings, enhances the customer experience and accelerates the revenue collection process.

◾

We completed implementation of a Security Information and Event Management system, consolidating a vast array of data into a single, unified platform. This solution provides a comprehensive view of our security posture, allowing security operations to detect, investigate, and respond to security incidents swiftly and effectively.

◾

We developed and obtained regulatory approval for a robust Electric System Modernization Plan (the “ESMP”) in Massachusetts. The ESMP includes approximately $50 million of investments in grid enhancements including information technologies, operating and network technologies, and electric vehicles.

Regulation

◾

We successfully opposed anti-gas legislation in Maine that would have eliminated the option for gas service in communities not already served, and would have made converting to natural gas cost prohibitive for customers.

Sustainability / Carbon Reduction Commitment

◾	We continued to advance our commitment to reduce Company-wide direct greenhouse gas emissions from 2019 levels by at least 50% by 2030, and to achieve net-zero greenhouse gas emissions by 2050.

◾

We implemented advanced mobile leak detection across all of our gas systems using state-of-the-art Picarro vehicle-based methane detection technology as part of a broader strategy to reduce company-wide greenhouse gas emissions. This technology enables leaks to be pinpointed for repair and direct measurement of methane released to the atmosphere, targeting emissions that currently represent over 80% of our Scope 1 emissions.

◾

We received the “Climate and Energy” award from New Hampshire Businesses for Social Responsibility in recognition of our efforts to reduce our carbon footprint through various initiatives across the organization.

In addition to the operational successes noted above, we also continued to advance our long-term strategic planning initiatives, including customer engagement, clean transportation, renewable energy, operating systems’ integrity, grid modernization, and employee engagement. We continued to accelerate dividend growth for our investors continuing our unbroken record of annual dividend payments in 2024. On January 31, 2024, the Board of Directors approved an increase in the annualized dividend to $1.70 per share, maintaining our dividend payout ratio near the low end of our long-term target range of 55% - 65%. On January 29, 2025, the Board of Directors voted to increase the 2025 annualized dividend to $1.80 per share.

EXECUTIVE COMPENSATION POLICIES

EXECUTIVE COMPENSATION RECOVERY POLICY

The purpose of the Executive Compensation Recovery Policy (the “Policy”) is to provide for the recovery of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the securities laws. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement, we shall be entitled to recover any excess performance-based compensation received by any current or former Covered Executive5 during the three-year period immediately preceding the date on which we are required to prepare an accounting restatement. “Performance-based compensation6” is defined as all annual incentives and long-term incentives (whether in cash, in equity, or otherwise) granted, earned, vested or unvested with performance features based wholly or in part on our Company’s or a specified group’s attainment of a financial reporting measure. “Financial reporting measures” is defined as measures that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measure(s) that are derived wholly or in part from these measures. We shall recover any erroneously awarded performance-based compensation in accordance with the Policy, with the exception that if the conditions of Rule 10D-1 of the Exchange Act and the listing standards of the NYSE are met, the Compensation Committee determines that recovery would be impractical. All actions taken under this Policy will comply with Section 10D of the Exchange Act and the listing standards of the NYSE.

[5]

The term “Covered Executive” includes the Company’s:
◾ chief executive officer; president; chief financial officer; chief accounting officer or controller; any vice president in charge of a principal business unit, division or function; any other officer who performs a policy-making function

[6]

For the purposes of the Executive Compensation Recovery Policy, performance-based compensation is defined as all annual incentives and long-term incentives, whether in cash, in equity, or otherwise, with performance features based on Unitil’s or a group’s performance.

EXECUTIVE STOCK OWNERSHIP POLICY

Chairman and CEO	4X
Chief Financial Officer	3X
All Other Named Executive Officers	2X

All Named Executive Officers of our Company are required to own shares of our common stock in the equivalent value of a multiple of base salary. Any newly appointed Named Executive Officer will have four years from the date of appointment to obtain the required shares of stock. Additional information concerning the current share ownership of our Directors and officers can be found in the section entitled Share Ownership —Beneficial Ownership.

EXECUTIVE STOCK RETENTION POLICY

The Board believes that our executive officers should own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved.

PROHIBITION ON HEDGING AND/OR PLEDGING COMPANY STOCK POLICY

All members of the Board and the executive officers are prohibited from engaging in short sales or engaging in any hedging transaction with respect to Unitil common stock, as well as engaging in any transactions that result in pledging, or using as collateral, shares of Unitil common stock in order to secure personal loans or other obligations, including any shares that may be held in a margin account.

TIMING AND PRICING OF STOCK AWARDS

While we do not have a formal policy regarding the timing of equity awards, our practices regarding the grant of equity awards are designed to comply with applicable securities laws, and to reflect the integrity of our executive compensation program. The Board, together with the Compensation Committee, are responsible for determining the timing and terms of equity awards to eligible persons, including Named Executive Officers, other employees, and Directors. We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based upon grant dates of equity. Equity awards are granted in connection with our yearly compensation cycle at pre-scheduled meetings. Currently, we do not issue stock options or SARS, and there are no stock options or SARS outstanding.

Compensation Philosophy and Administration

The Compensation Committee is responsible for oversight of our executive compensation program. The Committee, the Board and management recognize the value and importance of sound principles for the development and administration of competitive compensation and benefit programs. We believe our executive compensation program:

◾   is instrumental in the achievement of our short-term and long-term strategic and business objectives;

◾   provides appropriate rewards for the fulfillment of strong operational and financial performance; and

◾   provides appropriate rewards for practicing our core values and principles, which creates lasting value for our shareholders and other stakeholders.

Executive Compensation – Guiding Principles

◾  Annual compensation (currently defined as base salary, cash incentive and equity compensation for the Company’s employees, including the Executive Officers) should generally target the national market median, which is defined as the middle, or the 50th percentile, of the compensation marketplace.

◾  The compensation methodology for determining base pay increases should be the same for all executive positions including the CEO and other Named Executive Officers.

◾  The compensation methodology should include a consistent formula for determining each component of annual compensation based on both objective and verifiable market data and on attainment of selected performance measures from the Company’s approved strategic plan (the “Strategic Plan”) or other approved relevant financial performance measures.

◾  The compensation program(s) for all employees should ensure pay equity for similar jobs across the organization.

The Compensation Committee uses a set of guiding principles in the design and implementation of the Company’s executive compensation program, which are outlined above. The primary goal of the guiding principles is to ensure consistency and fairness in all aspects of the Committee’s oversight of compensation policy. Additional information concerning the processes and operational procedures followed by the Committee can be found in the section entitled Compensation—Compensation Committee Operations.

Compensation Policy & Process

The principal objective of our executive compensation program is to attract, motivate, retain and reward highly qualified employees committed to the achievement of solid financial performance, outstanding service to customers, and excellence in the management of our assets. It is our belief that a strong sense of teamwork and shared responsibility are vital to achieving strong performance. Our incentive compensation reflects and supports this philosophy with an appropriate balance of financial and operational goals that apply to the entire management team. See the section entitled Compensation - Compensation Discussion and Analysis - Elements of Compensation for a discussion of the specific goals set, and results achieved, for 2024. We also believe that retention of talented and dedicated key executives will help ensure continued focus on the achievement of long-term growth in shareholder value and overall sustainability, which in turn will provide significant benefits to all of our stakeholders, including shareholders, customers and employees.

Compensation Policy – What We Do & What We Do Not Do

The Compensation Committee continuously strives to make improvements to our executive compensation policies. Below is a summary of what we do and what we do not do with respect to executive compensation, the totality of which the Committee and the Board believe aligns with the long-term interests of our shareholders as well as with today’s commonly accepted best practices in the market.

Compensation Decisions for 2020 - 2024

In order to prudently manage outside consulting expenses, the Compensation Committee decided to forego consulting work related to overall executive pay in the years 2020, 2021, 2022, and 2023. Instead, the Committee determined the information contained in the comprehensive 2019 Compensation Analysis remained relevant and therefore was used as an across-the-board assessment benchmark. The Committee also used existing compensation programs and policies previously found to be reasonable and competitive to evaluate overall executive compensation for 2021, 2022, 2023 and 2024. The Committee recommended and the Board approved executive compensation paid in January of each respective year as noted. We continue to include the details of the 2019 Compensation Analysis, which is described below, as it is the base benchmark for executive compensation disclosed in this proxy statement.

2019 Compensation Analysis Benchmarking 2020 Compensation Decisions 2021 Compensation Decisions 2022 Compensation Decisions 2023 Compensation Decisions 2024 Compensation Decisions

2019 Compensation Analysis Scope of Work

Review of Total Compensation Philosophy

Senior Management Competitive Assessment:

Detailed review of total direct compensation* for approximately 20 executive positions, including the CEO, CFO and other Named Executive Officers

◾   Confirmation of competitive marketplace and peer group

◾   Assessment of pay level competitiveness and mix of total compensation

◾   Competitiveness of cash and equity incentive levels

Non-Union Staff Competitive Assessment:

Competitive assessment of non-union staff cash compensation for 75 jobs covering approximately 150 incumbents

◾   Cash compensation

◾   Appropriateness of salary structure

◾   Analysis of incentive targets

Directors’ Competitive Assessment:

Competitive assessment of total direct compensation* for outside Board members

◾   Confirmation of peer group

◾   Assessment of pay elements including board and committee annual retainers, meeting fees, board and committee leadership premiums

Broad Based Benefit Program Assessment:

Review of program design to ensure competitiveness as an element of total compensation

*For the purposes of this analysis, total direct compensation is defined as base salary, annual incentives and long-term incentives.

In 2019, the Committee engaged Willis Towers to conduct a comprehensive review and assessment of senior management compensation, including

CEO, CFO, and other Named Executive Officers’ compensation, non-union employee compensation, employee benefits, and Directors’ compensation (the “2019 Compensation Analysis” or as used in this section entitled “Compensation Decisions 2020-2024,” the “Analysis”) in the context of market practices and our compensation philosophy. The Committee requested Willis Towers provide an assessment of current levels of competitive compensation and broad-based benefit programs to use as a tool to assist the Committee with its decisions concerning, initially, 2020 compensation, and ultimately, 2021-2024.

2019 Compensation Analysis - Summary

The 2019 Compensation Analysis scope included an overall analysis of our compensation as it relates to and supports our business strategy, alignment with the compensation philosophy, peer group identification, detailed information on executive, non-union staff and Directors’ compensation, as well as a review of the research methodology and process, key findings with regard to base salary and incentive compensation, program assessment, and several recommendations for the Committee’s consideration.

General Methodology

Towers Watson used both compensation data from published compensation surveys focused on comparably sized organizations in the utility sector and general industry sector (for “cross industry” positions), and compensation data from proxy filings of our approved peer group of 13 publicly traded utility companies with annual revenues between $275 million and $1.6 billion (the “2019 Peer Group”)7, which was approved by the Compensation Committee in April 2019 for the purposes of this Analysis.

Compensation Data from Published Compensation Surveys

Compensation data from published compensation surveys focused on comparably sized organizations in the utility sector and general industry sector (for “cross industry” positions)8. Published survey data were size-adjusted based on revenue, employee regression and/or scope parameters. Because the surveys are confidential, the specific data selected by Willis Towers did not indicate survey participants by company name.

Compensation Data from Proxy Filings

Compensation data was also extracted from the 2019 Peer Group proxy filings. The Compensation Committee used this data to analyze only the CEO’s and CFO’s compensation, with the objective of ensuring that CEO and CFO total compensation was reasonable, competitive and consistent with pay practices at peer companies.

Published compensation surveys generally provide a broader sample of data upon which to base compensation decisions, which is essential when analyzing a large number of positions as was the case with the 2019 Compensation Analysis. Data from peer company proxy filings generally validate published survey information with definitive executive compensation data from specific companies.

Methodology: Published Surveys

◾ Published survey data for all positions included in the Analysis were collected.

◾ Survey data for both general industry and utilities market segments reflected the size and scope similar to ours through the use of regression analysis or tabular grouping, where regression data are not available.

2019 Compensation Analysis

Pay Elements Focus

◾  Base salary

◾  Total cash compensation (base salary plus annual
incentive)

◾  Total direct compensation (base salary plus annual
incentive plus long-term incentive)

◾ Survey data were aged using an annualized rate of 3% to a common date of July 1, 2019, to ensure data consistency, where 3% represents the projected movement in senior executive compensation base pay levels for 2019.

[7]

The 2019 selected group includes ALLETE, Inc., Avista Corporation, Chesapeake Utilities Corporation, El Paso Electric Company, Genie Energy, Ltd., MGE Energy, Inc., Northwestern Corporation, Northwest Natural Gas Company, ONE Gas, Inc., Otter Tail Corporation, PNM Resources, Inc., Pattern Energy Group, Inc., South Jersey Industries, Inc.

[8]

The primary sources of data were the Willis Towers Watson CDB Executive Energy Services and General Industry Compensation Databases that provide market compensation data on over 1,000 U.S. organizations, as well as other published survey sources including the Mercer Executive Compensation Survey Report.

◾	Survey data cover a large number of benchmark positions, and the median (50 th percentile) of this data set approximated the 25 th percentile of the smaller proxy-based data set.
Methodology: Peer Group Proxy Filings

◾	A benchmarking assessment was prepared using position-specific market data to compare current compensation levels for the CEO and the CFO with compensation levels for comparable positions.

◾	Market data for total direct compensation elements were extracted for the 25 th percentile, the 50 th percentile (median), and the 75 th percentile.

◾
Based on the size of the 2019 Peer Group companies relative to our financial profile (based on fiscal year-end
2018 revenues and number of employees), Willis Towers recommended that we focus on the 25 th
percentile information within this data set.

Willis Towers completed the 2019 Compensation Analysis in July 2019, and provided a comprehensive report outlining the findings of the Analysis and associated recommendations to the Committee for review and consideration.
The 2019 Compensation Analysis allowed the Committee to gain a greater understanding of then current compensation in the context of market practices, establish a benchmark upon which to base its compensation decisions for compensation years 2020 through 2024, and accurately assess the competitiveness of each executive officer’s, including the CEO’s and CFO’s, overall compensation and alignment with the Committee’s Compensation Philosophy.
2024 Compensation Analysis – Summary

In early
2024
, the Committee engaged Willis Towers to conduct a comprehensive review and assessment of executive compensation, non-union
employee compensation, employee benefits, and Directors’ compensation (the “2024 Compensation Analysis”) in the context of market practices and our compensation philosophy. The Committee used the 2024 Compensation Analysis as a baseline benchmark to set 2025 compensation, and will continue to do so in future years until the next comprehensive analysis is completed, which is expected in 2029, with updates as needed or requested.

The Committee’s standard practice is to engage a compensation consultant to prepare a comprehensive study of all elements of compensation every five years, with updates or specific studies on executive compensation or compensation-related matters as needed. Prior to the completion of the 2024 Compensation Analysis, the last comprehensive analysis was performed in 2019, as described in the preceding pages of this proxy statement.

The scope of the 2024 Compensation Analysis included an overall review and analysis of our executive, non-union staff and Directors’ compensation as it relates to and supports our business strategy, alignment with the compensation philosophy, overall competitiveness, and peer group selection.

Willis Towers employed the same methodology used in past analyses and study updates to assess our position in the compensation marketplace. Willis Towers used both compensation data from published compensation surveys focused on comparably sized organizations in the utility sector and general industry sector (for all senior management positions), and compensation data from proxy filings of our approved peer group of 12 publicly-traded utility companies with annual revenues between $97.4 million and $2.37 billion (the “2024 Peer Group”)[9] for CEO and CFO analysis.

2024 Compensation Analysis Scope

Review of Total Compensation Philosophy

Senior Management Competitive Assessment:

Detailed review of total direct compensation* for approximately 29 executive positions, including the CEO, CFO and other Named Executive Officers

◾   Confirmation of competitive marketplace and peer group alignment

◾   Assessment of base pay level competitiveness and mix of total direct compensation

◾   Competitiveness of cash and equity incentive levels

◾   Identification of gaps against market relative to base pay, incentive targets and equity levels

Non-Union Staff Competitive Assessment:

Competitive assessment of non-union staff cash compensation for 68 jobs covering approximately 96 incumbents

◾   Cash compensation

◾   Comparison of actual pay and desired philosophy with published survey data

◾   Appropriateness of salary structure

◾   Analysis of incentive targets

Directors’ Competitive Assessment:

Competitive assessment of total direct compensation* for outside Board members

◾   Confirmation of peer group

◾   Assessment of pay elements including board and committee annual cash and equity retainers, meeting fees, board and committee leadership premiums

◾   Identification of gaps against market

Broad Based Benefit Program Assessment:

Review of program design to ensure competitiveness as an element of total compensation

*for the purposes of this analysis, total direct compensation is defined as base salary, annual incentives and long-term incentives.

Willis Towers completed the 2024 Compensation Analysis in October 2024. Deliverables included a review of the research methodology and process, key findings with regard to base salary and incentive compensation, program assessment, and several recommendations for the Committee’s consideration. Results of the Directors’ competitive assessment were also provided to the Nominating and Governance Committee. Please see the section entitled Compensation – Compensation of Directors for additional information on the Nominating and Governance Committee’s actions concerning Directors’ compensation.

(9)

The 2024 selected group consists of ALLETE, Inc., Avista Corporation, Chesapeake Utilities Corporation, MGE Energy, Inc., New Jersey Resources Corporation, NorthWestern Energy Group, Inc., Northwest Natural Gas Company, ONE Gas, Inc., Otter Tail Corporation, PNM Resources, Inc., RGC Resources, Inc..

The Committee used the information provided in the 2024 Compensation Analysis:

◾	to gain a general understanding of current compensation in the context of market practices;

◾	as a reference point, or benchmark, upon which to base its compensation decisions starting with decisions for the 2025 compensation year; and

◾	to analyze the competitiveness of each executive officer’s, including the CEO’s and CFO’s, overall compensation and alignment with the compensation philosophy.

The Committee did not use any information provided in the 2024 Compensation Analysis for decisions or consideration relating to 2024 compensation.

Salary Administration

Our Salary Administration Policy has three objectives:

◾	to provide a compensation program equal to or better than the median of compensation programs provided by geographically comparable businesses;

◾	to manage base salaries in a manner that recognizes and appropriately rewards performance within prescribed budgetary limits; and

◾	to provide base salary opportunities that are competitive with external pay practices for substantially comparable work.

The Salary Administration Policy includes three important components:

Job Description
Every employee of the Company has a job description that represents his or her position within the Company. All job descriptions are written using a requisite format describing the position purpose, principal accountabilities, competencies, challenges, decision-making authority, qualifications, and scope and quantitative dimensions.

Job Evaluation
We use a variety of published salary sources and survey data to assist in the review and evaluation of non-executive, non-union job descriptions in order to confirm reasonable and appropriate base compensation for each position. See also the section entitled
Compensation - Base Salary below. This practice provides for internal equity between comparable positions as well as external comparability with other companies. The end result of the job evaluation process is that each job is assigned a pay grade that translates into a salary range. Executive level positions (including the Named Executive
Officers) are reviewed and evaluated independently by Willis Towers.

Market Analysis & Salary Range
We participate in numerous salary market studies to ensure that the competitiveness of base salaries is maintained. We adjust the salary ranges each year based upon the results of these surveys to ensure that we maintain our salary ranges at the median market level. Historically, the salary ranges have been adjusted by approximately 2 - 3 % annually based on market survey data. The midpoint of the base salary range is set at the median level of the broad-based published compensation survey group when compared to similar positions at comparable companies. The minimum in the salary range is determined by multiplying the midpoint by 80%, and the maximum is determined by multiplying the midpoint by 120%. In general, the salary range minimum is commonly the lowest amount we will pay a new employee in the job, with the aim of employees reaching the midpoint of the range within five years. The midpoint is where we strive to pay fully trained, fully competent employees. The midpoint to maximum range is where high-performing employees and long-term employees tend to be paid. Exceptions are occasionally made based on experience, skills, education, and other factors.

Base Salary

We set base salary ranges for every job grade and position based upon salary survey data provided by Willis Towers and in accordance with the Salary Administration Policy described above. In relation to each Named Executive Officer, base salary is set within the salary range based upon individual experience, skills, and education, as well as performance relative to individual annual goals. This process is used for both executive and non-executive positions.

Short-Term Incentive Compensation – Cash Incentive

We set annual target cash incentive awards equal to the median of the broad-based published compensation survey group for the executive officers’ target cash incentive awards at other comparable companies based on data provided by Willis Towers. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s annual target cash incentive award. We have developed a “balanced score card” approach to setting goals for the annual incentive awards, which includes certain goals from the Strategic Plan that represent success in financial results, electric reliability, gas safety, customer service and distribution cost per customer. The Compensation Committee approves the quantitative goals, also referred to as performance metrics, for these awards annually. See the section entitled Compensation - Compensation Discussion and Analysis — Elements of Compensation for a discussion of the balanced score card.

Long-Term Incentive Compensation – Equity Compensation

We grant shares of restricted stock to selected management participants in the Third Amended Stock Plan generally on an annual basis. The size of the annual restricted stock award (the “target award”) is based upon the midpoint of the participant’s salary grade, multiplied by the participant’s salary grade multiplier (i.e., the equity compensation opportunity percentage), divided by the 30-day average stock price of our common stock10, less the percentage of anticipated Federal and Medicare taxes to equal the number of

[10]	Generally, the 30-day average stock price is calculated using the Unitil common stock closing price from (approximately) December 15 of the prior year through January 15 of the current year.

shares to be granted. The salary grade multiplier is based on research data provided by Willis Towers in their competitive assessment (the “Assessment”) of long-term incentive compensation (“LTI”) program design conducted in 2021. Willis Towers incorporated information from the proxy statements of our peer group into the Assessment as a benchmark to set the salary grade multiplier.

All Named Executive Officers are required to hold all forms of equity, vested or unvested, received as compensation until retirement or other separation from Unitil. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. However, to date, no such waiver has been requested or granted.

Performance-Related Incentive Compensation

In addition to individual performance, overall Company performance is a critical component in the determination of how each individual executive is paid relative to the market median of the broad-based published compensation survey group, as described above. See also the section entitled Compensation – Compensation of Named Executive Officers – Proportional Compensation for additional information on performance-related compensation.

CEO Pay Ratio

Summary

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. Our principal executive officer is Mr. Meissner (the “CEO”).

We believe the compensation program and salary administration policy should be consistent and internally equitable to motivate all employees to perform in ways that enhance shareholder value. We also believe that our compensation philosophy and processes yield an equitable result for all employees, which is reflected in the resulting ratio.

Methodology

To reasonably identify the median employee, we prepared a list of all active employees (excluding the CEO) as of December 31, 2024. The list included part-time employees. As of December 31, 2024, we employed 544 people of which 372 were non-union employees and 172 were union employees covered by a collective bargaining agreement.

Next, we extracted the taxable wages number reported in Box 1 of the 2024 Form W-2 from our payroll records for each employee, excluding the CEO. We did not annualize wages and salaries for those employees who were not employed for the full year of 2024. The median employee was then identified based on taxable wages as reported on Form W-2. Once identified, we calculated the median employee’s total annual compensation in the same manner as “Total Compensation” shown for the CEO in the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

Results

The table below shows the information used for the calculation of the ratio of the estimated annual total compensation of the median employee identified using the methodology described above to the annual total compensation of Mr. Meissner as calculated for the Summary Compensation Table.

2024 PAY RATIO TABLE
	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
(a)	(b)	(C)	(d)	(e)	(f)	(g)	(h)
Thomas P. Meissner, Jr.	2024	$712,012	$690,759	$518,354	$492,404	$158,490	$2,572,032
Median Employee	2024	$90,001	—	$8,064	—	$13,016	$111,081

Ratio of Median Employee’s to Mr. Meissner’s Annual Total Compensation:							1:23

NOTES:

(1)

The value shown represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the award of restricted stock granted under the Third Amended Stock Plan on January 30, 2024. The grant date fair value is based on the closing price of Unitil common stock of $48.99 on January 30, 2024. See also the Summary Compensation Table in the section entitled Compensation of Named Executive Officers.

(2)

The values shown include cash incentive awarded on January 28, 2025, for 2024 Management Incentive Plan results. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

(3)

The value shown for Mr. Meissner includes the change in Pension value and the change in the Supplemental Executive Retirement Plan (the “SERP”) value. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

(4)

The value shown for Mr. Meissner for the year 2024 includes an annual vehicle allowance, the Company’s contributions to 401(k) and HSA accounts, non-preferential dividends earned in 2024 on the shares of restricted stock awarded in 2024, and the tax adjustment on the shares of restricted stock that vested for tax purposes in 2024 in accordance with the provisions of the Third Amended Stock Plan. The value shown for the median employee includes the Company’s contributions to 401(k) account, and the medical insurance opt out payment. See also the Summary Compensation Table in the section entitled Compensation - Compensation of Named Executive Officers.

Shareholder Advisory Vote on Executive Compensation

As required by the Dodd-Frank Act, we must provide the opportunity for shareholders to vote, on an advisory basis, on the compensation of executives (commonly known as a “say-on-pay” proposal). We present the say-on-pay proposal to our shareholders annually.

2024 Voting Result

At the 2024 annual meeting of shareholders, we presented the required non-binding advisory say-on-pay vote on the compensation of our Named Executive Officers as Proposal 4. As we reported in the Current Report on Form 8-K, filed with the SEC on May 7, 2024, 97% of shareholders approved, by advisory vote, the compensation of our Named Executive Officers. The Compensation Committee continues to believe the significant compensation and governance-related policy changes made in 2018 are reflected in the consistently superior say-on-pay advisory vote results in 2019 through 2024.

Compensation-Related Policies

◾   No excise tax gross up provision in any Change of Control Agreements

◾   No excise tax gross up provisions in Mr. Meissner’s Employment Agreement

◾   Executive Compensation Recovery Policy

◾   Executive Stock Ownership Policy

◾   Stock Retention Policy for Directors and Executives

◾   Anti-Hedging and/or Pledging of Company Stock Policy

Compensation Committee Commitment

The Compensation Committee remains committed to meeting the objectives that our compensation policies and practices are contemporary, transparent, meet shareholder expectations, and in line with corporate governance best practices. Details on all compensation and governance-related policies are outlined in the section of this proxy statement entitled Corporate Governance.

Our 2025 say-on-pay proposal is included in this proxy statement as Proposal 3: Vote, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

ELEMENTS OF COMPENSATION

Base Salary

Every employee is paid a base salary. The purpose of base salary is to reward employees for the expertise and value they bring to their jobs. Base salary is determined according to our salary policy, which assigns each position a grade and a corresponding salary range. We set salary ranges for every position based upon comparative salary data provided by Willis Towers. The midpoint of the salary range is set at the median level of the broad-based published compensation survey group when compared to similar positions at comparable companies. The minimum parameter in the salary range is determined by multiplying the midpoint by 80%, and the maximum parameter is determined by multiplying the midpoint by 120%. The salary range is then used to manage each employee’s salary, which is based on merit, within the range. For each employee (including Named Executive Officers), base salary is set within the salary range based upon individual performance relative to individual annual goals. The elements of individual performance differ depending on the individual position, but generally include: quality of work; successful completion of established goals; ability to initiate creative solutions; adaptability to change; and impact on our overall performance. The salaries of all employees (including the Named Executive Officers) are reviewed annually, as well as at the time of a promotion or change in responsibilities.

Each position (including all executive officer positions) has a job description that outlines the accountabilities and competencies required. Merit increases are considered at the end of the year based on the evaluation of each person’s performance as related to each accountability listed in the individual job description, as well as the achievement of

Named Executive Officer	Cumulative 2024 Base Salary Increase
Mr. Meissner	5.00%
Mr. Hevert	4.22%
Mr. Hurstak	6.21%
Mr. Eisfeller	5.33%
Mr. LeBlanc	6.42%

individual goals established at the beginning of the year. Executive officers’ merit increases also include evaluation of overall Company performance for the year. Merit increases are generally effective as of January 1 of each year. Merit increases also are one of the methods used to reach one of our competitive compensation guiding principles, which is to ensure that employees are paid at or near the market median of the broad-based published compensation survey group. Merit increases may also be adjusted by the Compensation Committee to reflect the market value of a job when compared to similar positions at other companies within our peer group, as recommended by Willis Towers.

The process followed to determine base salary increases for the Named Executive Officers begins with an annual summary and evaluation of Unitil’s overall performance provided to the Board by the CEO, which generally occurs in mid-January. The Compensation Committee and the Executive Committee meet jointly in executive session to discuss the evaluation of our overall performance, as well as to discuss the CEO’s performance in relation to our performance for the year, considering both the quantitative and qualitative aspects of the performance of both the CEO and our Company as a whole. The Compensation Committee uses the feedback gained in the joint meeting along with the market competitive salary information previously described to determine an appropriate base salary increase for the CEO based on both merit and market conditions. The CEO provides a recommendation to the Compensation Committee for base salary increases for the other Named Executive Officers. The Compensation Committee then reviews and recommends the base salaries of all of the Named Executive Officers to the full Board for discussion and approval. The Committee’s recommendations are based on the performance evaluations and market information for each of the Named Executive Officers. Each Named Executive Officer received the base salary increase percentage from 2023 to 2024 as noted in the table above.

Incentive Compensation

Management Incentive Plan

The Unitil Corporation Management Incentive Plan (the “Management Incentive Plan”) provides annual cash incentive payments based upon the attainment of specified goals selected from the Strategic Plan. The Compensation Committee selects participants in the plan and establishes their individual target awards. All executives (including the Named Executive Officers) are participants in the Management Incentive Plan. The purpose of the Management Incentive Plan, which is consistent with our principal compensation objective, is to provide executives with significant incentives related to performance, thereby providing motivation to maximize efforts on behalf of all of our stakeholders. The Management Incentive Plan is further intended to provide executives with competitive target levels of total compensation when considered with base salaries.

Named Executive Officer	Target Cash Award (% of Base Salary)
Mr. Meissner	65%
Mr. Hevert	50%
Mr. Hurstak	45%
Mr. Eisfeller	35%
Mr. LeBlanc	35%

For the annual incentive awards, annual quantitative performance goals are established by the Compensation Committee. These goals, which relate to key performance metrics selected from the Strategic Plan, are the same for all employees (including executive officers) to ensure that employees are focused on common bottom-line business, customer service, and operational results. These goals are discussed below in the subsection entitled Incentive Compensation Performance Metrics and Goals. Under the Management Incentive Plan, executive officers receive a cash award if the quantitative goals that are set by the Committee are met. Each executive officer’s Management Incentive Plan target award is established as a percentage of base salary based on the market median of the broad-based published compensation survey group for his or her position when compared to other comparable companies, calculated using data provided by Willis Towers. The Committee also used information from the proxy statements of our peer group, at the 25th percentile target, as a secondary source to set the CEO’s and CFO’s Management Incentive Plan target award. The table above shows the Management Incentive Plan target awards for 2024 performance as a percentage of base salary for the Named Executive Officers.

Actual awards may be less than or greater than the target awards depending upon final results achieved. In addition, the Committee has the authority to increase or decrease the annual cash incentive award under the Management Incentive Plan when the final results calculation does not properly balance the interests of employees and shareholders. The Committee also has the sole discretion to pay no award when one would otherwise be paid. The Committee has in the past exercised its discretion to both increase and decrease award payments and chose not to do so in 2021, 2022 or 2023. However, for the award for 2024 results, the

Committee exercised its authority to adjust the cash incentive award to account for the transaction costs associated with our acquisition of Bangor Natural Gas Company. For additional information on the Committee’s decision to adjust the award, please see the section entitled Incentive Compensation Performance Metrics and Goals, below.

Third Amended and Restated 2003 Stock Plan

The Unitil Corporation Third Amended and Restated 2003 Stock Plan (as amended, the “Third Amended Stock Plan”) was initially approved by shareholders at the 2003 annual meeting of shareholders, amended and restated on March 24, 2011, amended and restated, effective April 19, 2012, and again amended and restated, effective May 1, 2024. Participants in the Third Amended Stock Plan currently include Directors, executive officers and other employees selected by the Compensation Committee. Common stock, restricted stock and restricted stock units (“RSUs”) may be issued to participants in the Third Amended Stock Plan. The objectives of the Third Amended Stock Plan are directly tied to the principal compensation objective. The maximum number of shares that may be issued under the Third Amended Stock Plan is 1,027,500, and an aggregate of 333,568 shares remain in reserve for issuance under the Third Amended Stock Plan as of the Record Date.

The Committee believes that equity-based compensation ensures that executive officers have a continuing stake in our long-term success. As described elsewhere in this proxy statement, executive officers are

Stock Plan Objectives

- Optimize profitability and growth through incentives that link the personal interests of participants to those of shareholders through the ownership of Unitil common stock
- Provide participants with an incentive for excellence in individual performance
- Promote teamwork among participants
- Encourage stock ownership in the Company for all employee participants in the Stock Plan subject to both stringent stock ownership requirements as well as a retention requirement which stipulates that all forms of equity received as compensation be held until retirement or other separation from the Company. The Committee believes that the retention requirement provides an additional element of incentive to increase shareholder value over the long term. The details of the stock ownership and retention requirements are discussed in greater detail below. Grants of awards to Named Executive Officers and other senior management participants under the Third Amended Stock Plan are made in accordance with the Company’s Long-Term Equity Incentive Compensation Program, described below.

Long-Term Equity Incentive Compensation Program

The Long-Term Equity Incentive Compensation Program (the “LTIP”) provides grants of restricted stock awards to the Named Executive Officers and other senior management participants (collectively, the “Participants”). Pursuant to the LTIP, in general, we grant to Participants selected by the Compensation Committee, on an annual basis, (i) restricted shares that generally vest over a period of four years at a rate of 25% each year subject to continued employment with us (“Time Restricted Shares”) and (ii) restricted shares that generally vest based on the satisfaction of certain performance metrics (“Performance Restricted Shares”). The number of such awards is not based upon our achievement of key performance metrics under the Management Incentive Plan for the prior calendar year. Instead, the number of each Participant’s Time Restricted Shares and Performance Restricted Shares, in the aggregate (the “Total Number”), is calculated using the formula illustrated in the flow chart to the right.

The Total Number incorporates anticipated income taxes and Medicare taxes, with the Third Amended Stock Plan participants receiving the shares net of such taxes, subject to the vesting schedule. As the shares vest, they become taxable income to the participant, and the anticipated taxes, previously accounted for, are credited back to participants. This procedure reduces both the dilutive effect of the Third Amended Stock Plan by granting fewer shares than would otherwise be granted, and the volatility of our stock in the market by eliminating stock sales that would otherwise be completed to pay personal income

Name	2024 Multiplier
Thomas P. Meissner, Jr. Robert B. Hevert Daniel J. Hurstak Justin Eisfeller Christopher J. LeBlanc	135% 90% 70% 45% 45%

taxes. The Total Number of restricted shares provides a
market competitive award while minimizing both dilution and volatility. The table above summarizes the 2024 multiplier for Mr. Meissner, Mr. Hevert, Mr. Hurstak, Mr. Eisfeller, and Mr. LeBlanc.

Time Restricted Shares

Time Restricted Shares generally vest over a period of four years at a rate of 25% each year. Prior to the end of the vesting period, Time Restricted Shares are subject to forfeiture if the Participant’s employment terminates other than due to death, disability or retirement. During the vesting period, dividends on Time Restricted Shares are paid to the Participants.

Performance Restricted Shares

Performance Restricted Shares generally vest after a performance period of three years based on the attainment of certain performance thresholds of certain defined performance metrics, each as set by the Compensation Committee at the beginning of the performance period. On January 30, 2024, the Compensation Committee selected two performance metrics for the three-year performance period starting January 1, 2024, through December 31, 2026:

◾	three-year average return on common equity (the “ROE Goal”); and

◾	three-year average growth in book value per share (the “Book Value Goal”).

Performance Restricted Shares are generally granted at target at the beginning of the performance period.

Summary of Time Restricted Shares and Performance Restricted Shares

The following table summarizes certain terms of the Time Restricted Shares and the Performance Restricted Shares.

Award Type	Percentage of Award	Vesting Description	Performance Threshold (1)	Amount of Award Vested (2)

Time Restricted Shares	50% of Total Number	Award vests over a four-year period at a rate of 25% per year, generally subject to continued employment.	n/a	100% of Time Restricted Shares will vest over a four-year period at a rate of 25% per year, generally subject to continued employment.

Performance Restricted Shares	50% of Total Number	50% of Performance Restricted Shares will vest if Company achieves its target ROE Goal	minimum	25% vesting of Performance Restricted Shares
			target	50% vesting of Performance Restricted Shares
			maximum	75% vesting of Performance Restricted Shares
		50% of Performance Restricted Shares will vest if Company achieves its target Book Value Goal	minimum	25% vesting of Performance Restricted Shares
			target	50% vesting of Performance Restricted Shares
			maximum	75% vesting of Performance Restricted Shares

NOTES:

(1)

If the level of attainment of the ROE Goal or the Book Value Goal exceeds the minimum but is less than the target, then the number of shares that will vest or be forfeited will be determined on a straight-line basis between the minimum and the target. If the level of achievement of the ROE Goal or the Book Value Goal exceeds the target but is less than the maximum, then the number of shares that will vest or be forfeited will be determined on a straight-line basis between the target and the maximum.

(2)

If the number of Performance Restricted Shares that would vest exceeds 100%, then additional shares (“Additional Shares”) will be issued to each Participant in an amount equal to the vesting percentage in excess of 100% multiplied by the number of each Participant’s Performance Restricted Shares issued at the beginning of the performance period.

Prior to the end of the performance period, the Performance Restricted Shares are subject to forfeiture if the Participant’s employment terminates other than due to death, disability or retirement. In the event of death, disability or retirement, vesting will be pro-rated based on the number of months of service completed during the performance period.

During the performance period, dividends on Performance Restricted Shares are paid to the Participant. Dividends on Additional Shares will be paid only after the Additional Shares are issued.

On January 30, 2024, the Compensation Committee approved the 2024 stock awards for Named Executive Officers as shown in the table to the right.

2024 LONG-TERM INCENTIVE STOCK AWARDS
Name	Performance Restricted Shares	Time Restricted Shares	Total Stock Award
Thomas P. Meissner, Jr.	7,050	7,050	14,100
Robert B. Hevert	3,190	3,190	6,380
Daniel J. Hurstak	2,090	2,090	4,180
Justin Eisfeller	1,000	1,000	2,000
Christopher J. LeBlanc	1,000	1,000	2,000

Stock Ownership & Holding Requirement for Executive Officers

Chairman and CEO Chief Financial Officer All Other Named Executive Officers	4X 3X 2X

The Board believes that executive officers of the Company should own a significant number of shares of our common stock to properly align their interests with those of our shareholders. All Named Executive Officers are required to own shares of Unitil common stock in the equivalent value of a multiple of base salary. All shares of Unitil common stock that are owned directly or beneficially, shares of restricted stock that are awarded, whether vested or unvested, as well as any shares of stock held in the Unitil Stock Fund of the Tax Deferred Savings and Investment Plan will be counted towards the required total. Any newly appointed Named Executive Officer will have four years from the date of appointment to obtain the required shares of stock. As of the date of this proxy statement, all current Named Executive Officers have met the stock ownership requirement, with the exception of Mr. Hurstak. Mr. Hurstak was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in May 2023, and he will have until May 2027 to meet the ownership requirement.

All Named Executive Officers are also required to hold all forms of equity received as compensation until retirement or other separation from the Company. The Board, in its sole discretion, may approve a waiver to this policy as circumstances may warrant. To date, no such waivers have been proposed or approved. Additional information concerning the share ownership of Named Executive Officers can be found in the section of this proxy statement entitled Share Ownership - Beneficial Ownership.

Management Incentive Plan Performance Metrics and Goals

The Management Incentive Plan includes performance metrics and goals that are integral to determine any officer’s compensation awarded. The current performance metrics and goals are also linked to the Strategic Plan.

Selecting the Performance Metrics and Setting the Goals

Performance metrics and goals are recommended by management annually as part of the strategic planning process. In the Strategic Plan, performance metrics and goals are aligned with the strategies defined for the coming year. The Strategic Plan includes suggested targets for each performance metric, which is reviewed and approved by the Board each year. The Compensation Committee then selects the key performance metrics to be applied to the Management Incentive Plan.

When selecting the key performance metrics, the Committee considers a number of factors, including the appropriate mix of financial, operations, and customer-centric metrics, as well as the obligation to meet the various state public utility regulatory requirements to include a certain percentage of operations and customer-focused metrics. The Committee also reviews prior years’ goals and results to ensure stretch goals are set, and may also consider recommendations from Willis Towers when selecting the optimal combination for the coming year. The Committee believes that a prudently set and balanced mix of key performance metrics provides the opportunity, and the incentive, for all employees to contribute to our measurements of success.

The table below shows the short-term performance metrics selected and goals set by the Committee for the 2024 annual cash incentive awards under the Management Incentive Plan, as well as the performance results calculated for 2024.

2024 PERFORMANCE METRICS, GOALS & RESULTS

Metric: 2024	Award Category & Goals	Result	Target Weight	Factor	Weighted Performance Factor

Earnings Per Share	Threshold: $2.81 Target: $2.96 Maximum: $3.11	$2.97 [11] [above target, below maximum]	40%	1.03	41%

Gas Safety	Threshold: 84% Target: 86% Maximum: 88%	90.83% [maximum]	10%	1.50	15%

Electric Reliability	Threshold: 186 minutes Target: 129 minutes Maximum: 90 minutes	85.20 minutes [maximum]	10%	1.50	15%

Customer Satisfaction	Threshold: 79% Target: 84% Maximum: 89%	90.00% [maximum]	10%	1.50	15%

Cost Per Customer	Electric Threshold: $355 Target: $339 Maximum: $324	$344.12 [above target, below threshold]	15%	0.85	13%

	Gas Threshold: $523 Target: $502 Maximum: $481	$508.89 [above target, below threshold]	15%	0.84	13%

TOTAL			100%		112%

The Total Weighted Performance Factor of 112% for 2024 indicates the payout percentage relative to Target used to calculate the actual cash awards for Management Incentive Plan participants using the applicable formula described in the section entitled Incentive Compensation Formulas.

[11]

Actual EPS result was $2.93. The Compensation Committee made a discretionary $0.04 adjustment to account for the financial impact of the transaction costs incurred in 2024 associated with the acquisition of Bangor Natural Gas Company.

2024 Key Performance Metrics and Goals: Defined

Earnings Per Share (“EPS”)

The goals for the EPS metric are set as a target based on the approved current year EPS budget with a plus/minus 5% range to maximum and threshold, respectively, from the target value. The Compensation Committee set the 2024 EPS target equivalent to our budgeted 2024 EPS of $2.96, and agreed that a 5% range from the approved budget to the threshold is a practical goal, and a 5% range from the approved budget to the maximum is a reasonable stretch goal considering, among other things, the continued economic uncertainty in early 2024. The Committee also agreed that the plus/minus 5% range provided good symmetry in the goals for this metric.

Gas Safety

Gas safety is measured as the percentage of the response time to natural gas odor calls answered within a pre-set response time window. In 2024, the response time target is based on a best in class 30-minute response standard based on a three-year historical trend. Similar to electric reliability, described below, the shorter the response time standard, the more rigorous the target. In defining the threshold, the Committee considered the minimum acceptable percentage to be not less than 84% and the maximum percentage to be at least 88% of the natural gas odor calls responded to in person be within 30 minutes. For 2024, we responded to 90.83% of our natural gas odor calls within the 30-minute pre-set response time window.

Electric Reliability

Electric reliability is benchmarked using an industry standard index, SAIDI (System Average Interruption Duration Index). SAIDI represents the total length of time the average customer is without electric service during the year, measured in minutes. For added perspective on this metric, a lower number of minutes (without electric service) equates to a more stringent target. The target for reliability performance is set using the rolling five-year average of the median of peer group reliability based on the national Institute of Electrical and Electronics Engineers (“IEEE”) benchmarking survey.12 In 2024, we achieved exceptional electric service reliability with a SAIDI of 85.20 minutes, marking two consecutive years of top-quartile reliability performance.

Customer Satisfaction

Customer satisfaction is measured using direct customer survey feedback to the question “How satisfied are you with the service, excluding price, you are receiving from Unitil?” as compared to the current national benchmark for residential customer satisfaction as compiled by an independent human behavior and analytics firm. The survey is administered twice each year from a system-generated random selection of customers from our database. The national benchmark in 2024 was 84%, which was set as the target, with maximum and threshold at plus or minus 5%, respectively. In 2024, despite comparatively high energy costs in the New England region, we exceeded the target with 90% in overall customer satisfaction. From a benchmarking perspective, compared to our defined utility peer groups (eastern U.S. and northeast U.S. regions), we ranked first among eight northeast U.S. utilities, and first among 23 eastern U.S. utilities.

[12]	The national IEEE benchmarking survey collects information from participants anonymously, therefore specific peer company information is not available.

Cost Per Customer

Distribution cost per customer is measured against our same-year approved operations and maintenance (“O&M”) cost per customer budget. Results are weighted 50% electric and 50% gas. The minimum and maximum range stretch factors are determined from the previous 10 years’ O&M budget variance standard deviation. Target is determined using a stretch factor of zero. For added perspective on this metric, a lower cost per customer equates to a more stringent target. For 2024, our O&M cost per customer for electric division customers was $344.12, and $508.89 for gas division customers.

Cash Incentive Compensation Formula

Our cash incentive compensation award formula is based on the Weighted Performance Factor, which is the total actual quantitative performance calculation derived by multiplying the “target weight” of each performance metric by the corresponding “factor.” The “factor” is based upon where the actual performance results fall on the continuum of threshold—target—maximum, with “target” assigned a “factor” of 100%, “threshold” assigned a “factor” of 50%, and “maximum” assigned a “factor” of 150%. The total Weighted Performance Factor is the sum of the Weighted Performance Factor of each performance metric. Additional credit, or “weight,” is not provided for performance that achieves values greater than the maximum determined by the Committee, and no credit is given for performance that fails to achieve the threshold determined by the Committee.

The Role of the Compensation Committee

The Compensation Committee Charter provides the Committee with the authority to approve annual cash incentive and long-term compensation plan restricted stock awards in light of the established corporate goals and strategic objectives; to determine whether annual and/or long-term incentive compensation plan awards have been earned; and to apply a qualitative adjustment to increase or decrease the annual cash incentive award under the Management Incentive Plan. The Committee has in the past exercised discretion to both increase and decrease award payments when such calculation did not properly balance the interests of employees and shareholders and chose not to do so in 2021, 2022 or 2023. However, for the award for 2024 results, the Committee exercised its authority to adjust the cash incentive award. For additional information on the Committee’s decision to adjust the cash incentive award, please see the section entitled Incentive Compensation Performance Metrics and Goals, above.

The Committee meets annually in the first fiscal quarter to review the performance metrics and results for the previous year, and to approve the annual cash incentive awards and the annual grant of restricted stock awards under the Third Amended Stock Plan. The Committee approved the annual cash incentive awards under the Management Incentive Plan for 2024 performance on January 28, 2025. The Committee approved the grant of restricted stock awards under the Third Amended Stock Plan on January 30, 2024. For additional information see the section entitled Elements of Compensation – Long-Term Equity Incentive Compensation Program of this proxy statement.

Other Benefits

Unitil Corporation Retirement Plan

The Unitil Corporation Retirement Plan (the “Retirement Plan”) is a traditional Defined Benefit Pension Plan covering certain employees of Unitil and our subsidiary companies that provides retirement income benefits based upon years of service, age at retirement and final five-year average salary. The Retirement Plan is closed to new participants, effective January 1, 2010. Employees hired after January 1, 2010 participate in an enhanced 401(k) plan instead of the Retirement Plan. In addition, at the time of closure of the Retirement Plan, existing employee participants were offered a one-time opportunity to elect to remain an active participant in the Retirement Plan, or to accept a frozen Retirement Plan benefit and move to the enhanced 401(k) Plan.

Supplemental Executive Retirement Plan

SERP Enhanced Retirement Plan Benefits

◾   all cash compensation towards the benefits formula is counted which provides a bypass to the compensation limits imposed by the Internal Revenue Service (the “IRS”)

◾   compensation received from the annual cash incentive awards in the benefits calculation is included

◾   a final three-year average of salary and annual cash incentive compensation is used to determine the benefits from the SERP

The purpose of the Supplemental Executive Retirement Plan (the “SERP”) is to provide enhanced retirement benefits to certain key executives selected by the Board in order to encourage continued service by these executives until retirement. Currently, Mr. Meissner is the only active employee participant in the SERP. The SERP was closed to any new entrants in 2018. See also the Pension Benefits Table in the section entitled Compensation - Compensation of Named Executive Officers for the present value of the accumulated benefit for each Named Executive Officer.

Deferred Compensation Plan

The Unitil Corporation Deferred Compensation Plan (the “DC Plan”) is a non-qualified deferred compensation plan that provides a vehicle for participants to accumulate tax-deferred savings to supplement retirement income. The DC Plan is open to senior management or other highly compensated employees with a salary grade of 23 or higher who do not participate in the SERP. The DC Plan may also be used as a tool for recruitment and retention purposes for newly hired senior executives. The DC Plan design mirrors our Tax Deferred Savings and Investment Plan formula, but provides for contributions on compensation above the IRS limit, which allows participants to defer up to 85% of base salary, and up to 85% of any cash incentive, for retirement. The Board may also elect to make discretionary contributions on behalf of any participant in an amount determined by the Board. Mr. Hevert, Mr. Hurstak, Mr. Eisfeller and Mr. LeBlanc currently participate in the DC Plan.

Change of Control Agreements

We provide certain executives with protection from job loss due to a change of control in the Company in the form of Change of Control Agreements (“CoC Agreements”). This protection is primarily provided so that the executives will make decisions and take actions that are in the best interest of shareholders and not unduly influenced by the fear of job loss.

All existing CoC Agreements are two-year “double trigger” agreements, meaning that two events must occur in order for payments to be made: (i) a change of control must occur; and (ii) an adverse employment action must occur, meaning that we must terminate the executive’s employment other than for cause or disability or the executive must terminate his or her employment for good reason. Double trigger agreements were chosen to protect the shareholders from executives choosing to resign as result of a change of control where there is no adverse employment action. No existing CoC Agreements contain any excise tax or other gross up provision of any kind. We believe that all CoC Agreements comply with the provisions of IRS Code Section 409A. See also the section entitled Compensation—Compensation of Named Executive Officers – Potential Payments Upon Termination or Change of Control for a full description of “change of control” as defined in the CoC Agreements.

Employment Agreement – Thomas P. Meissner, Jr.

We entered into an employment agreement (the “Employment Agreement”) with Mr. Meissner on April 25, 2024, for a term of three years, which is a renewal of his prior employment agreement that expired on April 24, 2024. For a detailed description of the Employment Agreement, see the sections entitled Compensation—Compensation of Named Executive Officers – Employment Agreement of the Chief Executive Officer and Compensation—Compensation of Named Executive Officers – Potential Payments Upon Termination or Change of Control.

Executive Perquisites

We limit the use of perquisites as a method of compensation. In 2024, Mr. Meissner received a monthly automobile allowance, and Mr. LeBlanc was provided with a Company-owned automobile for business and personal use. Please see the All Other Compensation column of the Summary Compensation Table in the section entitled Compensation—Compensation of Named Executive Officers. The perquisite provided to Mr. Meissner is pursuant to his employment agreement, and with the exception of Mr. LeBlanc as described above, no perquisites are provided to any other Named Executive Officer.

INTERNAL REVENUE CODE SECTION 162(M)

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to the CEO, CFO and certain executive officers. However, for prior to the 2018 tax year, this deduction limitation did not apply to compensation that constituted “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations, as then in effect. In 2018, the “qualified performance-based compensation” exception under Section 162(m) of the Code was eliminated, other than with respect to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. For the 2024 tax year, the deduction limitation applied to all Named Executive Officers. The Committee reserves its right to authorize executive compensation that may or may not be subject to the deduction limitations of Section 162(m) of the Code when it believes that such compensation is appropriate and in the best interests of our Company and our shareholders.

OTHER EMPLOYEE BENEFITS

Active Employee Benefits

Our employees are the backbone of our Company, and finding and retaining quality, highly motivated employees is critical to sustaining our exceptional culture as well as to our overall success. Our employees reflect a long-standing dedication to inspired teamwork, constant collaboration, and the insistence on the highest possible standards for ethical business practices. To continue to attract and retain the best people, we provide a comprehensive package of employee benefits to substantially all active employees.

Retired Employee Benefits

We provide company-paid life insurance, as well as company-subsidized medical insurance, to qualifying retirees. For non-union employees hired before December 31, 2009, and retiring on or after January 1, 2010, we subsidize post-retirement medical premiums at the same percentage as active employees.

Active Employee Benefits

◾  Healthcare Insurance Plans

◾  Dental Insurance Plan

◾  Vision Insurance Plan

◾  Group Life and Supplemental Life, and Accident and Supplemental Accident Insurance Plans

◾  Sick Pay and Short-Term Disability Pay

◾  Long-Term Disability Insurance

◾  Defined Benefit Pension Plan

◾  401(k) Retirement Savings Plan

◾  Flexible Spending Accounts: Flexible Spending Account and Healthcare Savings Account

◾  Paid Family Leave

◾  Retirement Planning Services

◾  Wellness Program

◾  Payroll Deduction Stock Purchase Plan

◾  Education Assistance

◾  Employee Assistance Counseling Program

◾  Paid Time Community Service Benefit

For employees hired after December 31, 2009, this subsidy ends when the retiree reaches age 65. Post-retirement benefits for employees represented by unions are administered in accordance with the applicable collective bargaining agreement.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of Unitil with respect to the review and approval of the Compensation Discussion and Analysis, which appears above.

In discharging its oversight responsibility, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting.

Compensation Committee Members

Anne L. Alonzo, Neveen F. Awad, Winfield S. Brown (chair), Jane Lewis-Raymond, and David A. Whiteley

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The table below shows the information specified in paragraph (c)(2) of Item 402 of Regulation S-K concerning the compensation of the CEO, the CFO, and our three other most highly compensated officers for each of fiscal years 2022, 2023, and 2024.

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Comp (3)	Change in Pension Value & Non-Qualified Deferred Comp Earnings (4)	All Other Comp		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Thomas P. Meissner, Jr.	2024	$712,025	—	$690,759	—	$518,354	$492,404	$158,490	(5)	$2,572,032
Chairman of the Board & Chief	2023	$678,119	—	$706,961	—	$515,709	$567,527	$157,574		$2,625,890
Executive Officer	2022	$645,214	—	—	—	$521,564	—	$321,477		$1,488,255
Robert B. Hevert	2024	$469,000	—	$312,556	—	$262,640	$112,494	$162,772	(6)	$1,319,462
President & Chief	2023	$431,510	—	$209,393	—	$252,433	$63,139	$131,941		$1,088,405
Administrative Officer	2022	$375,529	—	—	—	$209,545	—	$116,857		$701,931
Daniel J. Hurstak (7)	2024	$330,746	—	$204,778	—	$166,696	$67,912	$105,746	(8)	$875,878
Senior Vice President, Chief	2023	$294,353	—	$100,550	—	$154,977	$38,297	$73,159		$661,326
Financial Officer & Treasurer	2022	—	—	—	—	—	—	—		—
Justin Eisfeller	2024	$286,451	—	$97,980	—	$112,289	$77,934	$90,191	(9)	$664,845
Vice President & Chief	2023	$271,951	—	$100,550	—	$111,364	$159,277	$67,394		$710,536
Technology Officer	2022	$257,451	—	—	—	$111,734	—	$116,931		$486,116
Christopher J. LeBlanc	2024	$283,325	—	$97,980	—	$113,278	$74,058	$79,654	(10)	$648,295
Senior Vice President, Gas	2023	$266,225	—	$100,550	—	$109,019	$159,305	$74,707		$709,806
Operations	2022	$250,325	—	—	—	$108,641	—	$83,762		$442,728

NOTES:

(1)	Officers also hold various positions with subsidiary companies. Compensation for those positions is included in the above table.

(2)

Values shown in column (e) represent the grant date fair value, calculated in accordance with FASB ASC Topic 718 based on the closing price of Unitil common stock on the date of grant. Awards of restricted stock under the Third Amended Stock Plan were granted on January 24, 2023, at a price of $51.83, and on January 30, 2024, at a price of $48.99. In 2022, we transitioned the equity compensation awards to a combination of time-vested shares and performance-vested shares, so there was no stock award granted for 2022 performance.

(3)

The terms of the Management Incentive Plan provide a cash incentive opportunity if we meet certain pre-established performance targets (see the section entitled Compensation- Compensation Discussion and Analysis). The amounts shown for each Named Executive Officer reflect the cash incentive awarded on January 24, 2023 for 2022 results, January 30, 2024 for 2023 results, and January 28, 2025, for 2024 results. See also the Grants of Plan-Based Awards Table in the section entitled Compensation - Compensation of Named Executive Officers.

(4)

The amounts shown reflect the change in pension value (for Mr. Meissner, Mr. Eisfeller and Mr. LeBlanc) plus the change in the SERP value for Mr. Meissner, plus earnings under the Deferred Compensation Plan for Mr. Hevert, Mr. Hurstak, Mr. Eisfeller, and Mr. LeBlanc in 2023 and 2024. Mr. Hevert and Mr. Hurstak do not participate in the Retirement Plan or the SERP.

(5)

All Other Compensation for Mr. Meissner for the year 2024 includes an annual vehicle allowance, Unitil’s contributions to 401(k) and HSA accounts, non-preferential dividends earned in 2024 on the 14,100 shares of restricted stock awarded in 2024, which is valued at $23,970, and the tax adjustment on the 7,050 Time Restricted Shares that vested for tax purposes in 2024 in accordance with the provisions of the Third Amended Stock Plan, which is valued at $111,170. Under the terms of the Third Amended Stock Plan, all unvested Time Restricted Shares become fully vested upon retirement. According to IRS regulations, shares of certain types of restricted stock become taxable as current income when they become non-forfeitable. Mr. Meissner reached retirement eligibility age in 2017, and under the provisions of the Unitil Corporation Retirement Plan his unvested Time Restricted Shares would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. Meissner’s unvested Time Restricted Shares as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Third Amended Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Information.

(6)

All Other Compensation for Mr. Hevert for the year 2024 includes Unitil’s contribution to his 401(k) account, which is valued at $34,500, the contribution to his DC Plan account, which is valued at $72,143, a medical insurance opt out payment, the non-preferential dividends earned in 2024 on the 6,380 shares of restricted stock awarded in 2024, which is valued at $10,846, the tax adjustment on the 2,540 Time Restricted Shares that vested in 2024 in accordance with the provisions of the Third Amended Stock Plan, which is valued at $42,555.

(7)

Mr. Hurstak became a Named Executive Officer in May 2023, and was not a Named Executive Officer in fiscal year 2022. His compensation information for 2022 is excluded in accordance with Question 119.01 of the SEC’s Division of Corporation Finance’s Compliance and Disclosure Interpretations.

(8)

All Other Compensation for Mr. Hurstak for the year 2024 includes Unitil’s contribution to his 401(k) account, which is valued at $34,500, the contribution to his DC Plan account, which is valued at $48,572, the contribution to his HSA account, non-preferential dividends earned in 2024 on the 4,180 shares of restricted stock awarded in 2024, and the tax adjustment on the 961 Time Restricted Shares that vested in 2024 in accordance with the provisions of the Third Amended Stock Plan, which is valued at $15,068.

(9)

All Other Compensation for Mr. Eisfeller for the year 2024 includes Unitil’s contribution to his 401(k) account, which is valued at $10,350, the contribution to his HSA account, the contribution to his DC Plan account, which is valued at $59,672, non-preferential dividends earned in 2024 on the 2,000 shares of restricted stock awarded in 2024, and the tax adjustment on the 1,000 Time Restricted Shares that vested in 2024 in accordance with the provisions of the Third Amended Stock Plan, which is valued at $15,769. Under the terms of the Third Amended Stock Plan, all unvested Time Restricted Shares become fully vested upon retirement. According to IRS regulations, shares of certain types of restricted stock become taxable as current income when they become non-forfeitable. Mr. Eisfeller reached retirement eligibility age in 2022, and under the provisions of the Unitil Corporation Retirement Plan his Time Restricted Shares would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. Eisfeller’s unvested Time Restricted Shares as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Third Amended Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Plan Information.

(10)

All Other Compensation for Mr. LeBlanc for the year 2024 includes the use of a Company-owned vehicle, Unitil’s contribution to his 401(k) account, which is valued at $10,350, the contribution to his HSA account, the contribution to his DC Plan account, which is valued at $43,779, non-preferential dividends earned in 2024 on the 2,000 shares of restricted stock awarded in 2024, and the tax adjustment on the 1,000 Time Restricted Shares that vested in 2024 in accordance with the provisions of the Third Amended Stock Plan, which is valued at $18,514. Under the terms of the Third Amended Stock Plan, all unvested Time Restricted Shares become fully vested upon retirement. According to IRS regulations, shares of certain types of restricted stock become taxable as current income when they become non-forfeitable. Mr. LeBlanc reached retirement eligibility age in 2021, and under the provisions of the Unitil Corporation Retirement Plan his Time Restricted Shares would vest if he elected retirement. The IRS therefore requires us to treat all of Mr. LeBlanc’s Time Restricted Shares as taxable income. Taxes were paid on this additional taxable income in accordance with the tax adjustment provision of the Third Amended Stock Plan. This tax adjustment is further described in the section entitled Compensation – Compensation of Named Executive Officers – Equity Compensation Information.

Pay Versus Performance

The table below shows the information specified in Item 402(v) of Regulation
S-K
concerning the compensation of the CEO and the average compensation of the other Named Executive Officers of the Company compared to financial performance for each of fiscal years 2020, 2021, 2022, 2023 and 2024.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Company Selected Measure: Earnings Per Share (“EPS”)
					Total Shareholder Return (“TSR”) (4)	Peer Group Total Shareholder Return (4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$2,572,032	$2,398,645	$877,120	$829,811	$102.83	$137.73	$47.1	$2.93	(5)

2023	$2,625,890	$2,342,445	$856,767	$651,099	$ 96.57	$111.59	$45.2	$2.82

2022	$1,488,255	$1,658,803	$531,450	$556,598	$ 91.49	$120.09	$41.4	$2.59

2021	$2,426,750	$2,224,626	$578,575	$565,779	$ 79.47	$118.24	$36.1	$2.35

2020	$3,977,630	$1,416,063	$627,418	$425,236	$ 74.06	$100.48	$32.2	$2.15	(6)

NOTES:

(1)	Mr. Meissner was the CEO for each of 2020, 2021, 2022, 2023, and 2024.

(2)
SEC rules require certain adjustments must be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. Compensation actually paid (“CAP”) does not necessarily represent cash and/or equity value transferred to the applicable Named Executive Officer without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date), as well as an adjustment subtracting the change in pension value as of December 31 and adding the actuarially determined service cost for services rendered by the Named Executive Officer, if applicable, during the covered fiscal year. The table below details these adjustments.

COMPENSATION ACTUALLY PAID
Year	Executive(s)	Summary Compensation Table: Base Salary	Adjusted Equity Awards	Summary Compensation Table: Non-Equity Compensation	Change in Pension Value or Service Cost (7)	Summary Compensation Table: All Other Compensation	Total Compensation Actually Paid

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2024	CEO	$712,025	$759,041	$518,354	$250,735	$158,490	$2,398,645
2024	Non-CEO NEOs	$342,381	$198,973	$163,726	$15,142	$109,591	$829,811
2023	CEO	$678,119	$739,078	$515,709	$251,965	$157,574	$2,342,445
2023	Non-CEO NEOs	$274,566	$119,704	$134,469	$27,046	$95,314	$651,099
2022	CEO	$645,214	$170,548	$521,564	—	$321,477	$1,658,803
2022	Non-CEO NEOs	$300,546	$ 24,995	$142,078	—	$88,979	$556,598
2021	CEO	$620,398	$652,071	$466,162	$342,315	$143,680	$2,224,626
2021	Non-CEO NEOs	$261,300	$ 88,533	$117,920	$26,413	$71,614	$565,779
2020	CEO	$597,740	($51,818)	$314,710	$273,810	$281,621	$1,416,063
2020	Non-CEO NEOs	$209,913	$ 10,915	$61,865	$29,926	$112,617	$425,236

NOTES, continued:

(3)
In 2024, the other Named Executive Officers were Mr. Hevert, Mr. Hurstak, Mr. Eisfeller, and Mr. LeBlanc. In 2023, the other Named Executive Officers were Mr. Hevert, Mr. Hurstak, Mr. Eisfeller, Mr. LeBlanc, and Todd R. Black. Mr. Black retired from the Company on May 1, 2023. In 2022, the other Named Executive Officers were Mr. Hevert, Mr. Black, Mr. Eisfeller and Mr. LeBlanc. In 2021, the other Named Executive Officers were Mr. Hevert, Mr. Black, Mr. Eisfeller, Mr. LeBlanc, and Laurence M. Brock. Mr. Brock retired from the Company in July 2021. In 2020, the other Named Executive Officers were Mr. Hevert, Mr. Black, Mr. LeBlanc, Mr. Brock, and Christine Vaughan. Ms. Vaughan resigned from the Company in March 2020.

(4)	TSR is determined based on the value of an initial fixed investment of $100 at December 31, 2019. The TSR peer group consists of the S&P 500 Utilities Index. Source of data: S&P Dow Jones Indices LLC.

(5)
Actual EPS in 2024 was $2.93. The Compensation Committee made a discretionary $0.04 adjustment to account for the financial impact of the transaction costs incurred in 2024 associated with the acquisition of Bangor Natural Gas Company.

(6)
Actual EPS in 2020 was $2.15. The Compensation Committee made a discretionary $0.09 adjustment for compensation decisions for 2020 to account management’s performance in light of the financial impact of the
COVID-19
pandemic.

(7)	All values shown reflect the pension service cost in the applicable year.
Relationship of Compensation Actually Paid to Performance Measures
The Compensation Committee and the Board believe the table above shows general alignment between compensation actually paid (“CAP”) to Named Executive Officers and our Company’s performance and is consistent with the compensation philosophy as described in the
Compensation Discussion and Analysis
section of this proxy statement. The Committee and the Board believe that TSR is not a meaningful incentive performance measure upon which to base compensation decisions for a small cap regulated transmission and distribution utility company because it is not a measure that is fully controllable and therefore not reflective of management’s efforts with regard to the quality of financial performance. The Committee instead believes EPS is the most meaningful financial performance measure upon which to base compensation decisions, but that EPS also needs to be balanced with a mix of additional financial measures, and operations-related financial and non-financial
measures to reflect the overall performance of our Company.
The Long-Term Equity Compensation Plan (the “LTIP”) was approved by the Compensation Committee and became effective in January 2023. There are two financial measures, weighted equally at 50% each, to apply to Performance Restricted Shares. The Performance Restricted Shares will vest after a performance period of three years, in an amount based on the attainment of certain performance thresholds of certain defined performance metrics, each as set by the Compensation Committee at the beginning of the performance period. Further, the disparity between Summary Compensation Table totals and Compensation Actually Paid to the CEO and non-CEO
NEOs in 2022 is reflective of no award of equity compensation 2022. The Committee elected to treat 2022 as a transition year in anticipation of the LTIP, as noted above, becoming effective on January 1, 2023.
See the section entitled Long-term Incentive Compensation Program of this proxy statement for additional information on the LTIP.
The performance measures identified as the most important for Named Executive Officers’ cash and equity incentive compensation decisions for 2020 through 2024 are shown in the table below.

Most Important Performance Measures
Cash and Equity: 2020-2021

Financial	Earnings Per Share	40%
	O&M Cost Per Customer	30%

Safety & Reliability	Electric System Reliability	10%
	Gas Emergency Response Time	10%
Customer Engagement	Customer Satisfaction	10%
Cash: 2022-2024

Financial	Earnings Per Share	40%
	O&M Cost Per Customer	30%

Safety & Reliability	Electric System Reliability	10%
	Gas Emergency Response Time	10%
Customer Engagement	Customer Satisfaction	10%
Equity: 2023-2024

Financial	Three-Year Average Return on Equity	50%
	Three-Year Average Growth in Book Value Per Share	50%
In 2021, 2022 and 2023, EPS exceeded the target, and CAP was well-aligned with EPS in those years. CAP was also well-aligned with Net Income in all years. In 2024, EPS lagged slightly behind target. However, EPS in 2024 included the costs associated with the acquisition of Bangor Natural
Gas Company, which was not included in the 2024
target when set in early 2024. 2020 was a less
successful year and incentive compensation was
greatly reduced to reflect less than optimal
performance, albeit in an uncertain and unusual first
year of the
COVID-19
pandemic. The Committee
and the Board also acknowledge that 2020 and
2021 were not traditional years, financial or
otherwise, due to the pandemic, and fair
evaluation of performance during this period
was challenging.
2024 Performance Measures
The Compensation Committee believes in a holistic
approach to evaluation of the Named Executive
Officers’ Compensation. The Committee considers a
mix of financial, operations, and customer-centric
metrics, as well as the obligation to meet the various state public utility regulatory requirements to include a certain percentage of operations and customer-focused metrics when setting the short-term performance measures for the year. The Committee continued to limit the long-term performance measures exclusively to financial measures as such measures set appropriate stretch goals in the long-term and are more difficult to achieve. The 2024 cash incentive performance measures and results are described in greater detail in the section entitled
2024 Performance Metrics, Goals and Results
of this proxy statement. The equity performance measures are described in greater detail in the section entitled
Incentive Compensation
-
Long-Term Equity Incentive Compensation Program
of this proxy statement.

Grants of Plan-Based Awards

The table below provides information with respect to the grants of plan-based awards, which includes Management Incentive Plan awards made to the Named Executive Officers for fiscal year 2024.

GRANTS OF PLAN-BASED AWARDS: FISCAL YEAR 2024
			Estimated Future Payouts ($) Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts (# Shares) Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold	Target	Max	Threshold	Target	Max

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas P. Meissner, Jr.	1/28/25	(3)	$231,408	$462,816	$694,224	—	—	—	—	—

	1/30/24	(4)	—	—	—	3,525	7,050	10,575	—	$345,380

	1/30/24	(5)	—	—	—	7,050	7,050	7,050	—	$345,380

Robert B. Hevert	1/28/25	(6)	$117,250	$234,500	$351,750	—	—	—	—	—

	1/30/24	(7)	—	—	—	1,595	3,190	4,785	—	$156,278

	1/30/24	(8)	—	—	—	3,190	3,190	3,190	—	$156,278

Daniel J. Hurstak	1/28/25	(9)	$74,418	$148,836	$223,254	—	—	—	—	—

	1/30/24	(10)	—	—	—	1,045	2,090	3,135	—	$102,389

	1/24/24	(11)	—	—	—	2,090	2,090	2,090	—	$102,389

Justin Eisfeller	1/28/25	(12)	$50,129	$100,258	$150,387	—	—	—	—	—

	1/30/24	(13)	—	—	—	500	1,000	1,500	—	$48,990

	1/30/24	(14)	—	—	—	1,000	1,000	1,000	—	$48,990

Christopher J. LeBlanc	1/28/25	(15)	$49,582	$99,164	$148,746	—	—	—	—	—

	1/30/24	(16)	—	—	—	500	1,000	1,500	—	$48,990

	1/30/24	(17)	—	—	—	1,000	1,000	1,000	—	$48,990

NOTES:

(1)

The “Threshold” reference shown in the table means the minimum cash incentive award if the minimum threshold performance level is met. Failure to meet the minimum threshold for all performance measures would result in no award.

(2)

The “Threshold” reference shown in the table means the minimum stock award if the minimum threshold performance level is met. Failure to meet the minimum threshold for all performance measures would result in no vesting of Performance Restricted Shares. See the section entitled Incentive Compensation – Long-Term Equity Incentive Compensation Program for additional information on the mechanics of the Third Amended Stock Plan.

(3)

The Compensation Committee selected the performance metrics and goals for the 2024 Management Incentive Plan awards on January 30, 2024, and payment was made on January 28, 2025. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2025 based on 2024 performance. Mr. Meissner’s actual cash award was 112% of Target, for a total award of $518,354. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(4)

The estimated future payout information shown for Performance Restricted Shares granted from the Third Amended Stock Plan in 2024 is based on the results of the three-year performance period of 2024 - 2026. Mr. Meissner’s stock award was granted at 100% of Target, for a total award of 7,050 Performance Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(5)

The estimated future payout information is shown for Time Restricted Shares granted from the Third Amended Stock Plan in 2024. Time Restricted Shares will vest 100% over a four-year period at a rate of 25% per year, generally subject to continued employment (with the exception of death, disability or retirement). Mr. Meissner’s stock award was 100% of Target, for a total award of 7,050 Time Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Incentive Compensation - Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(6)

The Compensation Committee selected the performance metrics and goals for the 2024 Management Incentive Plan awards on January 30, 2024, and payment was made on January 28, 2025. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2025 based on 2024 performance. Mr. Hevert’s actual cash award was 112% of Target, for a total award of $262,640. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(7)

The estimated future payout information shown for Performance Restricted Shares granted from the Third Amended Stock Plan in 2024 is based on the results of the three-year performance period of 2024 - 2026. Mr. Hevert’s stock award was granted at 100% of Target, for a total award of 3,190 Performance Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(8)

The estimated future payout information is shown for Time Restricted Shares granted from the Third Amended Stock Plan in 2024. Time Restricted Shares will vest 100% over a four-year period at a rate of 25% per year, generally subject to continued employment (with the exception of death, disability or retirement). Mr. Hevert’s stock award was 100% of Target, for a total award of 3,190 Time Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Incentive Compensation - Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(9)

The Compensation Committee selected the performance metrics and goals for the 2024 Management Incentive Plan awards on January 30, 2024, and payment was made on January 28, 2025. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2025 based on 2024 performance. Mr. Hurstak’s actual cash award was 112% of Target, for a total award of $166,696. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(10)

The estimated future payout information shown for Performance Restricted Shares granted from the Third Amended Stock Plan in 2024 is based on the results of the three-year performance period of 2024 - 2026. Mr. Hurstak’s stock award was granted at 100% of Target, for a total award of 2,090 Performance Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(11)

The estimated future payout information is shown for Time Restricted Shares granted from the Third Amended Stock Plan in 2024. Time Restricted Shares will vest 100% over a four-year period at a rate of 25% per year, generally subject to continued employment (with the exception of death, disability or retirement). Mr. Hurstak’s stock award was 100% of Target, for a total award of 2,090 Time Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Incentive Compensation - Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(12)

The Compensation Committee selected the performance metrics and goals for the 2024 Management Incentive Plan awards on January 30, 2024, and payment was made on January 28, 2025. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2025 based on 2024 performance. Mr. Eisfeller’s actual cash award was 112% of Target, for a total award of $112,289. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(13)

The estimated future payout information shown for Performance Restricted Shares granted from the Third Amended Stock Plan in 2024 is based on the results of the three-year performance period of 2024 - 2026. Mr. Eisfeller’s stock award was granted at 100% of Target, for a total award of 1,000 Performance Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(14)

The estimated future payout information is shown for Time Restricted Shares granted from the Third Amended Stock Plan in 2024. Time Restricted Shares will vest 100% over a four-year period at a rate of 25% per year, generally subject to continued employment (with the exception of death, disability or retirement). Mr. Eisfeller’s stock award was 100% of Target, for a total award of 1,000 Time Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Incentive Compensation - Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(15)

The Compensation Committee selected the performance metrics and goals for the 2024 Management Incentive Plan awards on January 30, 2024, and payment was made on January 28, 2025. The estimated future payout information shown for the Management Incentive Plan is for a payment in 2025 based on 2024 performance. Mr. LeBlanc’s actual cash award was 112% of Target, for a total award of $113,278. See also column (g) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(16)

The estimated future payout information shown for Performance Restricted Shares granted from the Third Amended Stock Plan in 2024 is based on the results of the three-year performance period of 2024 - 2026. Mr. LeBlanc’s stock award was granted at 100% of Target, for a total award of 1,000 Performance Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

(17)

The estimated future payout information is shown for Time Restricted Shares granted from the Third Amended Stock Plan in 2024. Time Restricted Shares will vest 100% over a four-year period at a rate of 25% per year, generally subject to continued employment (with the exception of death, disability or retirement). Mr. LeBlanc’s stock award was 100% of Target, for a total award of 1,000 Time Restricted Shares with a closing market price of $48.99 per share on the date of grant. See also the section entitled Incentive Compensation - Long-Term Equity Incentive Compensation Program of this proxy statement. See also column (e) of the Summary Compensation Table in the section entitled Compensation – Compensation of Named Executive Officers.

NON-EQUITY COMPENSATION INFORMATION

Management Incentive Plan

The Management Incentive Plan, in which all Named Executive Officers participate, was established in December 1998, and specifies that the Compensation Committee shall select participants in the plan and establish their individual target awards. The plan provides cash incentive payments that are tied directly to achievement of our performance metrics and goals. If we achieve the performance metrics and goals selected by the Committee, then cash incentive payments are provided to participants early in the year following such achievement.

On January 30, 2024, the Compensation Committee selected annual performance metrics and goals and target annual cash incentive awards for 2024 under the Management Incentive Plan. Based on 2024 achievement of performance goals, the Committee approved payments of 112% of the target amount for Management Incentive Plan participants on January 28, 2025. For more detailed information with regard to performance metrics and goals, see the section entitled Compensation – Compensation Discussion and Analysis of this proxy statement.

EQUITY COMPENSATION INFORMATION

Third Amended Stock Plan

The Third Amended Stock Plan is an equity-based plan in which selected management employees, including all Named Executive Officers, participate.

All shares of restricted stock, regardless of vesting status, are eligible for quarterly dividend payments, as well as for participation in the Dividend Reinvestment and Stock Purchase Plan, and have full voting rights. In 2024, we paid four quarterly non-preferential dividends of $0.425 per share on all shares of common stock outstanding, which included all shares of unvested restricted stock, as of each respective record date.

The restricted stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated prior to vesting. Unvested restricted stock is subject to forfeiture if the participant’s employment is terminated for any reason other than the participant’s death, disability, retirement, or in connection with a change of control. Under the terms of the Third Amended Stock Plan, all unvested Time Restricted Shares become fully vested upon retirement. According to IRS regulations, Time Restricted Shares become taxable as current income when they become non-forfeitable, which is defined as having reached the age of eligibility for retirement. Participants are required to pay taxes on this additional taxable income when they become eligible for retirement. Upon the occurrence of death, disability, or a change of control of the Company, unless otherwise specifically prohibited under applicable laws, any restrictions and transfer limitations imposed on Time Restricted Shares will immediately lapse. Performance Restricted Shares will vest only at the completion of the Performance Period, with the exception of the occurrence of a change in control with an adverse employment action, at which time the Participant’s Change of Control Agreement will become effective, and all shares of restricted stock will vest. The term “change of control” is defined in the section entitled Compensation – Compensation of Named Executive Officers – Definition of Change of Control, Cause and Good Reason.

Named Executive Officers are required to hold all forms of equity received as compensation until retirement or other separation from the Company as prescribed by the Executive Stock Retention Policy.

Proportional Compensation

The table below shows the comparison of salary and performance-based compensation in proportion to various other elements to illustrate the “at risk” compensation for Named Executive Officers for the year 2024.

PROPORTIONAL COMPENSATION - 2024
				AT RISK COMPENSATION
Name	2024 Salary	Summary Compensation Table (“SCT”) Total Compensation	Salary as a % of SCT Total	Performance-Based Compensation as % of SCT Total (1)	Performance-Based Compensation as % of Annual Compensation (2)

(a)	(b)	(c)	(d)	(e)	(f)

Thomas P. Meissner, Jr.	$712,025	$2,572,032	27.7%	47.0%	62.9%

Robert B. Hevert	$469,000	$1,319,462	35.6%	43.6%	55.1%

Daniel J. Hurstak	$330,746	$875,878	37.8%	42.4%	52.9%

Justin Eisfeller	$286,451	$664,845	43.1%	31.6%	42.3%

Christopher J. LeBlanc	$283,325	$648,295	43.7%	32.6%	42.7%

NOTES:

(1)

Performance-based compensation is defined as the total of the Management Incentive Plan non-equity incentive payment and the value of the grant of Time Restricted Shares and Performance Restricted Shares on the grant date.

(2)	Annual compensation is defined as the total of salary and performance-based compensation.

Option Exercises & Stock Vested

The table below provides information with respect to the shares of stock granted under the Third Amended Stock Plan in previous years that vested during 2024.

OPTION EXERCISES AND STOCK VESTED-2024

Name	Option Awards (1)		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)

Thomas P. Meissner, Jr.	—	—	10,280	$501,332

Robert B. Hevert (3)	—	—	2,540	$131,481

Daniel J. Hurstak (4)	—	—	961	$46,666

Justin Eisfeller	—	—	1,336	$65,134

Christopher J. LeBlanc	—	—	1,336	$65,134

NOTES:

(1)	Unitil has no option plan and no option awards outstanding.

(2)

The values shown in column (e) for Mr. Meissner, Mr. Eisfeller, and Mr. LeBlanc represent the total value of shares of restricted stock that vested in 2024, and includes (i) shares that vested on January 29, 2024, at a closing price of $49.25 pursuant to the terms of the restricted stock awards granted on January 28, 2020, (ii) shares that vested on

January 26, 2024, at a closing price of $49.00 pursuant to the terms of the restricted stock awards granted on January 26, 2021, (iii) shares that vested on January 25, 2024, at a closing price of $48.56 pursuant to the terms of the restricted stock awards granted on January 25, 2022, and (iv) shares that vested on January 24, 2024, at a closing price of $48.06 pursuant to the terms of the restricted stock awards granted on January 24, 2023.

(3)

The value shown in column (e) for Mr. Hevert represents the value of shares of restricted stock that vested in 2024, and includes (i) shares that vested on July 28, 2024, at a closing price of $59.46 pursuant to the terms of the restricted stock award granted on July 28, 2020, which was provided in connection with Mr. Hevert’s offer of employment in July 2020, (ii) shares that vested on January 26, 2024, at a closing price of $49.00 pursuant to the terms of the restricted stock awards granted on January 26, 2021, (iii) shares that vested on January 25, 2024, at a closing price of $48.56 pursuant to the terms of the restricted stock awards granted on January 25, 2022, and (iv) shares that vested on January 24, 2024, at a closing price of $48.06 pursuant to the terms of the restricted stock awards granted on January 24, 2023.

(4)

The value shown in column (e) for Mr. Hurstak represents the value of shares of restricted stock that vested in 2024, and includes (i) shares that vested on January 26, 2024, at a closing price of $49.00 pursuant to the terms of the restricted stock awards granted on January 26, 2021, (iii) shares that vested on January 25, 2024, at a closing price of $48.56 pursuant to the terms of the restricted stock awards granted on January 25, 2022, and (iv) shares that vested on January 24, 2024, at a closing price of $48.06 pursuant to the terms of the restricted stock awards granted on January 24, 2023.

Outstanding Equity Awards at Fiscal Year End

The table below provides information with respect to the outstanding equity awards of the Named Executive Officers as of December 31, 2024, which includes unvested stock awards granted under the Third Amended Stock Plan. Unitil has no option plan and no option awards outstanding.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)

Thomas P. Meissner, Jr.	2,158 (2) 6,925 (3) 11,935 (4) 14,100 (5)	$116,915 $375,266 $646,758 $764,079	— — — —	— — — —

Robert B. Hevert	493 (2) 1,585 (3) 3,535 (4) 6,380 (5)	$26,689 $85,891 $191,562 $345,732	— — —	— — —

Daniel J. Hurstak	275 (2) 885 (3) 1,698 (4) 4,180 (5)	$14,902 $47,958 $91,988 $226,514	— — —	— — —

Justin Eisfeller	275 (2) 885 (3) 1,698 (4) 2,000 (5)	$14,902 $47,958 $91,988 $108,380	— — — —	— — — —

Christopher J. LeBlanc	275 (2) 885 (3) 1,698 (4) 2,000 (5)	$14,902 $47,958 $91,988 $108,380	— — — —	— — — —

NOTES:

(1)	Based on the closing price of Unitil common stock on the last business day of the year (December 31, 2024), which was $54.19.

(2)

Shares of restricted stock were granted on January 26, 2021, for 2020 performance results pursuant to the Third Amended Stock Plan which vested 25% on January 26, 2022, 25% on January 26, 2023, and 25% on January 26, 2024. The unvested shares shown in the table (25% of the total 2021 grant) vested the final 25% on January 27, 2025.

(3)

Shares of restricted stock were granted on January 25, 2022, for 2021 performance results pursuant to the Third Amended Stock Plan, which vested 25% on January 25, 2023, and 25% on January 25, 2024. The unvested shares shown in the table (50% of the total 2022 grant) vested 25% on January 27, 2025; and will further vest 25% on January 25, 2026.

(4)

Shares of restricted stock were granted on January 24, 2023, pursuant to the Third Amended Stock Plan (the “2023 Grant”). The unvested shares shown in the table represent 75% of the total 2023 Grant of 50% Performance Restricted Shares and 50% Time Restricted Shares. On January 24, 2025, 25% of the Time Restricted Shares vested; and will further vest 25% on January 24, 2026, and January 24, 2027, respectively. The Performance Restricted Shares will vest on January 24, 2026, after a performance period of three years, in an amount based on the attainment of certain performance thresholds of certain defined performance metrics, each as set by the Compensation Committee at the beginning of the January 24, 2023 – January 24, 2026 performance period.

(5)

Shares of restricted stock were granted on January 30, 2024, pursuant to the Third Amended Stock Plan (the “2024 Grant”). The unvested shares shown in the table represent 100% of the total 2024 Grant of 50% Performance Restricted Shares and 50% Time Restricted Shares. On January 30, 2025, 25% of the Time Restricted Shares vested; and will further vest 25% on January 24, 2026, January 24, 2027, and January 24, 2028, respectively. The Performance Restricted Shares will vest on January 30, 2027, after a performance period of three years, in an amount based on the attainment of certain performance thresholds of certain defined performance metrics, each as set by the Compensation Committee at the beginning of the January 30, 2024 – January 30, 2027 performance period.

EMPLOYMENT AGREEMENT

Mr. Meissner is currently the only employee with an Employment Agreement, the term of which is April 25, 2024, through April 25, 2027. The Employment Agreement also provides that Mr. Meissner will participate in the Management Incentive Plan, the SERP, other employee benefit plans available to our executives, and our stock plans (which include the Third Amended Stock Plan). The termination provisions of the Employment Agreement are discussed below under the section entitled Compensation – Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit pension plan and related trust agreement that provides retirement annuities for eligible employees. Since the Retirement Plan is a defined benefit plan, we make contributions generally for all participants, and no amounts were contributed or accrued specifically for the benefit of any executive officer under the Retirement Plan. Members of the Board who are not or have not been officers of our Company or any of its subsidiaries are not eligible to participate in the Retirement Plan. Please see the section entitled Compensation – Compensation Discussion and Analysis for information regarding the closure of the Retirement Plan, which became effective on June 1, 2013.

The Retirement Plan provides participants with early retirement benefits upon the attainment of age 55 with at least 15 years of service. The early retirement benefit is an unreduced pension at age 60 with a reduction of 5% per year for each year prior to age 60.

As of December 31, 2024, Mr. Meissner, Mr. Eisfeller and Mr. LeBlanc are the Named Executive Officers eligible for early retirement benefits under the Retirement Plan. A participant is 100% vested for benefits under the Retirement Plan after five years of service. The formula for determining annual benefits under the Retirement Plan’s life annuity option is shown to the above.

Pension Benefits

The table below provides information with respect to the actuarial present value of the accumulated benefit under the Retirement Plan and the SERP for all Named Executive Officers as of December 31, 2024.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)
Thomas P. Meissner, Jr.	Retirement Plan SERP	30 30	$1,525,079 $4,965,099	—
Robert B. Hevert (2)	—	—	—	—
Daniel J. Hurstak (2)	—	—	—	—
Justin Eisfeller	Retirement Plan	23	$846,076	—
Christopher J. LeBlanc	Retirement Plan	24	$923,192	—

NOTES:

(1)

The present value amounts calculated by our actuary are based on assumptions for the growth of Unitil’s 401(k) contribution (applies to the SERP only), participant’s salary, and participant’s age. The Retirement Plan present value of accumulated benefit was calculated using a discount rate of 5.59%. The SERP present value of accumulated benefit was calculated using a discount rate of 5.54%.

(2)

Mr. Hevert and Mr. Hurstak do not participate in the Retirement Plan or the SERP as both plans were closed to new participants when they began their employment with us on July 23, 2020, and March 23, 2020, respectively.

THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

We also maintain a SERP, a non-qualified defined benefit plan. The SERP provides for supplemental retirement benefits to executives selected by the Board. The SERP is closed to new participants.

As of December 31, 2024, Mr. Meissner is the only active employee selected by the Board to receive SERP benefits upon attaining normal retirement eligibility, which occurs when the participant reaches age 65, or early retirement eligibility, which occurs when the participant reaches both age 55 and has completed 15 years of service. For a participant who elects to begin receiving early retirement benefits under the SERP prior to attaining age 60, the benefits are reduced by 0.417 of 1% for each full calendar month that commencement of benefits precedes attainment of age 60. As of December 31, 2024, Mr. Meissner is eligible for early retirement.

If a participant terminates employment for any reason prior to retirement, other than due to death or in connection with a change in control as described below, the participant will not be entitled to any benefits under the SERP. Annual benefits are based on an amount equal to 60% of a participant’s final average earnings, which includes annual salary and annual cash incentives. The annual benefit is offset by (i) the participant’s benefits payable under the Retirement Plan; (ii) other retirement income payable to the participant by us or any previous employer; (iii) income that a participant receives as a primary Social Security benefit, and (iv) the balance of the 401(k) Company match.

If a change in control occurs and a participant’s employment terminates prior to the earlier to occur of the participant being eligible for retirement or early retirement, then the participant will begin to receive benefits on the earlier to occur of the date on which they would have attained normal or early retirement eligibility. In this case, the participant’s benefits would be determined by assuming the participant had remained employed and continued to accrue additional years of service. The term “change in control” as used in the SERP is defined in the section entitled Compensation – Compensation of Named Executive Officers—Definition of Change of Control, Cause and Good Reason.

DEFERRED COMPENSATION PLAN

The Unitil Corporation Deferred Compensation Plan (the “DC Plan”) is an unfunded, non-qualified deferred compensation plan that provides a vehicle for participants to accumulate tax-deferred savings to supplement retirement income. The DC Plan is open to senior management or other highly compensated employees as determined by the Board of Directors, and may also be used for recruitment and retention purposes for newly hired senior executives. The DC Plan design mirrors our Tax Deferred Savings and Investment Plan formula, but provides for contributions on compensation above the IRS limit, and which allows participants to defer up to 85% of base salary, and up to 85% of any cash incentive for retirement. We may also elect to make discretionary contributions on behalf of any participant in an amount determined by the Board. As an unfunded plan, our obligation to make payments under the DC Plan constitutes solely an unsecured (but legally enforceable) promise to make such payments, and no person, including any participant or beneficiary shall have any lien, prior claim or other security interest in any of our property as a result of the DC Plan. Any amounts payable under the DC Plan shall be paid out of our general assets and each participant and/or beneficiary shall be deemed to be no more than one of our general unsecured creditors.

In 2024, Mr. Hevert, Mr. Hurstak, Mr. Eisfeller and Mr. LeBlanc participated in the DC Plan, all of whom were eligible for contributions from us in 2024. We anticipate that additional Named Executive Officers will participate in the DC Plan in the future.

NON-QUALIFIED DEFERRED COMPENSATION: FISCAL YEAR 2024
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE

(a)	(b)	(c)	(d)	(e)	(f)

Robert B. Hevert	$108,215	$72,143	$112,494	—	$766,051

Daniel J. Hurstak	$48,572	$48,572	$67,912	—	$400,169

Justin Eisfeller	$59,672	$39,781	$38,986	—	$363,587

Christopher J. LeBlanc	$43,779	$39,799	$28,770	—	$307,903

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon termination of employment following a change of control of our Company, severance benefits will be paid to the Named Executive Officers. The severance benefits for termination other than a change of control which are payable to Mr. Meissner are addressed in his Employment Agreement, discussed below, and he would receive the benefits provided to him under that agreement. The other Named Executive Officers are not covered under employment agreements and any severance benefits payable to them would be paid in the event of an adverse employment action following a change of control. In addition, the Third Amended Stock Plan provides that unvested Time Restricted Shares will vest upon (i) death, (ii) disability (as defined in the Company’s Long-Term Disability Plan), (iii) retirement or (iv) a change of control of the Company (as defined in the Third Amended Stock Plan). In the event of death, disability, retirement, or a change in control without an adverse employment action, vesting of the Performance Restricted Shares will occur at the conclusion of the respective Performance Period, and will be pro-rated based on the number of months of service completed during the Performance Period. In the event of a change in control with an adverse employment action, all Time Restricted and Performance Restricted Shares will vest. The Third Amended Stock Plan also provides that all unvested awards under the Third Amended Stock Plan are forfeited if the participant’s employment terminates other than by reason of (i) death, (ii) disability (as defined in our Long-Term Disability Plan) or (iii) retirement at or after attaining early retirement eligibility at age 55 or standard retirement at age 65.

Change of Control

We maintain Change of Control Agreements (“CoC Agreements”) with certain key management employees, including all Named Executive Officers, to provide continuity in the management and operation of the Company and its subsidiaries, and so that key management employees will make decisions and take actions that are in the best interest of shareholders and not unduly influenced by the fear of job loss in the event of a change of control. The Board approves all CoC Agreements prior to execution. All existing CoC Agreements are two-year “double trigger” agreements, meaning that two events must occur in order for benefits to be paid: (i) a change of control must occur (upon which the agreement becomes effective); and (ii) an adverse employment action must occur during the term of the agreement, meaning that we must terminate the executive’s employment other than for cause or disability or the executive must terminate his or her employment for good reason. The term of each CoC Agreement begins upon a change of control of the Company. Double trigger CoC Agreements were chosen to discourage executives from choosing to leave the Company as the result of a change of control where there is no adverse employment action. There is no excise tax gross-up provision in any CoC Agreement. The terms “change of control” and “cause” and “good reason” are defined in the section entitled Compensation – Compensation of Named Executive Officers—Definition of Change of Control, Cause and Good Reason.

Estimated Present Value of Benefits

The following tables show the payments and benefits the Named Executive Officers would have received in connection with a variety of employment termination scenarios, as well as upon a change of control, assuming that employment termination or the change of control was effective as of December 31, 2024. The actual amounts that would be paid can only be determined at the time of an actual separation from the Company. All of the payments and benefits described below would be provided by Unitil or our subsidiary companies.

ESTIMATED PRESENT VALUE OF BENEFITS
	Termination			Retirement	Change in Control
	By the Company (not for Death, Disability, or Cause); or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or Without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Thomas P. Meissner, Jr.
Compensation:
Severance	$2,461,323	—	—	—	—	$2,396,480
2024 Cash Incentive Plan Award	—	$518,354	—	$518,354	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$334,798
Additional 401(k) Match	—	—	—	—	—	$19,783
Insurance Continuation (8)	$39,714	—	—	—	—	$57,878
Accelerated Vesting - Restricted Stock (9)	—	$1,533,469	—	$1,533,469	$1,533,469	$1,533,469
Total	$2,501,037	$2,501,037	—	$2,501,037	$1,533,469	$4,342,408

ESTIMATED PRESENT VALUE OF BENEFITS
	Termination			Retirement	Change in Control
	By the Company (not for Death, Disability, or Cause); or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or Without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert B. Hevert
Compensation:
Severance	—	—	—	—	—	$1,419,611
2024 Cash Incentive Plan Award	—	$262,640	—	—	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	—
Additional 401(k) Match	—	—	—	—	—	$65,944
Insurance Continuation (8)	—	—	—	—	—	$4,473
Accelerated Vesting - Restricted Stock (9)	—	$540,437	—	—	$540,437	$540,437
Total	—	$803,077	—	—	$540,437	$2,030,465

Daniel J. Hurstak
Compensation:
Severance	—	—	—	—	—	$984,731
2024 Cash Incentive Plan Award	—	$166,696	—	—	—	—
Benefits:				—
Additional Pension Benefit (7)	—	—	—	—	—	—
Additional 401(k) Match	—	—	—	—	—	$65,944
Insurance Continuation (8)	—	—	—	—	—	$34,935
Accelerated Vesting - Restricted Stock (9)	—	$328,879	—	—	$328,879	$328,879
Total	—	$495,575	—	—	$328,879	$1,414,499

Justin Eisfeller
Compensation:
Severance	—	—	—	—	—	$774,940
2024 Cash Incentive Plan Award	—	$112,289	—	$112,289	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$144,714
Additional 401(k) Match	—	—	—	—	—	$19,783
Insurance Continuation (8)	—	—	—	—	—	$56,822
Accelerated Vesting - Restricted Stock (9)	—	$210,745	—	$210,745	$210,745	$210,745
Total	—	$323,034	—	$323,034	$210,745	$1,207,004

ESTIMATED PRESENT VALUE OF BENEFITS
	Termination			Retirement	Change in Control
	By the Company (not for Death, Disability, or Cause); or Voluntary Termination for Good Reason (no Change of Control) (1)	Due to Death or Disability (with or without a Change of Control) (2)(3)	By the Company for Cause; or Voluntary Termination other than for Good Reason or Retirement (no Change of Control) (4)	With or Without a Change of Control (2)(5)	Without Adverse Employment Action (2)	With Adverse Employment Action (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Christopher J. LeBlanc
Compensation:
Severance	—	—	—	—	—	$795,272
2024 Cash Incentive Plan Award	—	$113,278	—	$113,278	—	—
Benefits:
Additional Pension Benefit (7)	—	—	—	—	—	$158,482
Additional 401(k) Match	—	—	—	—	—	$19,783
Insurance Continuation (8)	—	—	—	—	—	$76,921
Accelerated Vesting - Restricted Stock (9)	—	$210,745	—	$210,745	$210,745	$210,745

Total	—	$324,023	—	$324,023	$210,745	$1,261,203

NOTES:

(1)

Unless otherwise noted, the amounts shown are the estimated present value calculated using a discount rate of 5.59% and a discount factor of 6.50%. The total for this column was calculated by adding (i) the present value of two years’ base salary and two years’ Management Incentive Plan cash award; and (ii) the present value of two years’ medical, dental and life insurance continuation for the individual and his eligible dependents. The form and amount of benefits that would be provided under the Retirement Plan and the SERP are disclosed in the Pension Benefits Table above.

(2)

The totals for these columns include payments of the 2024 Management Incentive Plan awards based on actual 2024 performance for participants whose employment with Unitil is assumed to have terminated due to death (all Named Executive Officers), disability (all Named Executive Officers) or retirement at or after attaining age 55 (Mr. Meissner, Mr. Eisfeller, and Mr. LeBlanc). The totals for these columns also include the value of all unvested Time Restricted Shares held pursuant to the Third Amended Stock Plan, which would accelerate vesting upon the occurrence of the specific event. See footnote 9 for a discussion of how this value was calculated. The form and amount of benefits that would be provided under the Retirement Plan and the SERP are disclosed in the Pension Benefits Table above. The form or amount of any payment or benefit under the Retirement Plan and the SERP would not be enhanced in connection with (i) the individual’s death or disability (without a change of control), or (ii) a change of control (without an adverse employment action).

(3)

In the event of death, the actuarial present value of benefits under the Retirement Plan would be decreased from the amounts shown in the Pension Benefits Table above to $1,010,895 for Mr. Meissner, $671,231 for Mr. Eisfeller, and $721,141 for Mr. LeBlanc. Mr. Hevert and Mr. Hurstak do not participate in the Retirement Plan. In the event of death, the actuarial present value of the benefit under the SERP would be decreased from the amounts shown in the Pension Benefits Table above to $3,288,224 for Mr. Meissner. Mr. Hevert, Mr. Hurstak, Mr. Eisfeller, and Mr. LeBlanc do not participate in the SERP.

(4)

If the individual’s employment is terminated by us for cause or due to a voluntary termination by the individual other than for good reason or retirement (without a Change of Control), the individual would not be entitled to any severance payments or other benefits and any unvested shares of restricted stock would be forfeited.

(5)

In the event of retirement, the actuarial present value of benefits under the Retirement Plan would be increased from the amounts shown in the Pension Benefits Table above to $1,926,493 for Mr. Meissner, $1,285,121 for Mr. Eisfeller, and $1,379,326 for Mr. LeBlanc. The In the event of retirement, the actuarial present value of the benefit under the SERP would be increased from the amount shown in the Pension Benefits Table above to $6,265,004 for Mr. Meissner.

(6)

Unless otherwise noted, the amounts shown are the estimated present value of change of control benefits (with an adverse employment action) were calculated using a discount rate of 5.59% and a discount factor of 6.50%. The totals for column (g), Change of Control (with an adverse employment action) in the tables above were calculated by adding (i) the present value of two years’ base salary and target Management Incentive Plan cash award; (ii) the present value of the benefit, in addition to the amount reflected in the Pension Benefit Table above, the individual would have received under the Retirement Plan and the SERP, based on an additional two years of service credit for eligibility and benefit purposes pursuant to the individual’s Change of Control Agreement; (iii) the present value of contributions that would have been made by Unitil under the 401(k) assuming two additional years of continued employment after the termination date pursuant to the individual’s Change of Control Agreement; (iv) the value of all unvested restricted stock held (see footnote 9 for a discussion of how this value was calculated), which would accelerate upon the occurrence of the specified event; and (v) the present value of two years’ medical, dental and life insurance continuation for the individual and his eligible dependents. The benefits provided under the Change of Control Agreements are payable in the form of a lump sum cash payment made from the general funds of the Company. There is no requirement to establish a special or separate fund or other segregation of assets to assure such payments. Each Change of Control Agreement also provides for continued participation in group medical, dental and life insurance plans for a period of two years, based on the term of the agreement, commencing with the month in which the termination occurs.

(7)

The amount shown is the estimated present value of the additional pension benefit, which includes benefits under the Retirement Plan and benefits under the SERP (for Mr. Meissner) which were calculated using a discount rate of 5.59% and a discount factor of 6.50%.

(8)	The amounts shown are the estimated present value of insurance continuation and were calculated using a discount rate of 5.59% and a discount factor of 6.50%.

(9)

The amounts shown are equal to the total number of Time Restricted shares that would have vested upon the occurrence of the specified event, other than a change in control with an adverse employment action, multiplied by the closing stock price on the last business day of the year (December 31, 2024) of $54.19. The amounts shown for a change in control with an adverse employment action include all unvested Time Restricted Shares and Performance Restricted Shares that would have vested upon the occurrence of this event, multiplied by the closing stock price on the last business day of the year (December 31, 2024) of $54.19.

Definition of Change of Control, Cause & Good Reason

Change of Control

A “change of control” has the same definition in the Change of Control Agreements, the SERP, the DC Plan, and the Third Amended Stock Plan, with the exception of Article (iv) as noted. Should the change of control be approved by shareholders, and if the Board determines the approved transaction will not be completed and is abandoned prior to any termination of the employee’s employment, a change of control shall no longer be in effect and the provisions of any Change of Control Agreement shall continue as if a change of control had not occurred.

Cause

“Cause” is defined in the Change of Control Agreements as the occurrence of any of the events noted below.

Good Reason

“Good reason” is defined in the Change of Control Agreements as noted below. None of the events listed below will constitute “good reason” unless the employee has given written notice to us, specifying the event relied upon for such termination within 90 days after the occurrence of the event and we have not remedied the event within 30 days of receipt of the notice.

Employment Agreement of the Chief Executive Officer

Mr. Meissner’s Employment Agreement provides that (i) it does not affect his rights or obligations under the Change of Control Agreement (“Mr. Meissner’s CoC Agreement”) and (ii) as long as Mr. Meissner’s CoC Agreement is not in effect, it does not affect the Employment Agreement or Mr. Meissner’s rights or obligations under the Employment Agreement.

As discussed in the section entitled Compensation – Compensation of Named Executive Officers—Potential Payments Upon Termination or Change of Control, Mr. Meissner’s CoC provides for severance benefits upon termination of employment following a change in control of the Company. Mr. Meissner’s CoC also provides that, if it becomes effective due to a change in control, it will supersede the Employment Agreement.

Under the terms of the Employment Agreement, we may terminate Mr. Meissner’s employment for any reason. If Mr. Meissner’s employment is terminated by us during the term of the Employment Agreement for any reason other than death, disability or cause, or if Mr. Meissner terminates his employment with good reason, then we shall pay Mr. Meissner (i) all accrued and unpaid salary, bonus and expense reimbursements, (ii) a lump sum cash payment equal to the present value of 24 monthly payments of base salary (as in effect at the time of termination), (iii) a lump sum cash payment equal to the present value of two annual bonus payments (assuming each bonus payment is an amount equal to the average of the annual bonus amounts received by Mr. Meissner in the two calendar years preceding the year of termination), and (iv) a lump sum cash amount equal to the present value of the cost that we would have incurred to provide group medical, dental and life insurance coverage to Mr. Meissner and his eligible dependents for two years. The Employment Agreement contains no tax gross up provisions whatsoever. The estimated amounts of the lump sum payments as of December 31, 2024, are shown in the table to the above.

Definitions Under the Employment Agreement

“Cause” and “good reason” are defined under the Employment Agreement as noted below.

None of the events noted will constitute “good reason” unless the executive gives us notice of his termination for good reason within 90 days of the initial existence of the event and the executive gives us 30 days prior written notice and we fail to cure the event condition within the 30-day period.

If Mr. Meissner terminates his employment for any reason other than “good reason,” or if his employment is terminated due to his death, or if we terminate Mr. Meissner’s employment as a result of disability or cause, we shall have no obligation under the Employment Agreement except for accrued and unpaid salary, bonus and expense reimbursement.

The Employment Agreement also contains provisions that prohibit Mr. Meissner from engaging in any business that is competitive with our business, soliciting any employee to leave the employment of Unitil for employment with a competitive company, or diverting any of our business to a competitive company, in each case for a period of 12 months following termination. Mr. Meissner is also prohibited under the terms of the Employment Agreement from disclosing any confidential information at any time or for any reason, and from disclosing any negative, adverse or derogatory information about us, our management, or about any product or service that we provide, or about our prospects for the future at any time or for any reason, except, in each case, Mr. Meissner may report possible violations of federal law or regulations and make disclosures protected under whistleblower provisions of federal law or regulations.

CAUSE: EMPLOYMENT AGREEMENT

(i)   the failure by the executive to substantially perform his duties under the Employment Agreement other than due to his incapacity or physical or mental illness;

(ii)  the willful violation by the executive of any of his material obligations under the Employment Agreement;

(iii)  the willful engaging by the executive in misconduct which is materially injurious to the business or reputation of the Company or any of its affiliates; or

(iv) the executive’s conviction of a felony.

GOOD REASON: EMPLOYMENT AGREEMENT

(i)   a material diminution in the executive’s authority, duties or responsibilities or the Company requiring the executive to report to a corporate officer or employee rather than reporting directly to the Board;

(ii)  a material change in the geographic location at which the executive must perform services, which the Company has determined to include a change in the executive’s principal place of employment by the Company from the location of the Company’s principal place of business on the date of the Employment Agreement to a location more than 50 miles from such principal place of business;

(iii)  a material diminution in the executive’s base compensation; or

(iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

COMPENSATION OF DIRECTORS

The following table shows the compensation received by the members of the Board in 2024.

DIRECTORS’ COMPENSATION - 2024
Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Anne L. Alonzo (6)	$ 74,917	$94,952	—	—	—	$672	$170,541

Neveen F. Awad (7)	$ 74,917	$94,952	—	—	—	$672	$170,541

Winfield S. Brown (8)	$ 89,500	$94,952	—	—	—	$672	$185,124

Mark H. Collin (9)	$ 83,917	$94,952	—	—	— (10)	$254,508 (11)	$433,377

Suzanne Foster (12)	$ 79,000	$94,952	—	—	—	$672	$174,624

Edward F. Godfrey (13)	$ 79,000	$94,952	—	—	—	$672	$174,624

Michael B. Green (14)	$105,500	$94,952	—	—	—	$672	$201,124

Thomas P. Meissner, Jr. (15)	—	—	—	—	—	—	—

Jane Lewis-Raymond (16)	$ 12,024	$15,854				$119	$27,997

Justine Vogel (17)	$ 89,500	$94,952	—	—	—	$672	$185,124

David A. Whiteley (18)	$ 89,500	$94,952	—	—	—	$672	$185,124

NOTES:

(1)

With the exception of Mr. Meissner, no member of the Board had any unvested stock awards or unexercised option awards outstanding as of December 31, 2024. Mr. Meissner’s unvested stock awards are reflected in the Outstanding Equity Awards at Fiscal Year End Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(2)

Stock awards are the equity-based component of the annual retainer for Board service, and may be paid in the form of common stock or RSUs, as elected by each Director. The amount reflected is the grant date fair value of 1,582 shares of both common stock and RSUs, which is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, by dividing $95,000 by the closing market price of our common stock on October 1, 2024, rounded down to the nearest whole share or RSU, pursuant to the terms and conditions of the Third Amended Stock Plan. RSUs will settle as 70% stock and 30% cash upon retirement or other separation from the Board.

(3)

Members of the Board do not receive option awards, and, with the exception of Mr. Meissner, did not participate in any non-equity incentive compensation plans. Mr. Meissner’s non-equity compensation is reflected in the Summary Compensation Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(4)

With the exception of Mr. Meissner and Mr. Collin, members of the Board are not eligible to participate in the Unitil Corporation Retirement Plan or the Non-Qualified Deferred Compensation Plan. Mr. Meissner’s change in pension value is reflected in the Summary Compensation Table, which is in the section entitled Compensation – Compensation of Named Executive Officers.

(5)

All other compensation includes dividends paid in 2024 on common stock, or dividend equivalents paid in 2024 on RSUs, acquired in connection with the stock-based component of the annual retainer for Board service in 2024.

(6)	Ms. Alonzo’s stock award consists of 1,582 RSUs.

(7)	Ms. Awad’s stock award consists of 1,582 shares of common stock.

(8)	Mr. Brown’s stock award consists of 1,582 shares of common stock.

(9)	Mr. Collin’s stock award consists of 1,582 shares of common stock.

(10)

The change in pension value and the change in SERP value were both negative in 2024, therefore Mr. Collin recognized no gain in this category in 2024. Mr. Collin retired as Senior Vice President of the Company in 2019, but continues to participate in both the Retirement Plan and the SERP as a retired employee.

(11)

All Other Compensation for Mr. Collin includes Retirement Plan and SERP payments in 2024 (see Note 10 above), which are valued at $122,054 and $131,782, respectively, as well as dividends paid in 2024 on the shares of common stock acquired in connection with the stock-based component of the annual retainer for Board service in 2024.

(12)	Ms. Foster’s stock award consists of 1,582 shares of common stock.

(13)	Mr. Godfrey’s stock award consists of 1,582 shares of common stock.

(14)	Mr. Green’s stock award consists of 1,582 RSUs.

(15)

As chairman of the Board and CEO of the Company, Mr. Meissner receives no separate compensation in the form of cash or equity retainer fees for his service on the Board of Unitil or any subsidiary company. Mr. Meissner’s compensation is reflected in the Summary Compensation Table, which is included in the section entitled Compensation – Compensation of Named Executive Officers.

(16)

Ms. Lewis Raymond’s total cash retainer and stock award were prorated at 16.7% for service on the Board from October 30, 2024, through December 31, 2024. Ms. Lewis-Raymond’s stock award consists of 281 shares of common stock.

(17)	Ms. Vogel’s stock award consists of 1,582 shares of common stock.

(18)	Mr. Whiteley’s stock award consists of 1,582 shares of common stock.

Directors’ Pay Mix

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting compensation for Directors, the significant amount of time that Directors dedicate to the fulfillment of their duties, as well as the skill level required of members of the Board, is considered. All matters concerning Directors’ compensation are subject to approval by the full Board upon the recommendation of the Nominating and Governance Committee.

RESTRICTED STOCK UNITS

◾  100% vested when granted

◾  Settled by payment to the Director as soon as practicable following the Director’s separation from service to the Company

◾  Upon settlement, paid as (i) 70% of the shares of the Company’s common stock underlying the RSUs and (ii) cash in an amount equal to the fair market value of 30% of the shares of the Company’s common stock underlying the RSUs

◾  May not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered by a Director prior to settlement

The stock-based portion of the Directors’ annual retainer may be paid in shares of common stock or in RSUs at the Director’s election. The Director shall have no rights as a shareholder with respect to the RSUs or the shares underlying the RSUs, including the right to vote the RSUs or the underlying shares, or to receive dividends. However, the Director may be entitled to receive dividend equivalents, which are converted to additional RSUs at the time of settlement.

Directors’ 2024 Compensation Review

In October 2023, the Nominating and Governance Committee reviewed Directors’ compensation for the 2024 compensation year using compensation information data that, at the Committee’s request, was prepared by management using Main Data Group’s Snapshot Data executive compensation benchmarking software platform. Consistent with the Committee’s established guideline, the 25th percentile of our compensation peer group (the “Peer Group”) was targeted as a benchmark for Directors’ compensation, including the stock-based component. The Committee also considered the median of the Peer Group as a secondary benchmark, primarily as the maximum amount for purposes of comparison. The Committee evaluated the summary research data presented, which showed that the cash portion of the annual retainer for Board service and the annual retainer for committee service (chair and committee member) were aligned with the 25th percentile of the Peer Group, as was the Lead Director annual cash retainer premium. However, the data presented also showed that the stock-based component of the annual retainer (or the “equity retainer”) for Board service was not aligned with either the 25th percentile of the peer group or the median of the peer group. The data also showed that the equity retainer was ranked in the 10th percentile of the Peer Group as a whole. Based on the research data, the Committee determined that a recommendation to increase the annual equity retainer for Board service to $95,000 would be appropriate, effective January 1, 2024. The Board approved the Committee’s recommendation on November 1, 2023. The

Committee also discussed evaluation of the peer group and the methodology for selection of the peer group for Board compensation studies going forward, and directed management to address this issue with Willis Towers prior to the upcoming comprehensive compensation study planned for 2024.

Directors’ 2024 Compensation

In 2024, members of the Board who were not officers of Unitil or any of its subsidiaries were paid an annual cash retainer fee in quarterly installments. In addition, members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee (the “Committees”) received an annual cash retainer fee also paid quarterly. In 2024, the stock-based compensation component was paid in shares of common stock or in RSUs as selected by each member of the Board. The number of shares of common stock and the number of RSUs to be issued to satisfy the equity retainer for each Board member was calculated by dividing $95,000 by the closing market price of our common stock on October 1, 2024, rounded down to the nearest whole share or RSU, pursuant to the terms and conditions of the Third Amended Stock Plan.

Directors who served on the Executive Committee received a meeting fee of $1,500 for each meeting attended. No cash retainer fee was paid to the members of the Executive Committee. Non-employee members of the Pension Committee, which is not a standing committee of the Board, received an annual retainer of $7,000, and the chair of the Pension Committee received an annual retainer of $16,000. Employee members of the Pension Committee are not compensated separately for service on this committee. No annual retainer fee was paid by Bangor, Fitchburg, Granite, Northern, or Unitil Energy, and no separate meeting fees are paid for regularly-scheduled Board meetings or standing committee

2024 Annual Retainer Fees

Cash **$65,000**	**Equity** **$95,000**
Committee Chair **$16,000**	**Committee Member** **$7,000**

meetings, or any meeting of the Bangor, Fitchburg, Granite, Northern, or Unitil Energy boards of directors. Directors are also entitled to receive a meeting fee of $2,000 for each special meeting attended. There were no special meetings of the Board held in 2024. All Directors were reimbursed for expenses incurred in connection with their attendance at Board meetings and meetings of any Committee upon which they served.

Directors’ 2025 Compensation Review

In October 2024, the Nominating and Governance Committee reviewed Directors’ compensation for the 2025 compensation year as presented in the Willis Towers 2024 Compensation Analysis. Consistent with the Committee’s established guideline, the 25th percentile of our compensation peer group (the “Peer Group”) was targeted as a benchmark for Directors’ compensation. The Committee also considered the median of the Peer Group as a secondary benchmark, primarily as the maximum amount for purposes of comparison. The 2024 Compensation Analysis results showed that both the cash portion and the stock-based component of the annual retainer for Board service were not aligned with the 25th percentile of the Peer Group. The combined total of the cash and stock-based retainer was ranked in the 9th percentile of the Peer Group as a whole. The Lead Director annual cash retainer premium and the committee (member and chair) annual cash retainer were aligned with the 25th percentile of the Peer Group. Based on the 2024 Compensation Analysis, the Committee determined that a recommendation to increase the annual cash retainer to $80,000, and the annual stock-based retainer for Board service to $115,000 would be appropriate, effective January 1, 2025. The Board approved the Committee’s recommendation on October 30, 2024. For additional information about the 2024 Compensation Analysis, see the section entitled 2024 Compensation Analysis - Summary of this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

In Proposal 1, we are asking shareholders to elect four Directors in Class I, each to serve a term of three years.

Article III of our Bylaws and Article 7 of our Articles of Incorporation provide for a Board of between nine and fifteen Directors divided into three classes, and the number of Directors shall be determined by the Board. Currently, the size of the Board is 11, and will remain so following the Annual Meeting. Our Bylaws further provide that the terms of the three classes of Directors shall be arranged so that the term of office of only one class expires in each year.

EXPECTATIONS OF DIRECTORS

As representatives of our shareholders, members of the Board of Directors are expected to:

◾	exercise their fiduciary duty to Unitil and our shareholders with proper oversight of the development of policy and strategy, and assessment of operational effectiveness and financial strength;

◾	exhibit the highest standard of care to ensure the long-term health and overall success of Unitil’s business for the protection of both the short and long-term interests of our shareholders;

◾	exhibit superior business judgment and leadership, and effectively exercise the duties of loyalty and care for the benefit of all stakeholders;

◾	demonstrate loyalty to Unitil and avoid any actual or perceived conflict of interest;

◾	promote a high standard of personal integrity and adhere to the letter and spirit of Unitil’s Code of Ethics;

◾

exercise the duty to inform, including any conflict of interest that may arise, change in professional status, change in position on other boards, any possible compromise to independence, or any contemplated related person transaction;

◾	think and act independently, support the deliberative process, and willingly share knowledge and expertise;

◾	challenge management to commit to the highest attainable goals, and hold management accountable to its commitments; and

◾	attend, prepare for, and participate in all Board and applicable Committee meetings.

Voting Recommendation

The Board believes that the Director nominees standing for election possess the desired qualifications, attributes, skills and experiences to effectively perform their critical role as fiduciaries responsible for the protection of both the short and long-term interests of shareholders. Further, the Board has selected each Director nominee because he or she exemplifies the expectations of members of the Board outlined above. The Board recommends that shareholders vote FOR the election of the Director nominees listed in Proposal 1 below.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

Anne L. Alonzo, Katherine Kountze, Jane Lewis-Raymond, and David A. Whiteley are standing for election or re-election to the Board this year upon the recommendation of the members of the Nominating and Governance Committee and the approval of the Board. Except as otherwise noted, each nominee has held his or her present position (or another executive position with the same employer) for more than the past ten years. Each nominee is free of involvement in any Related Person Transaction, and each nominee meets the Board’s independence standard. If elected, each nominee will hold office for a term of three years, and until his or her successor is elected and qualified.

Proxies will be voted for the nominees listed in Proposal 1 above unless instructed otherwise. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable, for any reason, or unwilling, for good cause, to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors provided such reduction does not conflict with our Articles of Incorporation. The nominees have consented to being named in this proxy statement and to serve if elected.

PROPOSAL 1: ELECTION OF FOUR DIRECTORS

In Proposal 1, we are asking shareholders to elect four Directors in Class I each for a term of three years. The Board recommends that shareholders vote FOR the election of the Director nominees listed below.

Anne L. Alonzo

Ms. Alonzo has served as Principal of Alonzo Advisory LLC, focused on sustainability, climate change, regenerative agriculture, and other advisory services since November 2021. Ms. Alonzo formerly served as senior vice president, external affairs and chief sustainability officer of Corteva AgriScience (“Corteva”), a publicly-traded agricultural chemical and seed company from March 2020 until her retirement in August 2021. Prior to joining Corteva, Ms. Alonzo was the president and chief executive officer and a member of the Board Executive Committee of the American Egg Board from January 2016 until April 2020. Prior to 2016, Ms. Alonzo served in various senior leadership positions at the U.S. Department of Agriculture, U.S Environmental Protection Agency, and Kraft Foods, Inc. (now Mondelez International, Inc.). Since December 2021, Ms. Alonzo has served on the Board, and as a member of the Audit and Nominating Governance Committee(s), at PotlatchDeltic Corporation, a leading timberland real estate investment trust (REIT) company. Since July 2022, Ms. Alonzo has served as a Board member of Feeding America, the largest charity in the United States. In 2023, Ms. Alonzo joined the Advisory Board of the John L. Weinberg Center for Corporate Governance (a recognized thought leader in the corporate governance field) at the University of Delaware. Additionally, Ms. Alonzo is certified in Climate Leadership by the Diligent Institute.

Director Since: April 2023

Age: 66

Class: I

Board Committees: Audit, Compensation

Other Public Company Boards: PotlatchDeltic Corporation

Individual Skills and Expertise:

◾  C-Suite

◾  Environment/Sustainability

◾  Governance

◾  Legal & Public Policy (Attorney)

◾  Marketing & Customer Service

Diversity:

Gender: Female

Race/Ethnicity: Hispanic/Latin American

Katherine Kountze

Ms. Kountze has been the chief information officer of Bose Corporation (“Bose”), a consumer retail company that develops sound solutions for entertainment, home audio, aviation and automotive industries, since April 2022. Prior to Bose, Ms. Kountze served as the executive vice president and chief information officer of DentaQuest, a provider of dental and vision benefits administration, from February 2021 until March 2022. Prior to DentaQuest, Ms. Kountze served as the senior vice president and chief information officer at Eversource Energy, a provider of electric and natural gas service to customers in Connecticut, Massachusetts and New Hampshire from 2010 until January 2022. Since 2001, Ms. Kountze served in various senior information and data security positions at The United Illuminating Company, an electric utility company in Connecticut (now a subsidiary of Avangrid, Inc.), and served as vice president and chief information officer from 2007 until 2010. Ms. Kountze currently serves on the board of directors and audit committee of Bombardier Recreation Products, Inc., a global provider of snowmobiles, all-terrain vehicles, motorcycles, and personal watercraft, based in Quebec Canada. Ms. Kountze formerly served on the board of The Children’s Place from 2021 until 2024.

Director Since: 2025

Age: 62

Class: I

Board Committees: —

Other Public Company Boards: Bombardier Recreation Products Inc.

Individual Skills and Expertise:

◾  Accounting

◾  C-Suite

◾  Information Technology/Cybersecurity

◾  Finance

◾  Governance

◾  Risk Oversight

◾  Strategic Planning

◾  Utility Operations/Regulation

Diversity:

Gender: Female

Race/Ethnicity: Black/African American

Jane Lewis-Raymond

Ms. Lewis-Raymond has been the principal of Hilltop Strategies (“Hilltop”) which provides strategic consulting services to senior executives in a wide variety of industries since July 2019. At Hilltop she brings vast experience as a natural gas utility executive, including deep knowledge of corporate governance, community relations, cybersecurity oversight, as well as data privacy, safety, and corporate ESG programs. Prior to Hilltop, Ms. Lewis-Raymond was a partner in the corporate and energy groups at the firm of Parker Poe Adams and Bernstein (“Parker Poe”) from March 2017 until July 2019. Prior to Parker Poe, she served as senior vice president and chief legal, compliance and external relations officer at Piedmont Natural Gas Company, Inc. (“Piedmont”) from 2006 to 2016, which is now a wholly owned subsidiary of Duke Energy. Prior to Piedmont, she held the position of vice president of regulatory affairs at the American Gas Association from 2004 to 2006. Ms. Lewis-Raymond also currently serves on the Board of Southwest Gas Holdings, Inc.

Director Since: October 2024

Age: 58

Class: I

Board Committee: Compensation

Other Public Company Boards:

Southwest Gas Holdings, Inc.

Individual Skills and Expertise:

◾  C-Suite

◾  Environment/Sustainability

◾  Governance

◾  Information Technology/Cybersecurity

◾  Labor/Human Capital Management

◾  Legal & Public Policy (Attorney)

◾  Marketing/Customer Service

◾  Risk Oversight

◾  Strategic Planning

◾  Utility Operations/Regulation

Diversity:

Gender: Female

Race/Ethnicity: White/Caucasian

David A. Whiteley

Mr. Whiteley has been the owner of Whiteley BPS Planning Ventures LLC, St. Louis, Missouri, a private consulting firm specializing in utility planning, operations, and management, since 2009. While operating his private consulting firm he also served as the executive director of the Eastern Interconnection Planning Collaborative from 2011 through 2018. Mr. Whiteley served as an executive vice president of the North American Electric Reliability Corporation from 2007 to 2009. Prior to that, Mr. Whiteley served as senior vice president—Energy Delivery Services for Ameren Corporation, a multi-state electric and gas utility, headquartered in St. Louis, Missouri from 2005 to 2007 and as senior vice president—Energy Delivery, from 2003 to 2005. Mr. Whiteley started his employment at Ameren Corporation’s predecessor, Union Electric Company, in 1978.

Director Since: 2012

Age: 68

Class: I

Board Committees: Compensation, Executive; Nominating and Governance (chair)

Other Public Company Boards: None

Individual Skills and Expertise:

◾  C-Suite

◾  Finance

◾  Strategic Planning

◾  Utility Operations/Regulation

Diversity:

Gender: Male

Race/Ethnicity: White / Caucasian

INFORMATION ABOUT DIRECTORS WITH CONTINUING TERMS OF OFFICE

The Directors listed below were elected by shareholders in either 2023 or 2024 for a term three years, as noted below.

Neveen F. Awad, Ph.D.

Dr. Awad has been a partner and managing director of the Boston Consulting Group (“BCG”), a global management consulting firm, since 2011, and is the leader of the BCG office in Detroit, Michigan. Prior to consulting, Dr. Awad was an assistant professor at the Wayne State University School of Business, a public research university in Detroit, Michigan. She is active in public speaking engagements, including TED Talks, as a strategic technology innovation leader.

Director Since: October 2022

Age: 49

Class: II

End of Current Term: 2026

Board Committees: Compensation, Nominating & Governance

Other Public Company Boards: None

Individual Skills and Expertise:

◾  C-Suite

◾  Governance

◾  Information Technology/Cybersecurity

◾  Investor Relations

◾  Strategic Planning

Diversity:

Gender: Female

Race/Ethnicity: Middle Eastern/North African

Winfield S. Brown

Mr. Brown currently serves as the president of St. Mary’s Health System and senior vice president of Covenant Health, Lewiston, Maine. Mr. Brown previously served as the interim chief executive officer of Mt. Ascutney Hospital and Health Center, a non-profit healthcare organization and member of Dartmouth Health from July 2023 until September 2024. Mr. Brown formerly served as president and CEO of Heywood Healthcare (“Heywood”), Gardner, Massachusetts, a non-profit healthcare organization, from January 2013 until June 2023, and as president and CEO of Heywood Hospital, Gardner, Massachusetts, from 2011 until 2013. Preceding his roles at Heywood, Mr. Brown served as vice president of administration at Lowell General Hospital in Lowell, Massachusetts, vice president of marketing, planning and development at Northern Berkshire Healthcare in North Adams, Massachusetts, and executive director and vice president of St. Mary’s Foundation – St. Mary’s Health System in Lewiston, Maine. Mr. Brown is a Fellow of the American College of Healthcare Executives. Mr. Brown also served as a board member of the Massachusetts Hospital Association until June 2023, the United Way of North Central Massachusetts until October 2023, a board member and chair of the Boys and Girls Club of Fitchburg and Leominster in Massachusetts until September 2023, and as a board member of Fidelity Cooperative Bank until March 2025.

Director Since: January 2020

Age: 58

Class: II

End of Current Term: 2026

Board Committees: Compensation (chair); Executive, Nominating and Governance

Other Public Company Boards: None

Individual Skills and Expertise:

◾  C-Suite

◾  Finance

◾  Labor/Human Capital Management

◾  Marketing/Customer Service

◾  Risk Oversight

◾  Strategic Planning

Diversity:

Gender: Male

Race/Ethnicity: White / Caucasian

Mark H. Collin

Mr. Collin served as senior vice president of the Company from February 2003 until his retirement from the Company on May 1, 2019. Mr. Collin also served as the Company’s chief financial officer and treasurer from 2003 and 1998, respectively, until March 1, 2019, when he formally stepped down from those executive leadership positions as part of the Company’s long-term succession plan, as well as in connection with his planned retirement on May 1, 2019. Mr. Collin joined Unitil in 1988 and served as the Company’s vice president of finance from 1995 until 2003. Prior to joining Unitil in 1988, Mr. Collin was an economist and utility analyst for the New Hampshire Public Utilities Commission. Mr. Collin also currently serves on the Board of Directors of New Hampshire PBS.

Director Since: January 2019

Age: 66

Class: II

End of Current Term: 2026

Board Committee: Audit

Other Public Company Boards: None

Individual Skills and Expertise:

◾  Accounting

◾  C-Suite

◾  Finance

◾  Governance

◾  Investor Relations

◾  Risk Oversight

◾  Strategic Planning

◾  Utility Operations/Regulation

Diversity:

Gender: Male

Race/Ethnicity: White / Caucasian

Suzanne Foster

Ms. Foster has been the chief executive officer and a member of the board of directors of AdaptHealth Corp. (“AdaptHealth”), a national leading provider of patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, Plymouth Meeting, Pennsylvania, since May 2024. Prior to AdaptHealth, Ms. Foster served as president of Beckman Coulter Life Sciences for Danaher Corporation, a global science and technology innovation company, Washington, DC, from April 2022 until May 2024. Ms. Foster also served as president of At Home Solutions for Cardinal Health, Dublin, Ohio, a global, integrated healthcare services and products company, from January 2020 until April 2022, as president of Stanley Healthcare, Waltham, Massachusetts, a healthcare technology operating division of Stanley Black & Decker, from April 2018 until January 2020, and as a general manager of Medtronic Advanced Energy (“Medtronic”), a medical device company, from August 2011 until March 2018. Ms. Foster formerly served as vice president of Global Business Operations at Salient Surgical Technologies, a medical device company later acquired by Medtronic. She was also formerly employed as an attorney at the law firms of Holland & Knight and Wiggin & Nourie, and served as vice president of Legal & Compliance for the Elliot Health System. In 2017, Ms. Foster was appointed to the University System of New Hampshire Board of Trustees by New Hampshire Governor Chris Sununu. She also currently serves as a board member of Perimeter Medical Imaging AI, Inc. a medical technology company based in Toronto, Canada,, since 2018, and on multiple boards of private medical technology companies.

Director Since: January 2019

Age: 55

End of Current Term: 2027

Class: III

Board Committee: Nominating and Governance

Other Public Company Boards:

Perimeter Medical Imaging AI, Inc.; AdaptHealth Corp.

Individual Skills and Expertise:

◾  C-Suite

◾  Governance

◾  Investor Relations

◾  Labor/Human Capital Management

◾  Marketing/Customer Service

◾  Risk Oversight

◾  Strategic Planning

Diversity:

Gender: Female

Race/Ethnicity: White / Caucasian

Michael B. Green

Mr. Green served as the president and chief executive officer of Capital Region Health Care and Concord Hospital, Concord, New Hampshire, from 1992 until his retirement in January 2014. In addition, Mr. Green formerly served as a trustee of New Hampshire Mutual Bancorp including membership on the investment and compensation committees, Concord, New Hampshire; and as vice chairman of Merrimack County Savings Bank, Concord, New Hampshire, including membership on the investment and audit committees until 2022. Mr. Green also formerly served as a director of Concord General Mutual Insurance Company, Concord, New Hampshire until March 2019, as well as a director of the Foundation for Healthy Communities, Concord, New Hampshire.

Director Since: June 2001

Age: 75

Class: II

End of Current Term: 2026

Lead Director

Board Committees: Audit, Executive (chair), Nominating and Governance

Other Public Company Boards: None

Individual Skills and Expertise:

◾  Accounting

◾  C-Suite

◾  Finance

◾  Governance

◾  Labor/Human Capital Management

◾  Risk Oversight

◾  Strategic Planning

Diversity:

Gender: Male

Race/Ethnicity: White / Caucasian

Thomas P. Meissner, Jr.

Mr. Meissner has been chairman of the board and chief executive officer of Unitil since April 2018. He also served as president from April 2018 until May 2023. Previously, Mr. Meissner held the position of senior vice president and chief operating officer of the Company from 2005 until April 2018. Mr. Meissner also served as Unitil’s senior vice president of operations from 2003 through 2005, and as director of engineering from 1998 until 2003. Mr. Meissner began his career with Unitil in 1994. Prior to joining Unitil, he held a number of engineering and operations positions at Public Service Company of New Hampshire, a predecessor company of Eversource Energy, a multi-state gas and electric utility headquartered in Hartford, Connecticut and Boston, Massachusetts. Mr. Meissner also serves as a director of the Edison Electric Institute since 2018 and as a director of the American Gas Association since 2022.

Director Since: 2018

Age: 62

End of Current Term: 2027

Class: III

Board Committee: Executive

Other Public Company Boards: None

Individual Skills and Expertise:

◾  C-Suite

◾  Labor/Human Capital Management

◾  Risk Oversight

◾  Strategic Planning

◾  Utility Operations/Regulation

Diversity:

Gender: Male

Race/Ethnicity: White / Caucasian

Justine Vogel

Ms. Vogel has been the president and chief executive officer of The RiverWoods Group, Exeter, New Hampshire, the parent organization of charitable not-for-profit continuing care retirement communities, since 2011. Prior to The RiverWoods Group, Ms. Vogel was the president and chief executive officer of RiverWoods Exeter from 2007 until 2011, and chief operating officer of RiverWoods Exeter from 2005 until 2007. Ms. Vogel began her professional career in auditing and technical accounting roles, working at Arthur Anderson in New Jersey and Ernst & Young and Chubb Life Insurance in New Hampshire. Ms. Vogel is a certified public accountant in the state of New Jersey. She also currently serves as the vice chair of the Board of Directors and on the Governance Committee for Caring Communities, a reciprocal risk retention group serving senior living providers, and serves as Treasurer of the Board of Directors for LeadingAge, the national association for nonprofit aging service providers. Ms. Vogel also served on the Board of Directors for City Year NH until 2019, and on the Board of Directors of LeadingAge Maine & New Hampshire until 2017.

Director Since: January 2019

Age: 56

Class: III

End of Current Term: 2027

Board Committees: Audit (chair), Executive

Other Public Company Boards: None

Individual Skills and Expertise:

◾  Accounting

◾  C-Suite

◾  Finance

◾  Governance

◾  Strategic Planning

Diversity:

Gender: Female

Race/Ethnicity: White / Caucasian

PROPOSAL 2: RATIFICATION OF SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

In Proposal 2, as a matter of good corporate governance, we are asking shareholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP to serve as Unitil’s independent registered public accounting firm.

Voting Recommendation

The Board and the Audit Committee believe that the retention of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is in the best interests of both our Company and our shareholders. The Board and the Audit Committee recommend that shareholders vote FOR the ratification of the selection and appointment of Deloitte & Touche LLP.

INFORMATION ABOUT THE RATIFICATION OF DELOITTE & TOUCHE LLP

The Audit Committee annually reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), which has served as our independent registered public accounting firm since 2014, as the independent registered public accounting firm to perform annual audit and quarterly review services for fiscal year 2025. Although shareholder approval is not required for the appointment of Deloitte, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request shareholders to ratify the selection of Deloitte. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm if it subsequently determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of Deloitte will be available at the Annual Meeting and will have an opportunity to make a statement, if they wish. They will also be available to respond to questions from shareholders.

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In Proposal 3, we are asking shareholders to cast a non-binding advisory vote to approve the compensation of the Named Executive Officers.

Voting Recommendation

In deciding how to vote on this proposal, the Board and the Compensation Committee encourage shareholders to read the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement. The Board recommends an advisory vote FOR the approval of the compensation of our Named Executive Officers.

INFORMATION ABOUT THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), shareholders are being asked to approve the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement. This proposal, commonly known as a “say-on-pay” vote, gives shareholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers.

As discussed in the section entitled Compensation - Compensation Discussion and Analysis, our executive compensation programs are designed to attract, retain and motivate executives who are critical to our long-term growth and profitability. Under these programs, our executives are incentivized to achieve specific Company performance goals established by the Compensation Committee, without encouraging undue or unreasonable risk-taking. The Compensation Committee reviews the executive compensation programs regularly to ensure executive compensation is aligned with the interests of our shareholders, as well as with current market practices. Please see the Compensation Discussion and Analysis and the Compensation of Named Executive Officers sections for information about executive compensation programs, including information about the fiscal year 2024 compensation of the Named Executive Officers.

The Board recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to Unitil Corporation’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis and the Compensation of Named Executive Officers sections of this proxy statement) is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon our Company, the Compensation Committee, or the Board. Also, the outcome of the vote will not affect any compensation already paid to our Named Executive Officers. However, the Board, as well as the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders, and will consider the outcome of the vote when making future decisions regarding executive compensation.

OTHER MATTERS

The Board and management do not intend to bring before the Annual Meeting any matters other than those described above and know of no other matters that may properly come before the Annual Meeting or other matters incident to the conduct of the meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented in accordance with their judgment on such matter. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the submission of a proxy via the Internet.

Announcement of Voting Results

We will announce the preliminary voting results at the 2025 Annual Meeting, and will report the final results in a Current Report on Form 8-K filed with the SEC on or before May 5, 2025, which will also be available in the Investor Relations section of our website at unitil.com/investors. We have retained Computershare Investor Services as the independent tabulator to receive and tabulate the proxies, and as independent inspector of election to certify the results.

Information Incorporated by Reference

We have made previous filings under the Securities Act and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Compensation Committee Report and the Audit Committee Report shall not be incorporated by reference into any such filings. This proxy statement also includes references to websites, website addresses, and additional materials found on those websites. The content of any websites and materials named, hyperlinked, or otherwise referenced in this proxy statement, are not incorporated by reference into this proxy statement or into any other report or document we file with the SEC, and any references to such website and materials are intended to be inactive textual references only.

SHAREHOLDER PROPOSALS

Any proposal submitted by a shareholder of Unitil for inclusion in the proxy material for our 2026 annual meeting of shareholders must be received by us at our corporate headquarters by November 28, 2025.

Our Bylaws provide that any proposal or Director nomination submitted by a shareholder of our Company for consideration at our 2026 annual meeting of shareholders must be received by us at our corporate headquarters not earlier than December 31, 2025, and not later than January 30, 2026. However, if the date of our 2026 annual meeting of shareholders is not within 30 days of April 30, 2026, then the proposal or Director nomination must be received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of our 2026 annual meeting of shareholders was mailed and (ii) the day on which public disclosure of the date of our 2026 annual meeting of shareholders was made. The proposal or Director nomination also must comply with the other requirements set forth in our Bylaws.

SOLICITATION OF PROXIES

We anticipate first mailing definitive copies of this proxy statement on or about March 28, 2025. We are asking for your proxy and will pay all of the costs associated with asking for shareholders’ proxies for the 2025 Annual Meeting. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of Unitil by personal interview, telephone or otherwise. Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to Beneficial Holders, and we will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with the forwarding of solicitation material.

We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies and will bear all reasonable solicitation fees and expenses associated with such retention at an estimated fee of $16,000 plus reasonable out-of-pocket expenses, of which approximately $14,820 has been incurred as of the date hereof. Alliance Advisors, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

COMPANY DOCUMENTS & INFORMATION

We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, Board Committee Charters or Code of Ethics to any shareholder or other interested party requesting a copy.

The 2024 Form 10-K includes our financial statements for the year ended December 31, 2024. We have furnished the 2024 Form 10-K to all shareholders. The 2024 Form 10-K does not form any part of the material for the solicitation of proxies. We will furnish without charge to any shareholder or other interested party a copy of our 2024 Form 10-K.

All requests for our Company documents should be directed to the Office of the Secretary, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720; or to InvestorRelations@unitil.com; or by calling toll free 800-999-6501.

We invite you to visit our website unitil.com for more information about our Company, our people, technologies, and community involvement, as well as for detailed and historical financial information, and additional information about our governance and leadership.

001CSN5B75

Your vote matters – here’s how to vote! You may vote online instead of mailing this card.
Votes submitted electronically must be received by April 30, 2025, at 1:00A.M. (EDT)
Online Go to www.investorvote.com/UTL or scan the QR code — login details are located in the shaded bar below.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/UTL

2025 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1, and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold
01 - Anne L. Alonzo	☐	☐	02 - Katherine Kountze	☐	☐	03 - Jane Lewis-Raymond	☐	☐

04 - David A. Whiteley	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the selection of independent registered accounting firm, Deloitte & Touche LLP, for fiscal year 2025	☐	☐	☐	3. Advisory vote on the approval of executive compensation	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

043L3B

Unitil Corporation 2025 Annual Meeting of Shareholders

Wednesday, April 30, 2025, 11:30AM (EDT)

Unitil Corporate Headquarters

6 Liberty Lane West

Hampton, New Hampshire 03842

Dear Shareholder:

The Unitil Corporation 2025 Annual Meeting of Shareholders will be held on Wednesday, April 30, 2025, at the Company’s headquarters in Hampton, New Hampshire.

Please review the enclosed proxy statement as it contains important information relating to the management of the Company and the business of the Annual Meeting.

We hope you will participate in the Annual Meeting as your vote is very important. We encourage you to vote to ensure that your voice is represented, and to vote promptly. If you would like additional information or have questions, please contact us at InvestorRelations@unitil.com, or call us at 800-999-6501.

Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.investorvote.com/UTL.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Unitil Corporation

Notice of 2025 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for Annual Meeting — April 30, 2025

Robert B. Hevert, Daniel J. Hurstak and Thomas P. Meissner, Jr., or any of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unitil Corporation to be held on April 30, 2025, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors listed in item 1, and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐